As filed with the Securities and Exchange Commission on July 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calle Azul, 4

28050 Madrid

Spain

+34-91-537-7000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Diego Crasny

Banco Bilbao Vizcaya Argentaria, S.A.

New York Branch

Two Manhattan West

375 Ninth Avenue, 9th Floor

New York, New York 10001

+1-212-728-1660

(Name, Address, and Telephone Number of Agent for Service)

Please send copies of all communications to:

Michael J. Willisch Ester del Valle Izquierdo Davis Polk & Wardwell LLP Paseo de la Castellana, 41 28046 Madrid, Spain +34-91-768-9610	Samir A. Gandhi Alexander E. Csordas Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 +1-212-839-5684

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Banco Bilbao Vizcaya Argentaria, S.A.

Ordinary Shares

American Depositary Shares, each representing one Ordinary Share

Rights to Subscribe for Ordinary Shares

Senior Preferred Debt Securities

Senior Non-Preferred Debt Securities

Subordinated Debt Securities

Contingent Convertible Preferred Securities

Banco Bilbao Vizcaya Argentaria, S.A. (“we” or “BBVA”) may offer from time to time ordinary shares, American Depositary Shares (each representing one ordinary share, commonly referred to as ADSs), rights to subscribe for ordinary shares (including ordinary shares represented by ADSs), senior preferred debt securities, senior non-preferred debt securities, subordinated debt securities or contingent convertible preferred securities in one or more offerings.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer the securities. Such supplements may also add to, update, supplement or change information contained in this prospectus. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

Our ordinary shares are listed on each of the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”). Our ordinary shares are also listed on the London and Mexico stock exchanges. Our ordinary shares represented by ADSs are listed on the New York Stock Exchange. If we decide to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Investing in our securities involves risks. See “Risk Factors” on page 8.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our senior preferred debt securities, senior non-preferred debt securities, subordinated debt securities and contingent convertible preferred securities may be subject to the exercise of the Spanish Bail-in Power (as defined herein) by the Relevant Spanish Resolution Authority (as defined herein) as described herein and in the applicable prospectus supplement for such senior preferred debt securities, senior non-preferred debt securities, subordinated debt securities or contingent convertible preferred securities, as applicable. See “Description of the Notes of BBVA—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power” and “Description of the Contingent Convertible Preferred Securities of BBVA—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.

Our ordinary shares (including those represented by ADSs) may also be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Description of BBVA Ordinary Shares—Exercise of Spanish Bail-in Power and Other Resolution Tools” and “Description of BBVA American Depositary Shares—Exercise of Spanish Bail-in Power and Other Resolution Tools”.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.

The date of this prospectus is July 31, 2025.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor any underwriter has authorized anyone to provide you with different information. Neither we nor any underwriter is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or change information contained in this prospectus, including regarding the terms of the securities offered thereby. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Documents by Reference”.

In this prospectus, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires:

•	“ADRs” refers to American Depositary Receipts representing ADSs.

•	“ADSs” refers to American Depositary Shares, each representing one ordinary share of BBVA.

•

“Amounts Due” means (i) with respect to a series of notes (as defined below), the aggregate outstanding principal amount, together with any accrued but unpaid interest, additional amounts and premium (if any) due on the notes of such series; and (ii) with respect to a series of contingent convertible preferred securities, the outstanding aggregate liquidation preference, together with any accrued but unpaid distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions”), and additional amounts, if any, due on the contingent convertible preferred securities of such series. In each case, references to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by BBVA, any paying agent or the relevant trustee pursuant to the relevant indenture.

•	“BBVA Group” or the “Group” refers to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries.

•	“CNMV” means the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores).

•	“CRD V” means any or any combination of the CRD Directive, the CRR and any CRD Implementing Measures (each as defined below).

•

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, on access to the activity of credit institutions and the prudential supervision of credit institutions, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, replaced or supplemented from time to time.

•

“CRD Implementing Measures” means any regulatory capital rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator (as defined herein), the European Banking Authority or any other relevant authority, which are applicable to BBVA (on a standalone basis) or the BBVA Group (on a consolidated basis), including, without limitation, Law 10/2014 (as defined below) and any other regulation, circular or guidelines implementing or developing Law 10/2014, each as amended, replaced or supplemented from time to time.

•

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on prudential requirements for credit institutions and amending Regulation (EU) No. 648/2012, as amended, replaced or supplemented from time to time.

•	“contingent convertible preferred securities” refers to our contingent convertible preferred securities issued hereunder.

•

“Early Intervention” means, with respect to any person, that any Relevant Spanish Resolution Authority or the European Central Bank shall have announced or determined that such person has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 (as defined below) and in the SRM Regulation (as defined below).

•

“Insolvency Law” means the restated text of the Insolvency Law, as approved by Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

•

“Law 10/2014” means Law 10/2014 of June 26, on the organization, supervision and solvency of credit entities (Ley 10/2014 de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time.

•

“Law 11/2015” means Law 11/2015 of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015 de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

•	“notes” refers to our senior preferred notes, our senior non-preferred notes and our subordinated notes (each as defined below) issued hereunder.

•	“ordinary shares” or “BBVA ordinary shares” refers to our ordinary shares, par value €0.49 per share.

•

“RD 1012/2015” means Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión, y por el que se modifica el Real Decreto 2606/1996, de 20 de diciembre, sobre fondos de garantía de depósitos de entidades de crédito), as amended, replaced or supplemented from time to time.

•

“RD 1065/2007” means Royal Decree 1065/2007 of July 27 (Real Decreto 1065/2007, de 27 de julio, por el que se aprueba el Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos), as amended, replaced or supplemented from time to time.

•

“Relevant Spanish Resolution Authority” means FROB (Autoridad de Resolución Ejecutiva, formerly known as Spanish Fund for Orderly Bank Restructuring or Fondo de Reestructuración Ordenada Bancaria), the European Single Resolution Board, the Bank of Spain, the CNMV or any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

•

“Resolution” means, with respect to any person, that any Relevant Spanish Resolution Authority shall have announced or determined that such person has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015 and the SRM Regulation.

•	“rights” refers to the rights to subscribe for our ordinary shares (including ordinary shares represented by ADSs).

•	“securities” refers to the ordinary shares, the ADSs, the rights, the notes and the contingent convertible preferred securities.

•	“senior non-preferred notes” refers to our senior non-preferred debt securities issued hereunder.

•	“senior preferred notes” refers to our senior preferred debt securities issued hereunder.

•	“Spain” refers to the Kingdom of Spain (Reino de España).

•

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD (as defined herein), including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

•

“Spanish Companies Act” means the consolidated text of the Corporate Enterprises Act (Ley de Sociedades de Capital) approved by Royal Legislative Decree 1/2010, of July 2 (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended, replaced or supplemented from time to time.

•

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time.

•	“subordinated notes” refers to our subordinated debt securities issued hereunder.

•	“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

•	“we”, “us”, “our”, “BBVA” and the “Issuer” refer to Banco Bilbao Vizcaya Argentaria, S.A.

•	“$”, “U.S. dollars” and “dollars” refer to United States dollars.

•	“€” and “euro” refer to euro.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains in electronic form the reports and other information that we have electronically filed with, or furnished to, the SEC. In addition, the securities may specify that certain documents are available for inspection at the office of the trustee, a paying agent or the ADS depositary, as the case may be. The BBVA Group maintains a website at https://shareholdersandinvestors.bbva.com. The information contained on the websites to which this prospectus refers or that can be accessed through the websites to which this prospectus refers neither constitutes part of this prospectus nor is incorporated by reference herein except for the documents which are indicated to be incorporated by reference as provided under the heading “Incorporation of Documents by Reference” below.

INCORPORATION OF DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” the information we file with, or furnish to, the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with, or furnish to, the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede information in this prospectus and information previously incorporated by reference in this prospectus.

We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2024 (the “2024 Form 20-F”) filed with the SEC on February 21, 2025;

•

our report on Form 6-K containing certain information on our financial results as of and for the six months ended June 30, 2025 and certain other updates, furnished to the SEC on July 31, 2025 (Accession No. 0000842180-25-000033) (the “1H25 Form 6-K”); and

•

any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any report on Form 6-K furnished to the SEC to the extent the Form 6-K expressly states that it is being incorporated by reference herein, on or after the date of this prospectus and prior to the termination of the relevant offering under this prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:

Banco Bilbao Vizcaya Argentaria, S.A.

New York Branch

Two Manhattan West

375 Ninth Avenue, 9th Floor

New York, New York 10001

Attention: Investor Relations

+1-212-728-1660

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We also make forward-looking statements in other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “forecast”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective” and “future” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, are not guarantees of future performance and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements or guidance regarding or relating but not limited to the Group’s and BBVA’s future financial position, results of operations, impairment charges, provisions, capital, leverage and other regulatory ratios, capital distributions, management objectives and/or strategic initiatives, commitments and targets (including, without limitation, environmental, social and governance commitments and targets), the Exchange Offer (as defined herein), the outcome of certain legal and regulatory actions and proceedings, and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk, and other statements that are not historical fact. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2024 Form 20-F and “Item 4B. Business Overview”, “Item 4E. Selected Statistical Information”, “Item 5. Operating and Financial Review and Prospects” and “Other Matters” in our 1H25 Form 6-K, and we will identify others in the “Risk Factors” section of the applicable prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus and in the documents incorporated by reference into this prospectus, and you should not consider the factors discussed here or in such other documents (including the sections of the 2024 Form 20-F and 1H25 Form 6-K listed above) to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, among others:

•

the deterioration of economic conditions or the alteration of the institutional environment of the countries in which we operate, especially Spain, Mexico and Turkey, including any adverse developments, or the perception that such developments may occur, regarding credit quality, public debt sustainability, economic or fiscal policy and sovereign ratings, particularly Spain’s, Mexico’s and Turkey’s, among other factors. Financial and macroeconomic volatility may increase as a result of, among other factors, U.S. administration policies, including tariffs and fiscal and regulatory changes. The effects of, and uncertainty arising from, these policies and large fiscal deficits have raised the U.S. risk premium, pushing up long-term sovereign yields and weakening the U.S. dollar, and they may spark further market instability;

•

the effects of geopolitical tensions and economic challenges in recent years including, among other factors, the ongoing conflicts in Ukraine and in the Middle East, long-standing United States–China rivalry trade tensions including recent trade tariffs, the escalation of trade tariffs globally, and changes in policies generally. Furthermore, there is the risk of a sharp global growth slowdown;

•

changes or volatility in interest rates, foreign exchange rates, asset prices, equity markets, commodity prices (including energy prices), inflation or deflation and, in particular, as of the date of this prospectus, the depreciation of the currencies of the non-euro geographical areas in which we operate, high inflation, stagflation due to more intense or prolonged supply crises, high interest rates in most of the geographical areas where we operate (which may impact default rates) and low real interest rates in Turkey (which may affect our margins);

•

adverse developments in emerging economies, in particular Latin America and Turkey, including unfavorable political and economic developments, social instability and changes in governmental policies, including expropriation, nationalization, exchange controls or other limitations on the distribution or repatriation of dividends, international ownership legislation, tax policies, interest rate caps, fee caps and other policies affecting the banking sector, including the “liraization” strategy in Turkey (which seeks to increase the weight of Turkish lira-denominated assets and liabilities of the banking system). Further, emerging economies generally face higher anti-money laundering and environmental, social and governance (“ESG”) risk levels;

•

in Spain, political, regulatory and economic uncertainty may have a negative impact on economic activity, and there is a risk that public policies could be adopted that have an adverse impact on the economy or our business;

•	downgrades in our credit ratings or in sovereign credit ratings, particularly Spain’s, Mexico’s and Turkey’s respective credit ratings;

•

the monetary, interest rate and other policies of central banks, and the trade, economic and other policies of governments, in the EU, Spain, Mexico, Turkey, the United States and elsewhere, including the impact of the still-prevailing high interest rates and the escalation of trade tariffs globally on the Group’s results of operations (including potential mark-to-market losses on securities portfolios, reduced demand for credit, increased funding costs and higher default rates). Moreover, any interest rate reductions may result in higher inflation and adversely affect the Group’s results of operations;

•	adjustments in the real estate markets in the geographical areas in which we operate, in particular in Spain, Mexico and Turkey;

•	the success of our acquisitions and investments, divestitures, mergers, joint ventures and strategic alliances;

•

BBVA’s ability to complete the exchange offer for all of the shares of Banco de Sabadell, S.A. (the “Exchange Offer”) and, if applicable, integrate such entity successfully, and any unanticipated costs, losses or other impacts in connection therewith;

•

the effects of competition in the markets in which we operate and the rise of neobanks (a new generation of financial institutions that operate exclusively online), which may be affected by regulation or deregulation affecting us or our competitors, and our ability to manage information technology obsolescence, implement technological advances on a timely basis or at all and effectively capture the benefits of emerging technologies, including cloud computing, artificial intelligence, big data analysis, crypto currencies, and alternative payment systems;

•

our ability to comply with various legal and regulatory regimes and the impact of applicable laws and regulations on our operations, including capital, resolution, liquidity, provision and consumer protection requirements, and the increasing tax burden;

•	changes in consumer spending and savings habits, including changes in government policies which may influence spending, saving and investment decisions;

•

our ability to continue to access sources of liquidity and funding, including public sources of liquidity such as the funding provided by the European Central Bank (“ECB”) under its programs, and our ability to receive dividends and other funds from our subsidiaries;

•	the effectiveness of our debt recovery policy, including our ability to recover aged non-performing loans;

•	our ability to hedge certain risks economically, including exchange rate risk;

•

our ability to address physical, regulatory, reputational, transition and business risks associated with climate change and emerging and developing ESG standards, including our ability to meet any ESG expectations, targets or obligations and the cost thereof;

•	our ability to make payments on certain substantial unfunded amounts relating to commitments with personnel;

•	the performance of our international operations and our ability to manage such operations;

•	weaknesses or failures in the Group’s internal or outsourced processes, systems (including information technology systems) and security;

•

weaknesses or failures of our anti-money laundering or anti-terrorism programs, or of our internal policies, procedures, systems and other mitigating measures designed to ensure compliance with applicable anti-corruption laws and sanctions regulations;

•	security breaches, including cyber-attacks and identity theft;

•

the outcome of legal and regulatory actions and proceedings, both those to which the Group is currently exposed and any others which may arise in the future, including actions and proceedings related to former subsidiaries of the Group or in respect of which the Group may have indemnification obligations, as well as legal and regulatory actions and proceedings against other financial institutions, especially if such actions or proceedings result in rulings that affect the industry generally or lead to changes in the Group’s practices;

•	actions that are incompatible with our ethics and compliance standards, and our failure to timely detect or remedy any such actions;

•

our success in managing the risks involved in the foregoing, which depends, among other things, on the adequacy of our internal risk models and our ability to anticipate events that are not captured or fully accounted for in the models we use or which otherwise requires us to successfully adjust our risk parameters, risk appetite framework and estimations to account for the foregoing and any changes in market conditions; and

•	force majeure and other events beyond our control.

Readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements made in this prospectus speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date thereof, including, without limitation, changes in our business, strategy, targets or expectations, including as a result of the occurrence of unanticipated events. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus.

RISK FACTORS

Prospective investors should consider carefully the risk factors contained in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including, but not limited to, those risk factors in “Item 3. Key Information—Risk Factors” in our 2024 Form 20-F, when deciding whether to invest in the securities being offered pursuant to this prospectus. Investing in the securities involves risks. Any of the risks described herein, in the applicable prospectus supplement or in any other documents incorporated by reference into this prospectus, including the 2024 Form 20-F and 1H25 Form 6-K, if they actually occur, could materially and adversely affect our business, results of operations, prospects and financial condition and the value of your investments.

There may be additional risks that BBVA currently considers not to be material or of which it is not currently aware, and any of these risks could have the effects set forth above.

Each potential investor of any security offered hereunder must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of such potential investor’s own circumstances. In particular, each potential investor should understand thoroughly the terms of such securities and be familiar with the behavior of any relevant indices and financial markets, including the possibility that any security offered hereunder may become subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

THE BBVA GROUP

The BBVA Group is a customer-centric global financial services group founded in 1857. Internationally diversified and with strengths in the traditional banking businesses of retail banking, asset management and wholesale banking, the Group is committed to offering a compelling digital proposition focused on customer experience. BBVA has a leadership position in the Spanish market, it is the largest financial institution in Mexico in terms of assets, it has leading franchises in South America and it is the majority shareholder in Türkiye Garanti Bankası A.Ş. (“Garanti BBVA”), Turkey’s largest bank in terms of market capitalization. The BBVA Group had consolidated assets of €776,974 million as of June 30, 2025 (€772,402 million as of December 31, 2024) and profit attributable to parent company of €5,447 million for the six months ended June 30, 2025 (€10,054 million for the year ended December 31, 2024).

BBVA’s principal executive offices are located at Calle Azul 4, 28050 Madrid, Spain, and its telephone number at that location is +34-91-537-7000 or +34-91-374-6000.

Additional information about BBVA and its subsidiaries is included in the 2024 Form 20-F and the 1H25 Form 6-K, which are incorporated by reference in this document.

USE OF PROCEEDS

The net proceeds from each issue of securities will be used for the BBVA Group’s general corporate purposes, unless otherwise stated in the applicable prospectus supplement.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP

The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS-IASB) and in accordance with the International Financial Reporting Standards adopted by the European Union (EU-IFRS), required to be applied under the Bank of Spain’s Circular 4/2017, as of June 30, 2025.

As of June 30, 2025
(millions of euros)
Outstanding indebtedness(1)
Short-term indebtedness(2)	13,084
Long-term indebtedness	63,506

Total indebtedness(3)	76,590
Stockholders’ equity
Ordinary shares	2,824
Ordinary shares held by consolidated companies	(95)
Reserves	72,995
Dividends	—
Accumulated other comprehensive income	(18,896)

Total shareholders’ equity	56,828
Preferred shares	—
Non-controlling interest	4,059

Total capitalization and indebtedness	137,477

(1)	No third party has guaranteed any of the debt of the BBVA Group.
(2)	Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of June 30, 2025.
(3)	Approximately 9% of the BBVA Group’s indebtedness was secured as of June 30, 2025.

The following are the principal events affecting the capitalization and indebtedness of the BBVA Group after June 30, 2025:

•	On July 1, 2025, Garanti BBVA issued Tier 2 Subordinated Notes due 2036 in an aggregate principal amount of $500,000,000 under its $6,000,000,000 Global Medium Term Note Program; and

•	On July 15, 2025, BBVA issued Senior Non-Preferred Notes due 2030 in an aggregate principal amount of €1,000,000,000 under its €40,000,000,000 Global Medium Term Note Program.

In addition, the future capitalization and indebtedness of the BBVA Group may be significantly affected if the Exchange Offer is completed. For information on the Exchange Offer, see “Other Matters—Exchange Offer regarding Banco Sabadell” in our 1H25 Form 6-K.

DESCRIPTION OF BBVA ORDINARY SHARES

The following summary of material considerations concerning the share capital of BBVA briefly describes certain material provisions of BBVA’s bylaws (estatutos sociales) and Spanish law relating to the share capital of BBVA. Because it is a summary, it is not meant to be complete, is qualified by reference to the applicable Spanish laws and BBVA’s bylaws and does not contain all the information that may be important to you. Copies of BBVA’s bylaws are included as an exhibit to the registration statement of which this prospectus forms a part. BBVA’s ordinary shares may be offered in an offering solely of BBVA ordinary shares, as part of an offering of rights to subscribe for ordinary shares, in connection with the issuance of contingent convertible preferred securities convertible into ordinary shares or pursuant to any combination of the foregoing.

General

All rights and obligations of BBVA’s shareholders are contained in BBVA’s bylaws and in Spanish law. In addition, pursuant to Royal Decree 84/2015 of February 13, implementing Law 10/2014 (Real Decreto 84/2015, de 13 de febrero, por el que se desarrolla la Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time (“RD 84/2015”), amendments of the bylaws of a bank are subject to notice to or prior authorization of the Bank of Spain. Other requirements to amend BBVA’s bylaws are discussed under “—Attendance and Voting at Shareholders’ Meetings”.

As of the date of this prospectus, BBVA’s paid-in share capital is €2,824,009,877.85, represented by 5,763,285,465 ordinary shares (5,763,285,465 voting rights) with a par value of €0.49 per unit, all of them of the same class and series, fully subscribed and paid-up and represented through the book-entry trading system held by Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (“Iberclear”), which manages the clearance and settlement system of the Spanish Stock Exchanges, and its participating entities.

Non-residents of Spain may hold and vote BBVA ordinary shares subject to the general restrictions set forth below. See “—Exchange Controls and Restrictions on Foreign Investments” and “—Restrictions on Acquisitions of Ordinary Shares”.

Registry and BBVA’s Object and Purpose

BBVA is registered with the Commercial Registry of Bizkaia (Spain). Its registration number at the Commercial Registry of Bizkaia is volume 2,083, Company section folio 1, sheet BI-17-A, 1st entry. Its corporate purpose is to carry out all kinds of activities, operations, acts, contracts and services within the banking business or directly or indirectly related to it, which are permitted or not prohibited by the provisions in force, and supplementary activities. Its corporate purpose also includes the acquisition, possession, use and disposal of securities, public offering of acquisition and sale of securities, as well as all types of holdings in any entity or company. BBVA’s corporate purpose is stated in Article 3 of BBVA’s bylaws.

Attendance and Voting at Shareholders’ Meetings

Each BBVA ordinary share entitles the shareholder to one vote. BBVA ordinary shares that are not paid-up in full are not entitled to vote, or to receive distributions of dividends or preemptive rights. As of the date of this prospectus, all ordinary shares were fully paid-up.

Any BBVA ordinary share may be voted by proxy. Any shareholder who is entitled to attend a general shareholders’ meeting may be represented at such general shareholders’ meeting by another person, who need not necessarily be a shareholder. Proxies are valid for ordinary (also referred to as “annual”) general shareholders’ meetings and extraordinary general shareholders’ meetings and, except with respect to general powers of attorney, must be granted specifically with respect to each general shareholders’ meeting. A single shareholder may not be represented at a general shareholders’ meeting by more than one proxy, except under the circumstances provided in the law for intermediary entities. BBVA’s bylaws do not contain provisions related to cumulative voting.

Shareholders’ Meetings

Pursuant to BBVA’s bylaws and to the Spanish Companies Act, general meetings of shareholders of BBVA may be ordinary or extraordinary.

Pursuant to the Spanish Companies Act, ordinary general shareholders’ meetings shall necessarily be held within the first six months of each fiscal year, at which shareholders are requested to approve the annual accounts of the previous fiscal year, the corporate management for the previous fiscal year and the application of BBVA’s net income or loss. Other matters may also be voted on by shareholders during the ordinary general shareholders’ meetings if such items are included on the agenda or are allowed by law. Any other meetings of shareholders are considered to be extraordinary general shareholders’ meetings. Extraordinary general shareholders’ meetings may be called from time to time by BBVA’s board of directors at its discretion. BBVA’s board of directors will call extraordinary general shareholders’ meetings when (i) it believes such meetings to be necessary or advisable for BBVA’s interests; (ii) required by law or BBVA’s bylaws; or (iii) requested by shareholders representing at least 3% of BBVA’s share capital.

Shareholders representing at least 3% of BBVA’s share capital have the right to request the publication of a supplemental notice including one or more additional agenda items to the ordinary general shareholders’ meeting and to add new resolution proposals to the agenda of any general shareholders’ meeting, within the first five days following the publication of the agenda.

A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, is considered valid even if no notice of such meeting was given, and, with unanimous agreement, shareholders may consider any matter at such a meeting.

Convening Notice

According to BBVA’s bylaws and the Spanish Companies Act, notices of all general shareholders’ meetings must be published (i) in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) or in a widely circulated newspaper in Spain; (ii) on BBVA’s webpage; and (iii) on the webpage of the CNMV, at least one month prior to the date of the meeting or with the minimum prior notice period required by the Spanish Companies Act from time to time.

The notice must indicate the date, time and place of the meeting on the first convening and all the matters to be considered at the meeting, along with other information required by the Spanish Companies Act. The notice may also include the date on which the meeting should be held on the second convening. At least 24 hours must elapse between the meeting on the first convening and the meeting on the second convening.

Place of Meeting

General shareholders’ meetings must be held in Bilbao, Spain, where BBVA has its registered office, on the date indicated in the convening notice, save for fully remote general shareholders’ meetings through electronic means. A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, may take place anywhere in the world.

Right of Attendance

The owners of 500 or more ordinary shares which are duly registered in the book-entry record for ordinary shares at least five days prior to the date of the general shareholders’ meeting and who continue to hold such shares until the date of the meeting are entitled to attend. The holders of fewer than 500 ordinary shares may aggregate their shares by proxy to represent at least 500 BBVA ordinary shares and appoint a representative for the meeting.

Quorums

Under BBVA’s bylaws and the Spanish Companies Act, except as set forth below, general shareholders’ meetings will be duly constituted on the first convening if BBVA shareholders holding at least 25% of the voting share capital are present or represented by proxy. On the second convening of a general shareholders’ meeting, there is no quorum requirement.

Notwithstanding the above, according to the Spanish Companies Act certain special events require a quorum of shareholders, present or represented by proxy, holding at least 50% of the voting share capital on first convening of the general shareholders’ meeting and no less than 25% of the voting share capital on the second convening of the general shareholders’ meeting. Those special events include the adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds (not applicable to BBVA except with respect to convertible bonds); (iv) limitation or suppression of the preemptive rights to subscribe for new shares; and (v) transformations, mergers, spin-offs and assignments of assets and liabilities.

Additionally, BBVA’s bylaws also require the presence, in person or represented by proxy, of two-thirds of the voting share capital on first convening or 60% of the voting share capital on the second convening, at general shareholders’ meetings in order to adopt resolutions that concern: (i) the change of the corporate purpose; (ii) the transformation of BBVA’s legal status; (iii) a full spin-off; (iv) the dissolution of BBVA; or (v) the amendment of the second paragraph of Article 25 of BBVA’s bylaws, which establishes this stricter quorum requirement.

Under Spanish law, the rights of shareholders may only be changed by an amendment to the bylaws that complies with the requirements described herein and under “—Attendance and Voting at Shareholders’ Meetings”.

Adoption of Resolutions and Majorities

Subject to the higher vote requirements described in the following paragraphs, the adoption of resolutions requires a simple majority vote at the general shareholders’ meeting, meaning that a resolution is adopted when the favorable votes exceed the votes against the adoption of the resolution.

The adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds (not applicable to BBVA except with respect to convertible bonds); (iv) limitation or suppression of the preemptive rights to subscribe for new shares; and (v) transformations, mergers, spin-offs and assignments of assets and liabilities, shall require the favorable vote of (a) a majority of the share capital present or represented at the meeting if such share capital present or represented exceeds 50% of the total share capital; or (b) if the share capital present or represented by proxy on the second convening constitutes less than 50% but more than 25% of the total share capital, the approval of two-thirds of the share capital present or represented by proxy at such meeting. In addition, the adoption of resolutions that require special quorums according to BBVA’s bylaws require a favorable vote of a majority of the share capital present or represented.

Validly adopted resolutions are binding on all the shareholders, including those who were absent, dissented or abstained from voting.

Any resolution adopted at the general shareholders’ meeting that is contrary to Spanish law, to BBVA’s bylaws or to the general shareholders’ meeting’s regulations, or that are deemed detrimental to BBVA’s interests to the benefit of one or more shareholders or third parties can be contested. Any director, any third party who proves a legitimate interest, and any shareholder who acquired such status before the resolution was adopted, as long as they represent at least 0.1% of the share capital of BBVA, may contest corporate resolutions. If the resolution is contrary to public order, it can be contested by any director, third party or any shareholder, even if he or she acquired such status after the resolution was adopted.

Appointment of Directors

Pursuant to BBVA’s bylaws, BBVA’s board of directors includes a minimum of five and a maximum of 15 directors who are elected by the general shareholders’ meeting (other than as described in the following paragraph regarding co-opted directors). Directors are appointed for a term of three years and may be re-elected one or more times for successive terms not exceeding three years.

Under the Spanish Companies Act, in the event of a vacancy on BBVA’s board of directors, a shareholder or group of shareholders that owns an aggregate number of ordinary shares equal to or greater than the result of dividing the total capital stock by the number of directors on BBVA’s board of directors, has the right to appoint a corresponding proportion of the directors (rounded down to the nearest whole number) to the board of directors. Shareholders who exercise the right to appoint directors in accordance with the above may not vote on the appointment of other directors to BBVA’s board of directors. Under the Spanish Companies Act, BBVA’s board of directors may also designate directors by interim appointment to fill vacancies (co-option). If a director has been co-opted, such director will have a term of office ending on the first general shareholders’ meeting held following such co-option. The general shareholders’ meeting may then ratify such director’s appointment for the term of office remaining of the director whose vacancy has been covered through co-option, or appoint such director for the term of office established under BBVA’s bylaws (currently, three years).

Under Spanish law, any new directors shall comply with the suitability criteria set forth in, among other applicable legislation, Law 10/2014, RD 84/2015 and Bank of Spain Circular 2/2016, of February 2 (Circular 2/2016, de 2 de febrero, del Banco de España, a las entidades de crédito, sobre supervisión y solvencia).

Preemptive Rights

Pursuant to the Spanish Companies Act, shareholders have preemptive rights to subscribe for (i) new BBVA ordinary shares issued in the context of a capital increase involving cash contributions; and (ii) securities which are convertible into BBVA ordinary shares.

These preemptive rights may be completely or partially excluded in certain circumstances in accordance with the Spanish Companies Act, following a resolution passed at the general shareholders’ meeting (which may, for example, authorize the board of directors to exclude preemptive rights). BBVA reserves the right to propose to the general shareholders’ meeting that such preemptive rights be completely or partially excluded in any future issuance of new BBVA ordinary shares or securities which are convertible into BBVA ordinary shares.

Dividends and Distributions

Shareholders have the right to participate in the distribution of corporate earnings. Pursuant to BBVA’s bylaws, dividends may be paid in cash or in kind.

Once the requirements under Spanish law and BBVA’s bylaws are satisfied, dividends may be distributed and charged to the year’s profit or unrestricted reserves, provided that the value of BBVA’s total net assets is not, or as a result of such dividend would not be, less than BBVA’s share capital. In addition, BBVA must take into account any applicable capital adequacy requirements and any recommendations on payment of dividends, and any other required authorization or restriction that may be applicable. Capital adequacy requirements are applied on both a consolidated and individual basis. See “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Capital Requirements, MREL and Resolution” and “Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources—Capital” of the 2024 Form 20-F.

On November 18, 2021, BBVA communicated that its board of directors agreed to establish a shareholder remuneration policy consisting of an annual distribution of between 40% and 50% of BBVA’s consolidated ordinary profit for the year. This policy will be implemented through the distribution of an interim dividend for the year and a final dividend, with the possibility of combining cash distributions with share buy-backs, all subject to the relevant authorizations and approvals applicable at any given time. For additional information, see “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Dividends” and “Item 8. Financial Information—Consolidated Statements and Other Financial Information—Dividends” of the 2024 Form 20-F.

“Final” dividends for a year are proposed by the board of directors to be approved by the annual general shareholders’ meeting following the end of the year to which they relate. Additionally, BBVA’s board of directors may approve the payment of “interim” dividends on the basis of the interim profit obtained in the financial year in progress, following the fulfillment of certain requirements under Spanish law, which payment is endorsed by the annual general shareholders’ meeting. Interim and final dividends are payable to shareholders of record on the record date for the dividend payment. Any unclaimed cash dividends revert to BBVA five years after declaration.

In addition, upon a liquidation, BBVA’s shareholders have the right to participate in the distribution of any net assets.

Form and Transfer

BBVA ordinary shares are registered in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally (solidariamente) liable for all obligations arising from their status as shareholders.

Iberclear maintains the central registry of ordinary shares which reflects (i) one or several proprietary accounts which show the balances of the participating entities’ (entidades participantes) proprietary accounts; (ii) one or several general third-party accounts that show the overall balances that the participating entities hold for third parties; and (iii) individual accounts opened in the name of the owner, either an individual or legal person. Each participating entity, in turn, maintains the detailed records of the owners of the ordinary shares held in their general third-party accounts.

Transfers of BBVA ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer, through or with the participation of a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of BBVA ordinary shares may also be subject to certain fees and expenses.

Reporting Requirements

As BBVA ordinary shares are listed on the Spanish Stock Exchanges, the acquisition or disposition of BBVA ordinary shares by BBVA shareholders must be reported to BBVA and the CNMV where:

•

in the case of an acquisition, the acquisition results in that person or group holding 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights; or

•

in the case of a disposal, the disposition reduces shares held by a person or group below a threshold of 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights.

The individual or legal entity required to carry out the notification must serve the notification by means of the form approved by the CNMV, within four trading days from the date on which the individual or legal entity became aware, or should have become aware, of the circumstances that generated the obligation to notify. According to Article 35.1 of Royal Decree 1362/2007, of July 28 (Real Decreto 1362/2007, de 19 de octubre, por el que se desarrolla la Ley 24/1988, de 28 de julio, del Mercado de Valores, en relación con los requisitos de transparencia relativos a la información sobre los emisores cuyos valores estén admitidos a negociación en un mercado secundario oficial o en otro mercado regulado de la Unión Europea) (“Royal Decree 1362/2007”), the relevant individual or legal entity will be deemed to have become aware of the aforementioned circumstances within two trading days from the date on which the relevant transaction was entered into, regardless of the date on which the transaction takes effect.

The reporting requirements apply not only to the purchase or transfer of shares, but also to those transactions in which, without a purchase or transfer, the proportion of voting rights of an individual or legal entity reaches, exceeds or falls below the threshold that triggers the obligation to report as a consequence of a change in the total number of voting rights of BBVA on the basis of the information reported to the CNMV and disclosed by it.

Regardless of the actual ownership of the shares, any individual or legal entity with a right to acquire, transfer or exercise voting rights granted by the shares, and any individual or legal entity who owns, acquires or transfers, whether directly or indirectly, other securities or financial instruments which grant a right to acquire shares with voting rights, will also have an obligation to notify the company and the CNMV of the holding of a significant stake in accordance with applicable Spanish regulations. In addition, cash settled instruments creating long positions on underlying listed shares (such as BBVA’s) shall be disclosed if the specified shareholding thresholds are reached or exceeded. Cash holdings and holdings derived from financial instruments shall be aggregated for disclosure purposes. A disclosure exemption for shareholding positions held by financial entities in their trading books as a result of the securities administration and custody services rendered by such financial entities is available pursuant to Article 33.2 of Royal Decree 1362/2007. In the event that the individual or legal entity entering into the relevant transaction is a non-Spanish resident, notice must also be given to the Spanish Registry of Foreign Investments (Registro de Inversiones Exteriores) of the Ministry of Industry and Tourism (Ministerio de Industria y Turismo). See “—Exchange Controls and Restrictions on Foreign Investments” for additional information, including on certain temporary measures which have been adopted in connection with foreign direct investments.

In the case of individuals or legal entities resident in non-cooperative jurisdictions under Law 11/2021, of July 9 (Ley 11/2021, de 9 de julio, de medidas de prevención y lucha contra el fraude fiscal, de transposición de la Directiva (UE) 2016/1164, del Consejo, de 12 de julio de 2016, por la que se establecen normas contra las prácticas de elusión fiscal que inciden directamente en el funcionamiento del mercado interior, de modificación de diversas normas tributarias y en materia de regulación del juego) (“Law 11/2021”) and Ministerial Order HFP/115/2023 (Orden HFP/115/2023, de 9 de febrero, por la que se determinan los países y territorios, así como los regímenes fiscales perjudiciales, que tienen la consideración de jurisdicciones no cooperativas), the threshold that triggers the obligation to disclose the acquisition or disposition of shares is reduced to 1% (and successive multiples of 1%).

Additionally, since BBVA is a credit entity, any person who intends to acquire a significant participation in BBVA’s share capital must comply with certain obligations imposed by the Bank of Spain. See “—Restrictions on Acquisitions of Ordinary Shares”.

Requirements Applicable to Purchases by BBVA and its Directors and Senior Managers

Acquisition of Own Shares

At the ordinary general shareholders’ meeting of BBVA held on March 18, 2022, BBVA’s shareholders approved, among other resolutions, an authorization for BBVA, either directly or through its subsidiaries, to acquire its own shares for a maximum period of five years from the date of approval of the resolution (which replaces an authorization granted at the general shareholders’ meeting held on March 16, 2018), at any time and on as many occasions as it deems appropriate, by any legally permitted means, including with a charge to profits and/or freely distributable reserves, in accordance with applicable regulations. The maximum limit of treasury shares acquired by BBVA, either directly or through its subsidiaries, including those already held by BBVA and its subsidiaries at any given time, may not exceed 10% of BBVA’s subscribed share capital, or any lower limit established by applicable legislation. The acquisition price per share may not be lower than its nominal value nor exceed by more than 10% the market price at the time of purchase. The shares acquired may be allocated, in whole or in part, for delivery to employees or directors of BBVA or its subsidiaries, either directly or as a result of the exercise of option rights. Furthermore, BBVA’s board of directors has been empowered to execute and implement this resolution in the broadest terms.

Notwithstanding Article 77.1 of CRR establishes that a credit institution (such as BBVA) shall obtain the prior permission from the competent authority (the ECB in the case of BBVA) in order to carry out any repurchase of its own shares.

Additionally, BBVA is required to report to the CNMV any acquisition by BBVA or any of its affiliates, of BBVA’s own shares which, together with all other acquisitions since the last notification, reaches or exceeds 1% of BBVA’s share capital (irrespective of whether any own shares have been sold in the same period). In such circumstances, the notification must be made within four trading days and include the number of shares acquired since the last notification (detailed by transaction), the number of shares sold (detailed by transaction) and the resulting net holding of treasury shares.

On January 30, 2025, and in relation to the shareholders’ ordinary distribution for 2024, BBVA announced its intention to carry out a share buy-back program for a maximum aggregate amount of €993 million aimed at reducing its share capital, which is pending execution as of the date of this prospectus.

Acquisition of Shares by BBVA Directors and Senior Managers

Each member of BBVA’s board of directors, as well as persons closely associated to them, shall notify BBVA and the CNMV of every transaction conducted on their own account relating to BBVA ordinary shares or debt instruments issued by BBVA or to derivatives or other financial instruments linked thereto, according to Article 19 of Regulation (EU) n.º 596/2014, of the European Parliament and of the Council, of April 16, 2014, on market abuse, within three business days after the date of the transaction.

Senior managers of BBVA, as well as persons closely associated to them, are also subject to the abovementioned reporting rules.

Net Short Positions

In accordance with Regulation (EU) No. 236/2012 of the European Parliament and of the Council of March 14, 2012 on short selling and certain aspects of credit default swaps (as further supplemented by several delegated regulations regulating technical aspects necessary for its effective enforceability and to ensure compliance with its provisions), net short positions on shares listed on the Spanish Stock Exchanges (including BBVA shares) equal to, or in excess of, 0.2% of the relevant entity’s share capital and any increases or reductions thereof by 0.1% are required to be disclosed to the CNMV. If the net short position reaches 0.5%, and also at every 0.1% above that, the CNMV will disclose the net short position to the public.

In response to COVID-19, on March 16, 2020, the European Securities and Markets Authority (“ESMA”) lowered the aforementioned threshold from 0.2% to 0.1%, requiring net short position holders to report positions of 0.1% and above. This measure was renewed on September 18, 2020 and on December 17, 2020 until March 19, 2021. The European Commission adopted the decision to permanently lower the threshold from 0.2% to 0.1% on September 27, 2021, which decision was published in the Official Journal on January 11, 2022.

The notification or disclosure mentioned above shall be made not later than at 15:30 (CET) on the trading day following the day when the relevant threshold was reached, exceeded or fallen below.

Notification is mandatory even if the same position has already been notified to the CNMV in compliance with transparency obligations previously in force.

The information to be disclosed is set out in Table 1 of Annex I of Delegated Regulation 826/2012, according to the format approved as Annex II of such Regulation. The information will be published, where appropriate, on a webpage operated or supervised by the CNMV.

Moreover, pursuant to Regulation 236/2012, where the CNMV considers that (i) there are adverse events or developments that constitute a serious threat to financial stability or to market confidence (for example, serious financial, monetary or budgetary problems, which may lead to financial instability or unusual volatility causing significant downward spirals in any financial instrument); and (ii) the measure is necessary and will not be disproportionately detrimental to the efficiency of financial markets in view of the advantages sought, it may, following consultation with the ESMA, take any one or more of the following measures:

•

impose additional notification obligations by either (a) reducing the thresholds for the notification of net short positions in relation to one or several specific financial instruments; and/or (b) requesting the parties involved in the lending of a specific financial instrument to notify any change in the fees requested for such lending; and

•	restrict short selling activity by either prohibiting or imposing conditions on short selling.

In addition, according to Regulation 236/2012, where the price of a financial instrument has fallen significantly during a single day in relation to the closing price on the previous trading day (10.0% or more in the case of a liquid share such as a BBVA share), the CNMV may prohibit or restrict short selling of financial instruments for a period not exceeding the end of the trading day following the trading day on which the fall in price occurs.

Finally, Regulation 236/2012 also vests powers to ESMA in order to take measures similar to the ones described above in exceptional circumstances, when the purpose of these measures is to deal with a threat affecting several EU member states and the competent authorities of these member states have not taken adequate measures to address it.

Change of Control Provisions and Tender Offers

Certain antitrust regulations may delay, defer or prevent a change of control of BBVA in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations requires that prior notice of domestic or cross-border merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.

Spanish regulation of takeover bids may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. Spanish Law 6/2023, of March 17, on the Securities Markets and Investment Services (Ley 6/2023, de 17 de marzo, de los Mercados de Valores y de los Servicios de Inversión), as amended (the “Spanish Securities Market Act”) and Royal Decree 1066/2007, of July 27 (Real Decreto 1066/2007, de 27 de julio, sobre el régimen de las ofertas públicas de adquisición de valores) set forth the Spanish rules governing takeover bids. In particular:

•	a bidder must make a tender offer in respect of 100% of the issued share capital of a target company if:

•

it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry 30% or more of the voting rights of the target company. If this threshold is reached by an acquiring shareholder due to a variation of the total number of voting rights of a target company which has issued loyalty shares in the terms described in article 527 ter et seq. of the Spanish Companies Act, the acquiring shareholder is entitled not to make such tender offer in case it sells the shares necessary to fall below such 30% threshold in the subsequent three months, such acquiring shareholder waives its loyalty voting rights exceeding such 30% threshold or obtains a waiver issued by the CNMV;

•

it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry less than 30% of the voting rights but enable the bidder to appoint a majority of the members of the target company’s board of directors; or

•	it held 30% or more but less than 50% of the voting rights of the target company on the date the law came into force, and subsequently:

-	acquires, within 12 months, an additional interest in shares which carries 5% or more of such voting rights;

-	acquires an additional interest in shares so that the bidder’s aggregate interest carries 50% or more of such voting rights; or

-	acquires an additional interest in shares which enables the bidder to appoint a majority of the members of the target company’s board of directors;

•

if a bidder’s actions do not fall into the categories described above, such acquisition may qualify as an “a priori” or partial tender offer (i.e., in respect of less than 100% of the issued share capital of a target company), in which case such bidder would not be required to make a tender offer in respect of 100% of the issued share capital of a target company;

•

the board of directors of a target company is exempt from the rule prohibiting certain board interference with a tender offer (the “passivity rule”), provided that (i) it has been authorized by the general shareholders’ meeting to take action or enter into a transaction which could disrupt the offer; or (ii) it has been released from the passivity rule by the general shareholders’ meeting vis-à-vis bidders that are not domiciled in Spain and whose boards of directors are not subject to an equivalent passivity rule;

•

defensive measures included in a listed company’s bylaws and transfer and voting restrictions included in agreements among a listed company’s shareholders will remain in place whenever the company is the target of a tender offer unless the general shareholders’ meeting resolves otherwise (in which case any shareholders whose rights are diluted or otherwise adversely affected may be entitled to compensation); and

•

if, as a result of a tender offer in respect of 100% of the issued share capital of a target company, the bidder acquires an interest in shares representing at least 90% of the voting rights of the target company and the offer has been accepted by investors representing at least 90% of the voting rights of the target company (provided such voting rights are distinct from those already held by the bidder), the bidder may force the holders of the remaining share capital of the company to sell their shares. The minority holders shall also have the right to force the bidder to acquire their shares under these same circumstances.

As further described below in “—Restrictions on Acquisitions of Ordinary Shares”, since BBVA is a bank, it is necessary to obtain approval from the Bank of Spain in order to acquire a number of BBVA shares considered to be a significant participation under Law 10/2014. Also, any agreement that contemplates BBVA’s merger with another credit entity requires the authorization of the Ministry of Economy, Trade and Business (Ministerio de Economía, Comercio y Empresa). This could delay, defer or prevent a change of control of BBVA or any of its subsidiaries that are credit entities in the event of a merger.

Exchange Controls and Restrictions on Foreign Investments

Exchange Controls

In 1991, Spain adopted the EU Standards for free movement of capital and services. As a result, foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation as to amount, subject to applicable taxes. See “Item 10. Additional Information—Taxation” of the 2024 Form 20-F.

Pursuant to Royal Decree 664/1999, of April 23 (repealed by the New Spanish FDI Regulations, as defined below), on the Applicable Rules to Foreign Investments (Real Decreto 664/1999, de 23 de abril, sobre inversiones exteriores) (“Royal Decree 664/1999”), foreign investors may freely invest in shares of Spanish companies except in the case they fall within the scope of article 7 bis (enacted in March 2020) of Law 19/2003, of July 4 (Ley 19/2003, de 4 de julio, sobre régimen jurídico de los movimientos de capitales y de las transacciones económicas con el exterior y sobre determinadas medidas de prevención del blanqueo de capitales) (“Law 19/2003”), Sole Transitional Provision of Royal Decree-Law 34/2020, of November 17 (Real Decreto-ley 34/2020, de 17 de noviembre, de medidas urgentes de apoyo a la solvencia empresarial y al sector energético, y en materia tributaria) (“Royal Decree-Law 34/2020”) (as amended by article 62 of Royal Decree-Law 20/2022, of December 27), or —only with respect to investments in the defense sector—article 11 of Royal Decree 664/1999. For information on certain additional regulation applicable to foreign direct investments, see “—Restrictions on Foreign Investments” below. Likewise, Royal Decree 664/1999 and Law 19/2003 required notification of all foreign investments in Spain and liquidations of such investments upon completion of such investments to the Investments Registry of the Ministry of Economy, Trade and Business (Ministerio de Economía, Comercio y Empresa) for administrative statistical and economical purposes. Shares in listed Spanish companies acquired or held by foreign investors needed to be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant Iberclear member. When a foreign investor acquires shares that are subject to the reporting requirements of the CNMV regarding significant stakes, notice must be given directly by the foreign investor to the relevant authorities.

The Spanish government approved Royal Decree 571/2023, of July 4, on foreign investments (Real Decreto 571/2023, de 4 de julio, sobre inversiones exteriores) (the “New Spanish FDI Regulations”), which repeals Royal Decree 664/1999 and develops Law 19/2003. The New Spanish FDI Regulations came into force on September 1, 2023, and their provisions apply to FDI (as defined below) filings submitted from that date onwards (ongoing FDI filings as of such date are governed by the former regulations). The New Spanish FDI Regulations were further developed by Order ECM 57/2024, of January 29, setting forth the templates for the declarations in foreign investments (Orden ECM/57/2024, de 29 de enero, por la que se establecen los procedimientos aplicables para las declaraciones de inversiones exteriores).

The New Spanish FDI Regulations set out: (i) post-closing notification obligations for foreign investments in Spain for statistical purposes; (ii) post-closing notification obligations for Spanish investments in foreign countries for statistical purposes; and (iii) most significantly, amended and developed rules for Spanish FDIs screening mechanisms (“Screening Mechanisms”), under which the closing of specific FDIs requires prior authorization through both EU-law based general FDI screening, regulated in article 7 bis of Law 19/2003 (“General FDI Screening Mechanism”), and sector-specific screening (which applies to activities directly related to Spanish National Defense, the acquisition of real estate for diplomatic purposes by non-EU member states and investments in activities directly related to weapons, cartridges, pyrotechnic items and civil use explosives or other material to be used by the State Security Forces and Bodies), which is a new mechanism.

These Screening Mechanisms do not prohibit foreign investments in Spain; rather, they are mandatory authorization procedures to be carried out prior to closing specific transactions. In particular, the General FDI Screening Mechanism brings the Spanish screening framework in line with that set out in the EU laws, in particular, Regulation (EU) 2019/452, which allows EU member states to adopt mechanisms to screen FDIs in the EU. The banking activity itself is not expressly mentioned in the FDI sectors subject to the General FDI Screening Mechanism, which are the following: critical infrastructure, critical and dual-use technologies, key technologies for industrial leadership and training, technologies developed pursuant to projects or programs of particular interest to Spain, supply of critical inputs, sectors with access to or control to sensitive information and media.

Moreover, investments by foreigners domiciled in jurisdictions designated as non-cooperative jurisdictions under Law 11/2021 and Ministerial Order HFP/115/2023 (Orden HFP/115/2023, de 9 de febrero, por la que se determinan los países y territorios, así como los regímenes fiscales perjudiciales, que tienen la consideración de jurisdicciones no cooperativas), are subject to special reporting requirements.

Restrictions on Foreign Investments

Exchange controls and foreign investments are regulated under Law 19/2003, as amended pursuant to Royal Decree-Law 8/2020, of March 17, Royal Decree-Law 11/2020, of March 31, Royal Decree-Law 34/2020, Royal Decree-Law 20/2022, of December 27, and Royal Decree-Law 1/2025, of January 28. Foreign investments are generally liberalized unless they fall within the scope of article 7 bis (enacted in March 2020) of Law 19/2003, Sole Transitional Provision of Royal Decree-Law 34/2020, or —only with respect to investments in the defense sector—article 11 of Royal Decree 664/1999 (repealed by the New Spanish FDI Regulations).

Article 7 bis of Law 19/2003 establishes a screening mechanism for certain investments made by non-EU and non-EFTA residents (“foreign investors”), based on public order, public health and public security reasons (the “Screening Mechanism”). The Screening Mechanism aligns part of the Spanish foreign investment legal framework with Regulation (EU) 2019/452 of March 19, 2019 establishing a framework for the screening of foreign direct investments into the EU. Certain provisions of Regulation (EU) 2019/452, such as the list of sectors affecting public order and public security or the definition of state-owned enterprises and other similar investors, are mirrored in the regulations establishing the Screening Mechanism.

In addition, and according to Sole Transitional Provision of Royal Decree-Law 34/2020 (as amended first by article 4 of Royal Decree-Law 27/2021, of November 23, and subsequently by article 1 and article 62 of Royal Decree-Law 20/2022, of December 27 and article 1 of Royal Decree Law 1/2025, of January 28), effective November 19, 2020 and until December 31, 2026, the following persons will also be deemed to be foreign investors, provided they invest in listed companies or the investment value exceeds €500 million for investments in private—non-listed—companies:

•	EU and European Free Trade Association (“EFTA”) residents in countries other than Spain; and

•

Spanish residents beneficially owned by EU or EFTA residents in countries other than Spain, that is, those in which an EU or EFTA resident other than in Spain ultimately owns or controls more than 25% of the share capital or voting rights of, or otherwise exercises control over, the Spanish resident.

Foreign direct investments (“FDI”) are:

•	investments that result in a foreign investor reaching a stake of at least 10% of the share capital of a Spanish company; and

•	any corporate transaction, business action or legal transaction which confers control of a Spanish company.

Not all foreign direct investments are subject to the Screening Mechanism. Investments are subject to the Screening Mechanism only if they qualify as FDI and the investment is made in one of the critical sectors mentioned in article 7 bis of Law 19/2003, is made pursuant to what is foreseen in Sole Transitional Provision of Royal Decree-Law 34/2020, or —only where the investor is a Non-UE or non-EFTA investor—by investors that meet certain subjective criteria regardless of the business of the target.

FDI by the following “foreign investors” are also subject to the Screening Mechanism, regardless of the business of the target:

•

Investors directly or indirectly controlled by a non-EU and non-EFTA government, including state bodies, armed forces or sovereign wealth funds; the possibility of exercising decisive influence as a result of an agreement or through the ownership of shares or interests in another person (directly or indirectly) is deemed to constitute “control” for these purposes.

•	Investors that have already made an investment affecting national security, public order or public health in another EU member state, including an investment in any of the abovementioned sectors.

•	If there is a serious risk that the investor engages in illegal or criminal activities affecting national security, public order or public health in Spain.

FDI described above shall be subject to prior administrative authorization granted by the relevant Spanish authority, in accordance with the administrative conditions established.

In addition to the above, pursuant to Council Regulation (EU) 833/2014, it shall be prohibited to sell transferable securities denominated in any official currency of an EU member state issued after April 12, 2022, or securities denominated in any other currency and issued after August 6, 2023, or units in collective investment undertakings providing exposure to such securities, to any Russian national or natural person residing in Russia or any legal person, entity or body established in Russia. This restriction shall not apply to nationals of an EU member state or a country member of the European Economic Area or of Switzerland, or natural persons having a temporary or permanent residence permit in an EU member state, in a country member of the European Economic Area or in Switzerland.

Further, pursuant to Council Regulation (EC) No 765/2006, it shall be prohibited to sell transferable securities denominated in any official currency of an EU member state issued after April 12, 2022 or units in collective investment undertakings providing exposure to such securities, to any Belarusian national or natural person residing in Belarus or any legal person, entity or body established in Belarus. This prohibition does not apply to nationals of an EU member state or natural persons having a temporary or permanent residence permit in an EU member state.

See also “—Restrictions on Acquisitions of Ordinary Shares” below.

Restrictions on Acquisitions of Ordinary Shares

BBVA’s bylaws do not provide any restrictions on the ownership of ordinary shares. Because BBVA is a Spanish bank, however, the acquisition or disposition of a significant participation of BBVA ordinary shares is subject to certain restrictions. Such restrictions may impede a potential acquirer’s ability to acquire BBVA ordinary shares and gain control of BBVA. See also “—Exchange Controls and Restrictions on Foreign Investments”.

Pursuant to Law 10/2014, any individual or corporation, acting alone or in concert with others, intending to directly or indirectly acquire a significant holding in a Spanish financial institution (as defined in Article 16 of Law 10/2014) or to directly or indirectly increase its holding in such way that either the percentage of voting rights or of capital owned were equal to or more than any of the thresholds of 20%, 30% or 50%, or by virtue of the acquisition, might take control over the financial institution, must first notify the Bank of Spain. For the purpose of Law 10/2014, a significant participation is considered to be 10% of the outstanding share capital or voting rights of a financial institution or a lower percentage if such holding allows for the exercise of a significant influence. Secondary legislation will specify when “significant influence” exists; in any case, according to RD 84/2015, the capacity to appoint or dismiss a board member will be considered “significant influence”.

The Bank of Spain will be responsible for evaluating the proposed transaction, in accordance with the terms established by Law 10/2014 (as stated in Article 18.1 of Law 10/2014) with a view to guaranteeing the sound and prudent operation of the target financial institution. The Bank of Spain will then submit a proposal to the ECB, which will be in charge of deciding upon the proposed transaction in the term of 60 Spanish business days after the date on which the notification was received.

Any acquisition made without such prior notification, or conducted before 60 Spanish business days have elapsed since the date of such notification, or made in circumstances where the ECB has objected, will produce the following results:

•	the acquired shares will have no voting rights;

•	if considered appropriate, the target bank may be taken over by the relevant regulator or its directors replaced in accordance with Title III of Law 10/2014; and

•	a sanction may be imposed under Title IV of Law 10/2014.

Any individual or institution that intends to sell its significant participation in a bank or reduce its participation below the abovementioned percentages, or which, because of such sale, will lose control of the entity, must give prior notice to the Bank of Spain, indicating the amount it intends to sell and the period in which the transaction is to be executed. Non-compliance with this requirement may result in sanctions.

Furthermore, pursuant to Law 10/2014, any natural or legal person, or such persons acting in concert, who has acquired, directly or indirectly, a holding in a Spanish bank so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the Bank of Spain and the relevant Spanish bank, indicating the size of the acquired holding.

As further described above in “—Exchange Controls and Restrictions on Foreign Investments”, Law 19/2003, as amended, among others, pursuant to Royal Decree-law 8/2020, of March 17, Royal Decree-law 11/2020, of March 31, Royal Decree-law 34/2020 and Royal Decree-law 20/2022, of December 27, stipulates the suspension of the liberalization regime of foreign direct investment in Spain. This means that certain investments by non-EU and non-EFTA residents in Spanish companies, particularly in sensitive sectors, require prior government authorization if they result in the investor holding at least 10% of the company’s share capital or gaining control of the company. The suspension also applies to investments controlled by third-country governments or those that may affect public safety, order, or health. The banking and finance sector is not specifically included. The suspension will remain in place until lifted by the Spanish Council of Ministers. Additionally, Royal Decree Law 1/2025, of January 28, extends these restrictions until December 31, 2026, to cover FDI by EU and EFTA residents in Spanish listed companies or in unlisted companies where the investment exceeds €500 million. These measures are subject to certain limitations and simplifications.

Shareholders’ Agreements

The Spanish Securities Market Act and the Spanish Companies Act require parties to disclose certain types of shareholders’ agreements that affect the exercise of voting rights at a general shareholders’ meeting or contain restrictions or conditions on the transferability of shares or bonds that are convertible or exchangeable into shares. If any shareholders enter into such agreements with respect to BBVA’s shares, they must disclose the execution, amendment or extension of such agreements to BBVA and the CNMV and file such agreements with the appropriate Commercial Registry and publish them through an inside information (información privilegiada) or other relevant information (comunicación de otra información relevante) announcement, as the case may be, through the CNMV’s website. Failure to comply with these disclosure obligations renders any such shareholders’ agreement unenforceable and constitutes a material infringement of the Spanish Securities Market Act. In particular, a shareholders’ agreement will have no effect with respect to the regulation of the right to vote in general shareholders’ meetings and restrictions or conditions on the free transferability of shares and bonds convertible into shares until such time as the aforementioned disclosure, filing and publication are made.

Upon request by the interested parties, the CNMV may waive the requirement to disclose, file and publish a shareholders’ agreement when making the shareholders’ agreement public could cause harm to the affected company.

Payment of Taxes

Holders of BBVA ordinary shares are responsible for any taxes or other governmental charges payable on their BBVA ordinary shares, including any taxes payable on transfer. The paying agent or the transfer agent, as the case may be, may, and upon instruction from BBVA, will:

•	refuse to effect any registration of transfer of such BBVA ordinary shares or any split-up or combination thereof until such payment is made; or

•

withhold or deduct from any distributions on such BBVA ordinary shares or sell for the account of the holder thereof any part or all of such BBVA ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such BBVA ordinary shares remaining liable for any deficiency.

Exercise of Spanish Bail-in Power and Other Resolution Tools

BBVA ordinary shares (including those represented by ADSs) may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may include and result in any of the following, or some combination thereof, among others: (i) the cancellation of such securities; (ii) the transfer of such securities to creditors of BBVA; (iii) the conversion of other securities or obligations of BBVA into BBVA ordinary shares thereby diluting the shareholding of the holders of BBVA ordinary shares; and (iv) the variation of the terms of such securities or the rights of the holders thereunder, including to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Item 3. Key Information—Risk Factors—Regulatory, Tax, Compliance and Reporting Risks—The Group is subject to a comprehensive regulatory and supervisory framework, including resolution regulations, which could have a material adverse effect on its business, financial condition and results of operations” and “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Capital Requirements, MREL and Resolution” in the 2024 Form 20-F.

The applicable prospectus supplement may describe in further detail the effect that the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority may have on BBVA ordinary shares and the rights of the holders (including the beneficial owners) thereof.

Non-Voting, Redeemable and Privileged Shares

BBVA’s bylaws authorize BBVA to issue ordinary, non-voting, redeemable and privileged shares. As of the date of this prospectus, BBVA has no non-voting, redeemable or privileged shares outstanding and no such shares may be offered under this prospectus. The provisions of BBVA’s bylaws relating to such shares are described below.

Privileged Shares

BBVA may issue shares that confer some privilege over BBVA ordinary shares under legally established terms and conditions, complying with the formalities prescribed for amending BBVA’s bylaws.

Redeemable Shares

BBVA may issue shares that are redeemable at BBVA’s or the holders’ request, or both, for a nominal amount no greater than one quarter of BBVA’s share capital. Redemption of any such shares may only occur according to the terms set forth when they are issued. If the redemption right was attributed exclusively to BBVA, we may not enforce such right until three years have elapsed since the issue. Redeemable shares must be fully paid-up at the time of their subscription.

The redemption of redeemable shares must be charged to earnings or to free reserves or be made with the proceeds of a new share issuance made under a resolution from the general shareholders’ meeting or, as the case may be, from the board of directors, for the purpose of financing the redemption transaction. If the redemption of these shares is charged to earnings or to free reserves, BBVA must set up a reserve for the amount of the nominal value of the shares redeemed. If the redemption is not charged to earnings or free reserves or made with the proceeds of the issuance of new shares, it may only be carried out under the requirements established for the reduction of share capital by refunding contributions.

Non-Voting Shares

BBVA may issue shares with no voting rights within legally established limits. Holders of such shares are entitled to receive a minimum fixed or variable annual dividend, as resolved by the general shareholders’ meeting and/or the board of directors at the time of deciding to issue the shares. In addition, the right of non-voting shares to accumulate unpaid dividends whenever funds to pay dividends are not available, any preemptive rights associated with non-voting shares, and the ability of holders of non-voting shares to recover voting rights must be established at the time of deciding to issue the shares. Once the minimum dividend has been agreed upon, holders of non-voting shares will be entitled to the same dividend as holders of BBVA shares.

Certain Other Provisions Regarding Shareholders’ Rights

BBVA’s bylaws do not contain any provisions relating to sinking funds or potential liability of shareholders to further capital calls by BBVA.

DESCRIPTION OF BBVA AMERICAN DEPOSITARY SHARES

The depositary, The Bank of New York Mellon, registers and delivers BBVA ADSs. Each BBVA ADS represents one BBVA ordinary share (or a right to receive one BBVA ordinary share). The BBVA ordinary shares represented by BBVA ADSs will be deposited with BBVA, The Bank of New York Mellon’s custodian in Spain. Each BBVA ADS will also represent, if applicable, any securities, cash or other property deposited with The Bank of New York Mellon or its custodian but not distributed to BBVA ADS holders. The Bank of New York Mellon’s office at which the BBVA ADSs will be administered and its principal executive office is currently located at 240 Greenwich Street, New York, NY 10286.

You may hold BBVA ADSs either (i) directly (a) by having an American Depositary Receipt, also referred to as a BBVA ADR, which is a certificate evidencing a specific number of BBVA ADSs, registered in your name, or (b) by having BBVA ADSs registered in your name in the Direct Registration System (“DRS”), or (ii) indirectly by holding a security entitlement in BBVA ADSs through your broker or other financial institution. If you hold BBVA ADSs directly, you are an ADS registered holder. The information provided in this section “Description of BBVA American Depositary Shares” assumes you are an ADS registered holder. If you hold the BBVA ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of BBVA ADS registered holders described herein. You should consult with your broker or financial institution to find out what those procedures are.

The DRS is a system administered by The Depository Trust Company (“DTC”) pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

BBVA ADS holders are not BBVA shareholders and do not have shareholder rights. The Bank of New York Mellon as depositary will be the holder of the underlying BBVA ordinary shares. BBVA ADS holders will have ADS holder rights. The ADS holder rights and the rights and obligations of the depositary are set out in an amended and restated deposit agreement dated as of June 29, 2007 among BBVA, The Bank of New York Mellon, as depositary, and BBVA ADS holders, which is referred to as the deposit agreement. The deposit agreement and the BBVA ADSs are governed by New York law.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the BBVA ADR. Copies of the deposit agreement and the form of BBVA ADR are available for inspection at the office of the depositary at the address set forth above.

Deposit and Withdrawal of Deposited Securities

The depositary has agreed that upon the execution in favor of the depositary or its nominee and delivery to the custodian or depositary (if to the depositary, then at the expense and risk of the depositor) of either (i) a certificate of title which has been executed by a Spanish stockbroker and, if required, certificates representing such shares to the custodian together with any documents and payments required under the deposit agreement or (ii) any other evidence of ownership of shares as recognized under the laws of Spain from time to time, and acceptable to the custodian, the depositary will have for delivery at the depositary’s office to or upon the order of the person specified by the depositor at the address set forth above, upon payment of the fees, charges and taxes provided in the deposit agreement, registered in the name of such person or persons as specified by the depositor, the number of BBVA ADSs issuable in respect of such deposit.

Upon surrender of BBVA ADSs at the depositary’s office, together with written instructions from the person or persons in whose name the BBVA ADSs are registered, and upon payment of such charges as are provided in the deposit agreement and subject to its terms, the depositary will request the execution of evidence of ownership in favor of such persons designated in the written instrument and the delivery of such evidence of ownership (by book-entry transfer or physical delivery) of the deposited shares represented by the surrendered BBVA ADSs and any other property that the surrendered BBVA ADSs represent the right to receive. Such delivery is to take place at the office of the custodian or at the depositary’s office as the person designated in the written instructions may request.

If a person presents for deposit shares with different distribution rights than other deposited shares, the depositary must identify them separately until such time as the distribution rights are the same.

Dividends, Other Distributions and Rights

The depositary has agreed to pay or distribute to holders of BBVA ADSs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities upon payment or deduction of its fees and expenses and according to applicable law. Holders of BBVA ADSs will receive these distributions in proportion to the number of shares their BBVA ADSs represent.

Cash. The depositary will convert all cash dividends and other cash distributions in a foreign currency that it receives in respect of the deposited securities into U.S. dollars if in its judgment it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents. If the exchange rates fluctuate during a time when the depositary cannot convert euros, holders of BBVA ADSs may lose some or all of the value of the distribution.

Ordinary Shares. If a distribution by BBVA consists of a dividend in, or free distribution of, ordinary shares, the depositary may, or if BBVA requests, will, subject to the deposit agreement, distribute to the holders of outstanding BBVA ADSs, in proportion to their holdings, additional BBVA ADSs representing the number of ordinary shares received as such dividend or free distribution if BBVA furnishes it with evidence that it is legal to do so. The depositary will only distribute whole BBVA ADSs. It will sell ordinary shares which would require it to deliver fractional BBVA ADSs and distribute the net proceeds thereof in the same way as it does with cash. If the additional BBVA ADSs are not so distributed, each BBVA ADS will represent the additional ordinary shares distributed in respect of the ordinary shares represented by such BBVA ADS prior to such dividend or free distribution.

Rights. If BBVA offers or causes to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, the depositary will either:

•	make such rights available to holders of BBVA ADSs by means of warrants or otherwise, if the depositary determines that it is lawful and feasible to do so; or

•

if making such rights available is determined by the depositary not to be lawful and feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments:

•	on a stock exchange on which such rights are listed;

•	on an over-the-counter market on which such rights are traded; or

•	with the written approval of BBVA, at a private sale,

at such place or places and upon such terms as the depositary may deem proper, and allocate the proceeds of such sales for the account of the holders of the BBVA ADSs entitled to those proceeds, upon an averaged or other practicable basis without regard to any distinctions among such holders of BBVA ADSs due to exchange restrictions, or the date of delivery of any ADSs or otherwise.

The net proceeds allocated to the holders of BBVA ADSs so entitled will be distributed to the extent practicable in the case of a distribution in cash. The depositary will not offer such rights to holders of BBVA ADSs having an address in the United States unless BBVA furnishes to the depositary (i) evidence that a registration statement under the Securities Act is in effect or (ii) an opinion from U.S. counsel for BBVA, in a form satisfactory to the depositary, to the effect that such distribution does not require registration under the provisions of the Securities Act.

Ordinary shares issuable upon exercise of preemptive rights must be registered under the Securities Act in order to be offered to holders of BBVA ADSs. If BBVA decided not to register those ordinary shares, the preemptive rights would not be distributed to holders of BBVA ADSs. Pursuant to the deposit agreement under which the BBVA ADSs are issued, however, the depositary will use its best efforts to sell such rights that it receives and will distribute the proceeds of the sale to holders of BBVA ADSs.

Other Distributions. The depositary will remit to holders of BBVA ADSs any other item of value BBVA distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The depositary may sell, publicly or privately, what BBVA distributed and distribute the net proceeds in the same way as it does with cash.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BBVA ADS holders. BBVA has no obligations to register BBVA ADSs, ordinary shares, rights or other securities under the Securities Act. BBVA also has no obligation to take any other action to permit the distribution of BBVA ADSs, ordinary shares, rights or anything else to BBVA ADS holders. This means that holders of BBVA ADSs may not receive the distributions BBVA makes on its shares or any value for them if it is illegal or impractical for BBVA to make them available to them.

Payment of Taxes

Holders of BBVA ADSs will be responsible for any taxes or other governmental charges payable on their BBVA ADSs or on the deposited securities underlying their BBVA ADSs, including any taxes payable on transfer. The depositary may, and upon instruction from BBVA, will:

•	refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of such deposited securities until such payment is made; or

•

withhold or deduct from any distributions on such deposited securities or sell for the account of the holder thereof any part or all of such deposited securities (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such receipt remaining liable for any deficiency.

Record Dates

The depositary will fix a record date to establish which holders of BBVA ADSs are entitled to:

•	receive a dividend, distributions or rights;

•	receive the net proceeds of any sale;

•	give instructions for the exercise of voting rights at any such meeting; and

•	receive notice or solicitation to act in respect of any matter.

Voting of the Underlying Deposited Securities

BBVA has agreed in the deposit agreement that (i) the depositary or its nominee, whichever is the registered holder of the ordinary shares represented by the BBVA ADSs, will have the same rights as any other registered holder of ordinary shares; and (ii) consistent with BBVA’s bylaws, BBVA will observe the right of the depositary, its nominee or registered holder of the ordinary shares to attend any ordinary or extraordinary general shareholders’ meeting and to vote or cause to be voted by proxy the ordinary shares with respect to the BBVA ADSs and that BBVA will not exercise any right it may have under its bylaws to reject or in any way impair such rights.

Once the depositary receives notice in English of any matter affecting holders of ordinary shares, it will mail, as soon as practicable, such notice to the holders of BBVA ADSs. The notice will (i) contain the information in the notice of meeting; (ii) explain how holders as of a certain date may instruct the depositary to vote the ordinary shares underlying their BBVA ADSs; and (iii) contain a statement as to the manner in which instructions may be given.

The record holders of BBVA ADSs can instruct the depositary to vote the ordinary shares underlying their BBVA ADSs. The depositary will try, insofar as practicable, to cause the ordinary shares so represented to be voted in accordance with any nondiscretionary written instructions of BBVA ADS record holders received.

In the event the BBVA ADS record holders do not provide written instructions by a specified date, the depositary will deem the BBVA ADR holder to have instructed it to give discretionary proxy to a person designated by BBVA’s board of directors. However, this proxy must not be given to such a person if the board informs the depositary, in writing, that the board either does not wish the proxy to be given, that substantial opposition exists or that the matter at hand materially affects the rights of BBVA shareholders.

Facilities and Register

The depositary will maintain at its transfer office:

•	facilities for the delivery and surrender of ordinary shares;

•	facilities for the withdrawal of ordinary shares;

•	facilities for the execution and delivery, registration, registration of transfer, combination and split-up of BBVA ADSs and the withdrawal of deposited securities; and

•	a register for the registration and transfer of BBVA ADSs which, at all reasonable times, shall be open for inspection by holders of BBVA ADSs.

Reports and Notices

The depositary will, at BBVA’s expense:

•	arrange for the custodian to provide the depositary copies in English of any reports and other communications that are generally made available by BBVA to holders of ordinary shares; and

•	arrange for the mailing of such copies to all holders of BBVA ADSs.

BBVA has delivered to the depositary and the custodian a copy of the provisions of or governing ordinary shares. Promptly after any amendment, BBVA will deliver to the depositary and the custodian a copy in English of such amended provisions. The depositary may rely upon such copy for all the purposes of the deposit agreement.

The depositary will, at BBVA’s expense, make available for inspection by BBVA ADS holders at its office, the office of the custodian and at any other designated transfer office any reports and communications received from BBVA that are made generally available to holders of ordinary shares.

Amendment and Termination of the Deposit Agreement

The BBVA ADSs and the deposit agreement may at any time be amended by agreement between BBVA and the depositary.

Any amendment that would impose or increase any charges (other than transmission and delivery charges incurred at the request of depositors of ordinary shares or holders of BBVA ADSs, transfer, brokerage, registration fees and charges in connection with conversion of currencies, and taxes and other governmental charges) or that will otherwise prejudice any substantial existing right of BBVA ADS holders will not become effective as to outstanding BBVA ADSs until three months have expired after notice of such amendment has been given to the holders of the BBVA ADSs.

In no event will any amendment impair the right of any holder of BBVA ADSs to surrender such BBVA ADSs and receive in return the ordinary shares and other property which those surrendered BBVA ADSs represent, except in order to comply with mandatory provisions of applicable law.

At BBVA’s direction, the depositary will terminate the deposit agreement by giving notice of such termination to the record holders of BBVA ADSs at least 30 days prior to the date fixed in that notice for the termination. The depositary may terminate the deposit agreement at any time commencing 90 days after delivery of a written resignation, provided that no successor depositary has been appointed and no successor depositary has accepted its appointment before the end of those 90 days.

After the date that has been fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement, other than:

•	advise record holders of BBVA ADSs of such termination;

•	receive and hold distributions on ordinary shares; and

•	deliver ordinary shares and distributions in exchange for BBVA ADSs surrendered to the depositary.

As soon as practicable after the expiration of six months from the date that has been fixed for termination, the depositary will sell ordinary shares and other deposited securities and may hold the net proceeds of any such sale together with any other cash then held by it under the provisions of the deposit agreement, without liability for interest, for the pro rata benefit of the holders of BBVA ADSs that have not yet surrendered their BBVA ADSs.

Fees and Expenses

The table below sets forth the fees payable, either directly or indirectly, by a holder of ADSs:

Category	Depositary Actions	Associated Fee / By Whom Paid
(a) Depositing or substituting the underlying shares	Issuance of ADSs	Up to $5.00 for each 100 ADSs (or portion thereof) delivered (charged to person depositing the ordinary shares or receiving the ADSs)

(b) Receiving or distributing dividends	Distribution of cash dividends or other cash distributions; distribution of share dividends or other free share distributions; distribution of securities other than ADSs or rights to purchase additional ADSs	Not applicable

Category	Depositary Actions	Associated Fee / By Whom Paid

(c) Selling or exercising rights	Distribution or sale of securities	Not applicable

(d) Withdrawing an underlying security	Acceptance of ADSs surrendered for withdrawal of deposited securities	Up to $5.00 for each 100 ADSs (or portion thereof) surrendered (charged to person surrendering or to person to whom withdrawn securities are being delivered)

(e) Transferring, splitting or grouping receipts	Transfers, combining or grouping of depositary receipts	Not applicable

(f) General depositary services, particularly those charged on an annual basis	Other services performed by the depositary in administering the ADSs	Not applicable

(g) Expenses of the Depositary

Expenses incurred on behalf of holders in connection with

•  stock transfer or other taxes (including Spanish income taxes) and other governmental charges;

•  cable, SWIFT, telex and facsimile transmission and delivery charges incurred at request of holder of ADS or person depositing shares for the issuance of ADSs;

•  transfer, brokerage or registration fees for the registration of shares or other deposited securities on the share register and applicable to transfers of shares or other deposited securities to or from the name of the custodian;

•  reasonable and customary expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars

Expenses payable by holders of ADSs or persons depositing shares for the issuance of ADSs; expenses payable in connection with the conversion of foreign currency into U.S. dollars are payable out of such foreign currency

The depositary collects its fees for delivery and surrender of BBVA ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the BBVA ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign-currency dealers or other service providers that are affiliates of the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, adviser, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign-currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Limitations on Obligations and Liability to BBVA ADS Holders

The deposit agreement expressly limits BBVA’s obligations and the obligations of the depositary, and it limits BBVA’s liability and the liability of the depositary. BBVA and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•

are not liable for any action or inaction if either relies upon the advice of, or information from, legal counsel, accountants, any person presenting shares for deposit, any holder, or any other person believed to be competent to give such advice or information;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the deposit agreement;

•	are not liable if either exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the BBVA ADSs or the deposit agreement on behalf of holders of BBVA ADSs or on behalf of any other party; and

•	may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party.

The depositary will not be liable for its failure to carry out any instructions to vote BBVA’s securities or for the effects of any such vote.

Other General Limitations on Liability to BBVA ADS Holders

None of the depositary, its agents, nor BBVA will incur any liability if prevented or delayed in performing its obligations under the deposit agreement by reason of:

•	any present or future law;

•	any act of God;

•	a war;

•	the threat of any civil or criminal penalty; or

•	any other circumstances beyond their respective control.

The obligations and liabilities of BBVA and its agents and the depositary and its agents under the deposit agreement are expressly limited to performing their respective obligations specifically set forth and undertaken by them to perform in the deposit agreement without negligence or bad faith.

In the deposit agreement, BBVA and the depositary agree to indemnify each other under certain circumstances.

General

The depositary will act as registrar of the BBVA ADSs or, upon BBVA’s request or approval, appoint a registrar or one or more co-registrars for registration of the BBVA ADRs evidencing the BBVA ADSs in accordance with the requirements of NYSE or of any other stock exchange on which the BBVA ADSs may be listed. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by the depositary upon BBVA’s request or with BBVA’s approval.

Any transfer of the BBVA ADSs is registrable on the books of the depositary. However, the depositary may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties or at BBVA’s request.

As a condition precedent to the execution and delivery, registration of transfer, split-up or combination of any BBVA ADS or the delivery of any distribution or the withdrawal of any ordinary shares or any property represented by the BBVA ADS, the depositary or the custodian may, and upon BBVA’s instructions will, require from the BBVA ADR holder or the presenter of the BBVA ADS or the depositor of the ordinary shares:

•

payment of a sum sufficient to pay or reimburse the custodian, the depositary or BBVA for any tax or other governmental charge and any stock transfer or brokerage fee or any charges of the depositary upon delivery of the BBVA ADS or upon surrender of the BBVA ADS, as set out in the deposit agreement;

•	the production of proof satisfactory to the depositary or custodian of:

•	identity or genuineness of any signature; and

•	citizenship, residence, exchange control approval, and legal or beneficial ownership;

•

compliance with all applicable laws and regulations including the delivery of any forms required by Spanish law or custom in connection with the execution or delivery of evidence of ownership, with all applicable provisions of or governing the ordinary shares or any other deposited securities and with the terms of the deposit agreement; or

•	other information deemed necessary or proper.

The delivery, registration of transfer, split-up or combination of BBVA ADSs, or the deposit or withdrawal of shares or other property represented by BBVA ADSs, in any particular instance or generally, may be suspended during any period when the BBVA ADSs register is closed, or when such action is deemed necessary or advisable by the depositary or BBVA at any time or from time to time.

Holders have the right to cancel their BBVA ADSs and withdraw the underlying shares at any time except:

•	when temporary delays arise because the depositary or BBVA has closed its transfer books or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	when BBVA ADS holders owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BBVA ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

The depositary, upon BBVA’s request or with BBVA’s approval, may appoint one or more co-transfer agents for the purpose of effecting registrations of transfers, combinations and split-ups of BBVA ADSs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of BBVA ADSs and will be entitled to protection and indemnity to the same extent as the depositary.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated BBVA ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS registered holder to register that transfer.

In connection with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a BBVA ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through DRS and Profile and in accordance with the deposit agreement, will not constitute negligence or bad faith on the part of the depositary.

BBVA ADSs Outstanding

As of July 28, 2025, there were 218,572,971 BBVA ADSs outstanding.

Exercise of Spanish Bail-in Power and Other Resolution Tools

The ordinary shares of BBVA underlying the ADSs may be subject to the exercise of the Spanish Bail-in Power. See “Description of BBVA Ordinary Shares—Exercise of Spanish Bail-in Power and Other Resolution Tools”.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

We may issue rights to subscribe for our ordinary shares (including ordinary shares represented by ADSs). The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, including, where applicable, some or all of the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•

a discussion of the material U.S. federal, Spanish or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to the issuance of ordinary shares together with statutory subscription rights or the exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be listed;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the period during which the subscription rights may be exercised;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any underwriting arrangement we enter into in connection with the offering.

DESCRIPTION OF THE NOTES OF BBVA

This section describes the general terms and provisions of (i) the indenture dated as of July 31, 2025 (the “senior preferred indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee, transfer agent, paying agent and security registrar, which sets forth certain provisions with respect to the senior preferred notes that may be offered by BBVA hereunder; (ii) the indenture dated as of July 31, 2025 (the “senior non-preferred indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee, transfer agent, paying agent and security registrar, which sets forth certain provisions with respect to the senior non-preferred notes that may be offered by BBVA hereunder; and (iii) the indenture dated as of July 31, 2025 (the “subordinated indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee, transfer agent, paying agent and security registrar, which sets forth certain provisions with respect to the subordinated notes that may be offered by BBVA hereunder. In this section “Description of the Notes of BBVA”, we will refer to the senior preferred notes, the senior non-preferred notes and the subordinated notes as the “notes” and the senior preferred indenture, the senior non-preferred indenture and the subordinated indenture as the “indentures”. In this section, “Description of the Notes of BBVA”, the term “holder” shall mean the person in whose name notes are registered, unless otherwise indicated herein or in the applicable prospectus supplement. Whenever we refer in this prospectus to specific provisions of or terms defined in the indentures, we incorporate by reference into this prospectus such specific provisions of or terms defined in the indentures.

A prospectus supplement will describe the specific terms of a particular series of notes and any general terms outlined in this section that will not apply to those notes. The prospectus supplement may add to, update, supplement or change information contained in this prospectus, including regarding the terms of the securities offered thereby. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. Investors in a particular series of notes are therefore directed to read the relevant prospectus supplement and supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes or the officer’s certificate for such series). If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the relevant indenture and supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes or the officer’s certificate for such series). Further, in the event of any conflict between the terms and conditions of the relevant indenture and those of the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes or the officer’s certificate for such series), the terms and conditions of the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes or the officer’s certificate for such series) shall prevail.

The description contained in this section, as it may be supplemented, updated or superseded by the description included in the applicable prospectus supplement, is only a summary and does not contain the full terms of a particular series of notes, nor all the details found in the full text of the relevant indenture, the notes and the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes or the officer’s certificate for such series). If you would like additional information, you should read such supplemental documentation.

BBVA may issue future notes under other indentures or documentation which contain provisions different from those included in the indentures described here. BBVA is not prohibited under the notes or indentures from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under the notes or indentures.

The senior preferred notes will be issued under the senior preferred indenture, the senior non-preferred notes will be issued under the senior non-preferred indenture and the subordinated notes will be issued under the subordinated indenture, in each case as each such indenture may be amended or supplemented from time to time. Each of such indentures has been filed with the SEC as an exhibit to the registration statement that includes this prospectus and is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under more than one indenture of BBVA (such as is currently the case in respect of the senior preferred indenture, the senior non-preferred indenture, the subordinated indenture and the contingent convertible preferred securities indenture), upon a default in any series of securities issued under any such indenture, the trustee may be deemed to have a conflicting interest and may be required to resign under any other indentures and a successor trustee will be appointed thereunder.

General

The indentures do not limit the aggregate principal amount of notes that BBVA may issue under them.

Neither the indentures nor the notes will limit or otherwise restrict the amount of other indebtedness or other securities which BBVA or any of its subsidiaries may incur or issue. BBVA can issue notes from time to time in one or more series, up to any aggregate principal amount that BBVA may authorize. The notes will be direct, unconditional and unsecured debt obligations of BBVA.

The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of notes issued under the indentures and a successor trustee may be appointed.

Terms of the Notes Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the terms of the offered notes, including, where applicable, some or all of the following:

•	the title of the notes and series in which these notes will be included;

•	any limit on the aggregate principal amount of the notes;

•	the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the notes will be issued;

•

if any of the notes are to be issuable in global form, when they are to be issuable in global form and (i) whether beneficial owners of interests in such notes may exchange such interests for notes of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depository with respect to any global certificate or note; and (iii) the form of any legend or legends that must be borne by any such note in addition to or in lieu of that set forth in the relevant indenture;

•

the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the offered notes is payable and, if other than the full principal amount thereof, the portion payable or the method or methods by which the portion of the principal amount of the notes payable on such date or dates is determined;

•

the rate or rates (which may be fixed or variable) at which the offered notes will bear interest, if any, or the method or methods, if any, by which such rate or rates will be determined; the date or dates from which interest on the notes, if any, will accrue or the method or methods, if any, by which such date or dates will be determined; the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any; whether and under what circumstances additional amounts on the notes shall be payable; the notice, if any, to holders of the notes regarding the determination of interest on a floating rate note and the manner of giving such notice; and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•

each office or agency where, subject to the terms of the relevant indenture, the principal, premium and interest, if any, and additional amounts, if any, on the notes will be payable, where the notes may be presented for registration of transfer or exchange and where notices or demands to or upon BBVA in respect of the notes or the relevant indenture may be served;

•

whether any of the notes are to be redeemable at the option of BBVA (including pursuant to redemption provisions that may differ from those set forth in the prospectus) and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes may be redeemed, in whole or in part, at the option of BBVA, and the terms and provisions of such optional redemption;

•	the denominations in which the notes will be issuable;

•	whether any of the notes will be issued as original issue discount notes;

•

if other than the principal amount thereof, the portion of the principal amount of any of such notes that shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•

if other than U.S. dollars, the currencies or currency units or composite currencies in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the notes will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

•

if BBVA or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the notes in a currency or currencies, currency unit or units or composite currency different from the one in which the notes are denominated or stated to be payable, the period or periods within which and terms and conditions on which such election may be made, as well as the time and manner of determining the exchange rate;

•

whether the amount of payments of principal of, any premium or interest on or any additional amounts with respect to the notes may be determined with reference to an index, formula or other method or methods (which index, formula or other method or methods may be based, without limitation, on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and, if so, the terms and conditions upon which and the manner in which these amounts will be determined and paid or payable;

•	any deletions from (which may be in its entirety), modifications of or additions to the events of default or covenants of BBVA with respect to the notes set forth in the relevant indenture;

•	if any notes are to be issuable upon the exercise of warrants, the time, manner and place for such notes to be authenticated and delivered;

•

if any of the notes are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	the identity of the trustee(s) and, if other than the relevant trustee, the identity of each security registrar, paying agent and authenticating agent;

•	the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing notes) and 316(c), respectively, of the Trust Indenture Act;

•	any deletions from (which may be in its entirety), modifications of or additions to the additional amounts payable with respect to the notes, or any other terms set forth in the relevant indenture;

•	the deed of issuance (escritura de emisión), if required, which shall be in the Spanish language, related to the notes;

•	any material U.S. federal or Spanish income tax considerations applicable to the notes to the extent not described in this prospectus; and

•	any other terms of the notes, which shall not be inconsistent with the provisions of the relevant indenture (as amended and supplemented if applicable, by the relevant supplemental indenture).

BBVA may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its maturity. The applicable prospectus supplement will describe the amount payable in the event of an acceleration and other special factors applicable to any original issue discount notes.

Payments of Additional Amounts

Except as otherwise provided herein or in the applicable prospectus supplement, any amounts to be paid by BBVA with respect to the notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature unless such withholding or deduction is required by law. Except as otherwise provided herein or in the applicable prospectus supplement, in the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium (if any)) by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, BBVA will pay to the relevant holder such additional amounts as may be necessary in order that the net amount received by the holder, after such withholding or deduction equals the amount of interest, if any, which would have been receivable by such holder in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay such additional amounts will not apply:

(a) to, or to a third party on behalf of, a holder who is liable for such taxes or duties by reason of such holder (or the beneficial owner for whose benefit such holder holds the relevant note) having some connection with Spain other than the mere holding of such note (or such beneficial interest) or the mere crediting of the note to such holder’s securities account with DTC; or

(b) in the case of a note presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant holder would have been entitled to additional amounts on presenting the same for payment on such 30th day assuming that day to have been a business day in such place of presentment; or

(c) in respect of any tax, duty, assessment or other governmental charge that would not have been imposed but for the failure by the holder or beneficial owner of the relevant note to comply with any certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner of that note, if compliance is required by statute, regulation or administrative practice of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, duty, assessment or other governmental charge; or

(d) to, or to a third party on behalf of, a holder if BBVA does not receive any relevant information as may be required by Spanish tax laws and regulations (including any binding rulings), including a duly executed and completed payment statement from the paying agent.

Additional amounts will also not be paid with respect to any payment on any note to a holder who is a fiduciary, partnership, limited liability company or person other than the sole beneficial owner of that payment to the extent such payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such additional amounts had it been a holder of such note.

No additional amounts will be paid by BBVA, the trustee or any paying agent on account of any withholding or deduction from a payment on, or in respect of, the notes where such withholding or deduction is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the Code (as defined herein) and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

As used above, “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the paying agent on or before such due date, it means the first date on which, the full amount of such moneys having been so received and made available for payment to the holders, notice to that effect is duly given to the holders in accordance with the provisions set forth in the relevant indenture (see “—Notices” below).

Any reference herein to the payment of interest shall be deemed to include the payment of additional amounts to the extent payable in respect thereof.

Redemption

The applicable prospectus supplement will indicate, if applicable, the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which BBVA may, pursuant to any redemption provisions described therein (which may differ from those set forth below), redeem the notes, and the other terms and provisions of such redemption. The notes of any series shall not be redeemable at the option of the holder thereof.

Common Terms

BBVA may, subject to the restrictions described in this section, redeem the notes of any series it has issued. Except as otherwise specified below or in the relevant prospectus supplement, the redemption price for a series of notes will be equal to 100% of the principal amount of such notes (or such other redemption amount as may be specified in the applicable prospectus supplement) plus any accrued but unpaid interest thereon to (but excluding) the redemption date.

If BBVA has elected to redeem the notes of a series but, prior to the payment of the redemption price to holders of such notes, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the redemption price (or any accrued interest and additional amounts payable under the relevant indenture) will be due and payable.

Any redemption shall be in compliance with Applicable Banking Regulations (as defined below) then in force and subject to the prior consent of the Regulator (as defined below), if required pursuant to such regulations. The Trustee may conclusively assume that any redemption is in compliance with Applicable Banking Regulations and that if the prior consent of the Regulator is required for any redemption, such consent has been obtained.

Any notice of redemption shall be given not less than five nor more than 30 days prior to the redemption date, in the manner described under “—Notices” below and in the applicable prospectus supplement and indenture.

If BBVA elects to redeem the notes of any series, the applicable redemption price will become due and payable on such notes (or, to the extent such notes may be redeemed in part, the portion thereof to be redeemed) and, if applicable, the notes redeemed will cease to accrue interest from (and including) the redemption date, unless BBVA fails to pay the redemption price on such redemption date.

Set forth below are certain definitions used in this section:

“Applicable Banking Regulations” means (i) with respect to a series of senior preferred notes or senior non-preferred notes, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to Eligible Liabilities Amounts (as defined below) or any equivalent or successor principles, then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to Eligible Liabilities Amounts or any equivalent or successor principles, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group) and as amended or replaced from time to time, and (ii) with respect to a series of subordinated notes, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to (so long as such subordinated notes are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital (as defined below)) Tier 2 Capital and (to the extent such subordinated notes cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) Eligible Liabilities Amounts or any equivalent or successor principles, then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to (so long as such subordinated notes are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) Tier 2 Capital and (to the extent such subordinated notes cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) Eligible Liabilities Amounts or any equivalent or successor principles, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group) and as amended or replaced from time to time.

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 and RD 1012/2015, as amended, replaced or supplemented from time to time, and including any other relevant implementing or developing regulatory provisions.

“Capital Event” means, when used with respect to the subordinated notes of a series, a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations or any application or official interpretation thereof, on or after the issue date of such subordinated notes, that results (or is likely to result) in any of the outstanding aggregate principal amount of such subordinated notes ceasing to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital; provided that a Capital Event shall not occur where such ceasing to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital is due to the remaining maturity of such subordinated notes being less than any period prescribed by any applicable eligibility criteria under the Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) which was effective on the issue date of such subordinated notes.

“Eligible Liabilities Amount” means the amount of eligible liabilities of BBVA or the BBVA Group for the purposes of Article 45 of the BRRD or Applicable Banking Regulations or any other regulations applicable in Spain from time to time.

“Eligible Liabilities Event” means, when used with respect to the notes of a series, a change (or any pending change which the Regulator considers sufficiently certain) in Spanish law or Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) or in any application or official interpretation thereof, on or after the issue date of such notes, that results (or is likely to result) in such notes not being (or ceasing to be) fully eligible for inclusion in the Eligible Liabilities Amount; provided that an Eligible Liabilities

Event shall not occur where such ineligibility for inclusion of such notes in the Eligible Liabilities Amount is due to the remaining maturity of such notes being less than any period prescribed by any applicable eligibility criteria under the Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) which was effective on the issue date of such notes.

“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to BBVA and/or the BBVA Group from time to time.

“Tax Event” means, when used with respect to the notes of a series, that, as a result of any change in or any amendment to the laws or regulations applicable in Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or binding official interpretation or administration of such laws or regulations, which change or amendment, or change in the application, binding official interpretation or administration, becomes effective on or after the issue date of such notes, (i) BBVA would become obligated to pay additional amounts in making any payments under such notes with respect thereto, as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) BBVA would not be entitled to claim a deduction in computing its taxation liabilities in Spain or any political subdivision thereof or therein having the power to tax in respect of any interest to be paid on the next interest payment date on such notes or the value of such deduction to BBVA would be reduced, or (iii) the applicable tax treatment of such notes would be materially affected and such change was not reasonably foreseeable on the issue date of such notes.

“Tier 2 Capital” means Tier 2 capital (capital de nivel 2) as provided under Applicable Banking Regulations.

Early Redemption upon a Tax Event

Unless otherwise provided in the applicable prospectus supplement, all or part only of the senior preferred notes, senior non-preferred notes or subordinated notes of a series may be redeemed at the redemption price at the option of BBVA if a Tax Event occurs; provided that, if the Tax Event consists of the event described in prong (i) of the “Tax Event” definition, no such notice to the trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which BBVA would be obligated to deduct or withhold tax or pay such additional amounts were a payment in respect of the notes then due.

Early Redemption upon an Eligible Liabilities Event

Unless otherwise provided in the applicable prospectus supplement, all (but not less than all) of the senior preferred notes, senior non-preferred notes or (to the extent they cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) the subordinated notes of a series may be redeemed at the redemption price at the option of BBVA if an Eligible Liabilities Event occurs with respect to such series of notes on or after the issue date of such notes.

Early Redemption upon a Capital Event

Unless otherwise provided in the applicable prospectus supplement, all (but not less than all) of the subordinated notes of a series (so long as such notes are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) may be redeemed at the redemption price at the option of BBVA if a Capital Event occurs with respect to such series of notes on or after the issue date of such notes.

Optional Early Redemption (Issuer Call)

Unless otherwise provided in the applicable prospectus supplement, all (but not less than all) of the senior preferred notes, senior non-preferred notes or subordinated notes of a series may be redeemed at the redemption price at the option of BBVA on any optional redemption date or any date during any optional redemption period, as the case may be, that may be applicable to the notes of such series.

Clean-up Call

Unless otherwise provided in the applicable prospectus supplement, if, on or after the issue date of the senior preferred notes, senior non-preferred notes or subordinated notes of a series, notes of such series representing, in the aggregate, 75% or more of the aggregate principal amount of the notes of such series (including any notes of such series issued after the issue date of such series and any notes of such series which have been cancelled by the trustee following their surrender for cancellation as provided in the relevant indenture) have been purchased by or on behalf of BBVA or any member of the BBVA Group, the notes of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the redemption price.

Purchases of Notes

BBVA or any member of the BBVA Group or any other legal entity acting on behalf of BBVA may, at any time, purchase or otherwise acquire any of the outstanding notes of any series at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such notes may be held, resold or, at the option of BBVA, surrendered to the trustee for cancellation (subject to such holding, resale or cancellation being in compliance with Applicable Banking Regulations). Any such purchased notes will cease to be deemed “outstanding” under the relevant indenture (i) for so long as such purchased notes are held by BBVA or any member of the BBVA Group or any other legal entity acting on behalf of BBVA or (ii) if such purchased notes have been surrendered to the trustee for cancellation.

Status and Ranking of the Notes

The below descriptions are based on the relevant provisions of the senior preferred indenture, senior non-preferred indenture and subordinated indenture, as the case may be. The provisions relating to the relative status and ranking of obligations under the Insolvency Law have historically been subject to change, and such provisions may further change in the future. Accordingly, investors are directed to read the description of the status and ranking of a particular series of notes in the relevant prospectus supplement and supplemental indenture.

Senior preferred notes and senior non-preferred notes

According to the senior preferred indenture, the payment obligations of BBVA under the senior preferred notes of a series on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the senior preferred notes with respect to claims for principal (which claims will constitute ordinary claims (as defined below)) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), and (b) claims against the insolvency estate (créditos contra la masa); (ii) pari passu without any preference or priority among themselves and with all other Senior Preferred Obligations (as defined below); and (iii) senior to (a) any Senior Non-Preferred Obligations (as defined below), and (b) all subordinated obligations of, or claims against, BBVA (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the senior preferred notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.

According to the senior non-preferred indenture, the payment obligations of BBVA under the senior non-preferred notes of a series on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the senior non-preferred notes with respect to claims for principal (which claims will constitute ordinary claims) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations; (ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and (iii) senior to all subordinated obligations of, or claims against, BBVA (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of such senior non-preferred notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.

“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of BBVA which, upon the insolvency (concurso de acreedores) of BBVA and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).

“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of BBVA with respect to (i) the payment of principal under any senior non-preferred notes and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of BBVA, are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.

“Senior Preferred Obligations” means the obligations of BBVA with respect to (i) the payment of principal under any senior preferred notes and (ii) all other ordinary claims, present and future, other than Senior Non-Preferred Obligations.

Upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the senior preferred notes or the senior non-preferred notes of a series with respect to claims for accrued but unpaid interest on such notes shall constitute subordinated claims (créditos subordinados) against BBVA ranking in accordance with the provisions of the Insolvency Law. No further interest on such notes shall accrue from the date of declaration of the insolvency of BBVA. Claims in respect of additional amounts shall also constitute subordinated claims (créditos subordinados) against BBVA.

Each holder of senior preferred notes or senior non-preferred notes (including, for purposes of this paragraph, each holder of a beneficial interest in the relevant senior preferred notes or senior non-preferred notes), by his or her acquisition thereof, will be deemed to have agreed to the relevant ranking of such notes. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of such notes and to the extent permitted by Spanish law. In addition, each holder of senior preferred notes or senior non-preferred notes by his or her acquisition thereof, to the extent permitted by Spanish law, authorizes and directs the relevant trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such notes as provided in the relevant indenture and appoints the relevant trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s or beneficial owner’s behalf.

Prior to any voluntary or necessary declaration of insolvency of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution or to any other exercise of the Spanish Bail-in Power and the senior preferred notes or senior non-preferred notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such notes shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Subordinated notes

According to the subordinated indenture, the payment obligations of BBVA under the subordinated notes of a series shall be direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the subordinated notes will rank:

(i)

for so long as the subordinated notes constitute Tier 2 Instruments (as defined below) of BBVA: (a) junior to any (1) claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1 of the Insolvency Law), (2) claim in respect of Senior Subordinated Debt (as defined below) and (3) other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the obligations of BBVA in respect of the subordinated notes and do not qualify as Additional Tier 1 Instruments (as defined below) or Tier 2 Instruments; (b) pari passu without any preference or priority among themselves and with all claims in respect of other contractually subordinated obligations of BBVA under any outstanding Tier 2 Instruments, present and future, and any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the obligations of BBVA in respect of the subordinated notes; and (c) senior to (1) any claim in respect of any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of BBVA in respect of the subordinated notes, including, without limitation, any claim in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future, and (2) ordinary shares of BBVA; and

(ii)

to the extent the subordinated notes cease to constitute Tier 2 Instruments of BBVA: (a) junior to any claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1 of the Insolvency Law) and any other subordinated obligations which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the obligations of BBVA in respect of Senior Subordinated Debt; (b) pari passu without any preference or priority among themselves and with all claims in respect of Senior Subordinated Debt, and any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the obligations of BBVA in respect of Senior Subordinated Debt; and (c) senior to (1) any claim in respect of any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of BBVA in respect of Senior Subordinated Debt, including, without limitation, any claim in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments or Tier 2 Instruments, present and future, and (2) ordinary shares of BBVA, such that any relevant claim in respect of the subordinated notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided in (i) and (ii) above.

“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations.

“Additional Tier 1 Instrument” means any instrument of BBVA qualifying as Additional Tier 1 Capital, in whole or in part.

“Senior Subordinated Debt” means the contractually subordinated obligations (créditos subordinados) of BBVA, present and future, ranking as subordinated debt not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA and/or the BBVA Group, in accordance with Spanish law, for the purposes of Additional Provision 14.3.1º of Law 11/2015.

“Tier 2 Instrument” means any instrument of BBVA qualifying as Tier 2 Capital, in whole or in part.

Upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the subordinated notes of any series with respect to claims for accrued but unpaid interest on such notes shall constitute subordinated claims (créditos subordinados) against BBVA ranking in accordance with the provisions of the Insolvency Law. No further interest on the subordinated notes shall accrue from the date of declaration of the insolvency of BBVA. Claims in respect of additional amounts shall also constitute subordinated claims (créditos subordinados) against BBVA.

Each holder of subordinated notes (including, for purposes of this paragraph, each holder of a beneficial interest in the relevant subordinated notes), by his or her acquisition thereof, will be deemed to have agreed to the subordination of such notes as described above. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of such notes and to the extent permitted by Spanish law. In addition, each holder of subordinated notes by his or her acquisition thereof, to the extent permitted by Spanish law, authorizes and directs the relevant trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of such notes as provided in the subordinated indenture and appoints the relevant trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s or beneficial owner’s behalf.

Prior to any voluntary or necessary declaration of insolvency of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution or to any other exercise of the Spanish Bail-in Power and the subordinated notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such subordinated notes shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Except as provided above, nothing contained in the subordinated indenture or in the subordinated notes will affect the obligation of BBVA to make, or prevent BBVA from making, at any time, payments of principal of (or premium, if any) or interest, if any, on the subordinated notes or on account of the purchase or other acquisition of subordinated notes or prevent the application by the relevant trustee of any moneys deposited with it under the subordinated indenture to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the subordinated notes, unless a responsible officer of such trustee shall have received at its corporate trust office, more than three business days prior to the date fixed for such payment, written notice of any event prohibiting the making of such payment.

Any renewal or extension of the time of payment of any Company Senior Indebtedness (as defined below) or the exercise by the holders of Company Senior Indebtedness of any of their rights under any instrument creating or evidencing Company Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done without any notice to or assent from the holders of the subordinated notes or the relevant trustee with respect to the subordinated notes.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Company Senior Indebtedness is outstanding or of such Company Senior Indebtedness, whether or not such action is in accordance with the provisions of any applicable document, will in any way alter or affect any of the provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.

“Company Senior Indebtedness” means, with respect to the subordinated notes of a series, all obligations of, or claims against, BBVA, whether outstanding on the date of the subordinated indenture or the issue date of such subordinated notes, or thereafter created, incurred, assumed or guaranteed, that are not subordinate, or are superior, in right of payment to the subordinated notes of such series.

The relevant trustee’s claims under the subordinated indenture are not subordinated.

Events of Default

“Event of default”, wherever used with respect to notes of any series, means (whatever the reason for such event of default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against BBVA or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by BBVA for the dissolution or winding up of BBVA (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth under “—Consolidation, Merger and Conveyance of Assets; Assumption” (in this case, even without being approved by an Act (as defined below) of the holders of such series of notes) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the holders of the notes of such series).

Notwithstanding anything to the contrary in the notes or the relevant indenture, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an event of default under the immediately preceding paragraph or under any other of the terms of the notes or the relevant indenture with respect to the notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the notes of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of any series, will constitute an event of default or default under the relevant indenture or the notes of such series or otherwise constitute non-performance of a contractual obligation, or entitle the holders of the notes of any such series to any remedies, which are expressly waived. See “—Agreement and Acknowledgment with Respect to the

Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, then the principal, or such lesser amount as may be provided for in the notes of such series (if applicable), of such outstanding notes will be deemed to have been declared, and will become, immediately and automatically, due and payable, to the extent permitted by the Insolvency Law. For the avoidance of doubt, only an event of default (rather than any breach or default under the relevant indenture or the notes of any series) may give rise to such a declaration of acceleration pursuant to the provisions summarized above.

At any time after such a declaration of acceleration with respect to the notes of a series has been made and before a judgment or decree for payment of the money due has been obtained by the relevant trustee as provided in the relevant indenture, the holders of not less than a majority in aggregate principal amount of the outstanding notes of such series may, by Act, rescind and annul such declaration and its consequences if:

(i)	BBVA has paid or deposited with the relevant trustee a sum of money sufficient to pay:

(a)	all overdue installments of any interest on and additional amounts with respect to all notes of such series;

(b)

the principal of and any premium on any notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such notes;

(c)

to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such notes; and

(d)

all sums paid or advanced by the relevant trustee under the relevant indenture and the reasonable compensation, expenses, disbursements and advances of the relevant trustee, its agents and counsel and all other amounts due to the relevant trustee under such indenture; and

(ii)	the event of default with respect to the notes of such series shall have been cured or waived as provided in the relevant indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to the payment of certain amounts due to the relevant trustee (as set forth in prong (i)(d) of the second immediately preceding paragraph), the holders of not less than a majority in aggregate principal amount of the outstanding notes of a series may on behalf of the holders of all the notes of such series, by Act, waive any past default with respect to such series of notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any note of such series or in respect of a covenant or provision of the relevant indenture that cannot be modified or amended without the consent of the holder of each outstanding notes of such series.

No holder of any note of any series (which, for these purposes, includes each holder of a beneficial interest in the notes) has the right to institute any proceeding, judicial or otherwise, with respect to such note, the relevant indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such holder has previously given written notice to the relevant trustee of a continuing event of default with respect to the notes of such series specifying such event of default and stating that such notice is a “Notice of Event of Default” under the relevant indenture; (ii) the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series have made written request to the relevant trustee to institute proceedings in respect of such event of default in its own name as trustee under the relevant indenture with respect to such series of notes and such holder or holders have offered to the relevant trustee reasonable indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the relevant trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (iv) no direction inconsistent with such written request has been given to the relevant trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding notes of such series.

Notwithstanding anything to the contrary in the relevant indenture and the notes of the relevant series, and subject to the relevant indenture’s provisions with respect to remedies, the ranking or subordination of the notes of the relevant series and the exercise of the Spanish Bail-in Power, each holder of a note will have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the relevant indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, such note on or after the dates upon which such amounts become due and payable pursuant to the terms of such note (or, in the case of redemption, on or after the redemption date) and to institute suit for the enforcement of any such payment, and such right cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in aggregate principal amount of the outstanding notes of such series may consent by Act, on behalf of the holders of all outstanding notes of such series, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

Within 90 days after the occurrence of any default under the relevant indenture known to the relevant trustee with respect to the notes of a series, such trustee shall transmit by mail to all holders of notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived; provided, however, that the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to notes of such series.

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the relevant indenture to be given or taken by holders of notes of a series and the written instrument or instruments in which such action is embodied and by which such action is evidenced.

Substitution and Modification

Notwithstanding anything to the contrary in this prospectus, the notes of any series, the relevant indentures or any other agreements, arrangements or understandings between BBVA and any holder of notes, by his or her acquisition of notes, each holder and beneficial owner acknowledges, accepts, consents to and agrees that if:

(i)	with respect to the senior preferred notes or senior non-preferred notes of a series, a Tax Event or an Eligible Liabilities Event occurs; or

(ii)

with respect to the subordinated notes of a series, a Tax Event, (so long as such subordinated notes are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) a Capital Event, or (to the extent such subordinated notes cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) an Eligible Liabilities Event occurs, including, in each case, as a result of any change in law or regulation or the application or official interpretation thereof, BBVA may substitute all (but not less than all) of the notes of such series or modify the terms of all (but not less than all) of the notes of such series, without any requirement for the consent or approval of the relevant trustee or the holders or beneficial owners of such notes, so that such notes are substituted for, or their terms are modified to become again, or remain, Qualifying Securities (as defined below), subject to: (i) having given not less than five nor more than 30 days’ notice to the holders thereof in accordance with the relevant indenture and to the trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification); (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations; and (iii) any variation in the terms of such notes resulting from such modification or, if such notes are substituted, any difference between the terms of such notes and those of the Qualifying Securities for which such notes are substituted, not being materially prejudicial to the interests of the holders of such notes and BBVA having delivered an officer’s certificate to the relevant trustee to that effect not less than five business days prior to (a) in the case of a substitution of the notes, the issue date of the relevant Qualifying Securities for which such notes are substituted; or (b) in the case of a modification of the terms and conditions of the notes, the date such modification becomes effective.

In the case of a modification of the terms and conditions of the notes of a series, any variation in the ranking of such notes resulting from any such modification or, in the case of a substitution of the notes, any difference between the ranking of such notes and that of the Qualifying Securities for which the notes are substituted, shall be deemed not to be prejudicial to the interests of the holders of such notes where the ranking of the notes or, if the notes are substituted, of the Qualifying Securities for which the notes are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to the notes of such series on their issue date.

For the purposes of the second immediately preceding paragraph, the notice to be delivered by BBVA shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the holders of the series of notes to be substituted or modified can inspect or obtain copies of, if such notes are modified, the new terms and conditions of the notes of such series or, if such notes are substituted, the Qualifying Securities for which they are substituted. Such substitution or modification will be effected without any cost or charge to such holders.

If the notes of a series are substituted in accordance with the paragraphs set forth above, the notes of such series shall cease to bear interest from (and including) the date of such substitution.

By its acquisition of notes of any series or any beneficial interest therein, each holder and beneficial owner thereof will be deemed (i) to acknowledge, accept, consent to and agree to be bound by any substitution of or modification to the terms of the notes of such series as set forth above and to grant to BBVA and the relevant trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the notes of such series, as applicable and (ii) to the extent permitted by the Trust Indenture Act, to waive any and all claims, in law and/or in equity, against the relevant trustee and/or BBVA for, to agree not to initiate a suit against the trustee and/or BBVA in respect of, and to agree that neither such trustee nor BBVA shall be liable for, any action that the trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the notes upon the occurrence of a Tax Event, Eligible Liabilities Event or Capital Event, as applicable.

“Qualifying Securities” means, with respect to a series of notes which is subject to any substitution or modification pursuant to their terms, at any time, any securities issued by BBVA (including any notes so modified as to remain Qualifying Securities) that:

(i) contain terms which comply with the then-current requirements, (a) in the case of a series of senior preferred notes or senior non-preferred notes, for inclusion in the Eligible Liabilities Amount, or (b) in the case of series of subordinated notes (so long as such subordinated notes are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital or (to the extent such subordinated notes cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) for inclusion in the Eligible Liabilities Amount, in each case as provided under Applicable Banking Regulations, as applicable;

(ii) have the same denomination and aggregate outstanding principal amount, the same currency in which payments shall be payable, the same rate of interest and terms for the determination of any applicable rate of interest, the same date of maturity and the same dates for payment of interest as such series of notes immediately prior to any substitution or modification;

(iii) have the same or higher ranking as is applicable to such series of notes on the issue date of such series of notes;

(iv) preserve any existing rights under the notes to any accrued interest which has not been paid in respect of the period from (and including) the interest payment date last preceding the date of any substitution or modification; and

(v) are listed or admitted to trading on any stock exchange as selected by BBVA, if such series of notes was listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification.

In the case of a substitution or modification of the terms of the notes of any series, depending on the terms of the modified notes, the substitution or modification might be considered for U.S. federal income tax purposes to be a deemed exchange by the U.S. beneficial owners of notes of the relevant series for new notes, which may result in recognition of taxable gain or loss for these purposes and possible other adverse U.S. tax consequences for such beneficial owners. U.S. beneficial owners of notes should consult their tax advisers regarding the U.S. federal, state and local income tax consequences of a substitution or modification.

Outstanding Notes

Among other provisions, in determining whether the holders of the requisite principal amount of outstanding notes of a series have given any request, demand, authorization, direction, notice, consent or waiver under the notes of such series or the relevant indenture, any note owned by BBVA or any other obligor upon the notes or any affiliate of BBVA or such other obligor (if any such notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount note (if any) of such series that will be deemed outstanding will be the amount that would be declared due and payable as of the date of determination.

Modifications and Waivers

Modification of the Indentures without Consent of Holders

BBVA and the relevant trustee may modify and amend the relevant indenture and any applicable supplemental indenture without the consent of the holders of the notes of a series, in each case with respect to the notes of such series or any other notes of BBVA issued thereunder, to:

•	evidence the succession of another person to BBVA, and the assumption by any such successor of the covenants of BBVA in such indenture and in the notes of any series;

•

add to the covenants of BBVA for the benefit of the holders of notes of all or any series or to surrender any right or power conferred upon BBVA under such indenture; provided that (i) in the case of a series of senior preferred notes and senior non-preferred notes, such notes do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount and subject further to compliance with the Applicable Banking Regulations and (ii) in the case of a series of subordinated notes, such notes do not cease, as a result thereof, to (so long as the subordinated notes of such series are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital or (to the extent the notes of such series cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations;

•	establish the form or terms of the notes of any new series;

•

evidence and provide for the acceptance of appointment by a successor trustee with respect to the notes of one or more series and to add to or change any of the provisions of such indenture or any applicable supplemental indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee under such indenture;

•

cure any ambiguity or correct or supplement any defect or inconsistency in such indenture, any indenture supplemental thereto or the notes or make any other provisions with respect to matters or questions arising under such indenture, any indenture supplemental thereto or the notes which do not adversely affect the interests of the holders of the outstanding notes of any series in any material respect;

•	add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of notes;

•

supplement any of the provisions of such indenture or any supplemental indenture to such extent as shall be necessary to permit the discharge of any series of notes, provided such action does not adversely affect the interests of any holders of notes of any other series in any material respect;

•

add any additional events of default for the benefit of the holders of notes of any series; provided that (i) in the case of a series of senior preferred notes or senior non-preferred notes, such notes do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount and subject further to compliance with the Applicable Banking Regulations and (ii) in the case of a series of subordinated notes, such notes do not cease, as a result thereof, to (so long as the subordinated notes of such series are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital or (to the extent the notes of such series cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount and subject further to compliance with the Applicable Banking Regulations;

•

secure any notes; provided that (i) in the case of a series of senior preferred notes or senior non-preferred notes, such notes do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount and subject further to compliance with the Applicable Banking Regulations and (ii) in the case of a series of subordinated notes, such notes do not cease, as a result thereof, to (so long as the subordinated notes of such series are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital or (to the extent the notes of such series cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount and subject further to compliance with the Applicable Banking Regulations;

•

delete, amend or supplement any provision of such indenture, any indenture supplemental thereto or the notes, provided such actions do not materially adversely affect the interests of the holders of the notes issued thereunder and outstanding immediately prior thereto;

•

delete, amend or supplement any provision of such indenture, any indenture supplemental thereto or the notes as a result of, and to the extent necessary to effect, the substitution or modification of any series of notes pursuant to the provisions summarized in “—Substitution and Modification” above; or

•

delete, amend or supplement any provision of such indenture, any indenture supplemental thereto or the notes as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Modification of the Indentures with Consent of Holders

With the consent, as evidenced in an Act or Acts (as defined in the relevant indenture), as the case may be, of the holders of not less than a majority in aggregate principal amount of the notes of the relevant series outstanding immediately prior thereto affected thereby, voting as a class, BBVA and the relevant trustee may enter into an indenture or indentures supplemental to the relevant indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the relevant indenture or the notes of such series or of modifying in any manner the rights of the holders of the notes of such series under the relevant indenture and of waiving future compliance with respect to such indenture and the notes of such series; provided, however, that no such supplemental indenture, without the consent of the holder of each note of such series outstanding immediately prior thereto affected thereby, shall (in each case, with respect to the notes of such series):

•

change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to, such notes, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in aggregate principal amount of the outstanding notes of a series may consent by Act, on behalf of the holders of all of the outstanding notes of such series, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any additional amounts with respect thereto;

•	change any premium payable upon the redemption of such notes or otherwise;

•	change the obligation of BBVA to pay additional amounts;

•

reduce the amount of the principal of an original issue discount note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the note (following an event of default) or the amount thereof provable in bankruptcy;

•	change the redemption provisions;

•	change the place of payment or currency in which the payment of principal, any premium, interest or any additional amounts is payable;

•	impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any additional amounts with respect to the notes;

•

reduce the percentage in principal amount of outstanding notes of a series the consent of whose holders is required for any supplemental indenture or to waive compliance with, or defaults under, the relevant indenture or reduce the requirement for a quorum or voting;

•

in the case of a series of subordinated notes, modify any of the provisions of the subordinated indenture relating to the subordination of the outstanding subordinated notes in a manner adverse to holders of outstanding subordinated notes;

•

modify the provisions of the relevant indenture that govern modification thereof with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding notes of such series the consent of whose holders is required to modify and amend such indenture or to give any such waiver and except to provide that additional provisions of such indenture cannot be modified or waived without the consent of each holder of notes affected thereby; or

•

change in any manner adverse to the interests of the holders of outstanding notes the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of principal, premium or interest (including additional amounts), if any, thereon;

except in each case with respect to any modification or amendment of the relevant indenture or the notes of such series which is entered into pursuant to, and in accordance with, the provisions described above under “—Modification of the Indentures without Consent of Holders” (in which each such case neither the consent nor the affirmative vote of any holder of any note affected will be required).

Subject to the payment of certain amounts due to the relevant trustee, the holders of not less than a majority in aggregate principal amount of the outstanding notes of any series may, on behalf of the holders of all the notes of such series, by Act, waive any past default under the relevant indenture (with respect to such notes) and such notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any note of such series or in respect of a covenant or provision of the relevant indenture that cannot be modified or amended without the consent of the holder of each outstanding note of such series.

Satisfaction and Discharge

Subject to compliance with the Applicable Banking Regulations and, if required, the prior consent of the Regulator, BBVA may discharge certain obligations to holders of notes of any series (i) that have been delivered to the trustee for cancellation or (ii) that have not already been delivered to the trustee for cancellation and that have become due and payable by depositing or causing to be deposited with the relevant trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such notes, including principal, premium, interest and any additional amounts to the date of such deposit.

In addition, upon the exercise of the Spanish Bail-in Power with respect to a series of notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the notes of such series or such notes otherwise ceasing to be outstanding, the relevant indenture shall be deemed satisfied and discharged as to such series of notes and such notes shall thereafter be deemed to be not outstanding.

Consolidation, Merger and Conveyance of Assets; Assumption

Nothing contained in the indentures or in any of the notes shall prevent any reconstruction, consolidation, amalgamation or merger of BBVA with or into any other person or persons (whether or not affiliated with BBVA), or successive reconstructions, consolidations, amalgamations or mergers in which BBVA or the successor or successors of BBVA shall be a party or parties, or shall prevent any sale, transfer, conveyance or lease of the property of BBVA as an entirety or substantially as an entirety, to any other person (whether or not affiliated with BBVA); provided that any person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall (except where such assumption is automatic by operation of law) expressly assume the due and punctual payment of the principal of (and premium, if any), interest and additional amounts, if any, on the notes in accordance with the provisions thereof and the relevant indenture, and the performance of every covenant of such indenture on the part of BBVA to be performed or observed.

In addition, any holding company or wholly-owned subsidiary of BBVA may assume BBVA’s obligations under the notes of any series without the consent of any holder; provided that certain conditions are satisfied, including that, immediately after such assumption, the successor person has ratings for long-term senior debt (in the case of senior preferred notes and senior non-preferred notes) or long-term subordinated debt (in the case of subordinated notes) assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors) which are the same as or higher than the credit rating for long-term senior or subordinated debt, as the case may be, of BBVA (or, if applicable, the previous successor person) assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors).

In the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease, or any assumption of obligations under the notes of a series permitted by the relevant indenture, the acquiring, resulting or successor person, as the case may be, shall succeed to, and substitute, and may exercise every right and power of, BBVA under such indenture with respect to any such notes with the same effect as if such person had been named as the issuer in such indenture, and BBVA or any legal and valid successor person which shall theretofore have become such in the manner prescribed in such indenture shall be released from all liability as obligor and any other obligations and covenants under such indenture and under any such notes, as the case may be.

In the event the acquiring, resulting or successor person is not incorporated or tax resident in Spain, additional amounts under the notes will thereafter be payable in respect of taxes imposed by the acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay additional amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. In addition, such acquiring, resulting or successor person not incorporated or tax resident in Spain will be entitled to redeem the notes in the circumstances described under “—Redemption—Early Redemption upon a Tax Event” upon any change in or any amendment to the laws or regulations of such acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (including any treaty to which such jurisdiction is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations; provided that the relevant change, amendment, application or interpretation has become effective subsequent to the date of the reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance, lease or assumption, as the case may be.

Depending on the facts at the time of any assumption of the obligations of BBVA under any series of notes, such assumption might be considered for U.S. federal income tax purposes to be a deemed exchange by the U.S. beneficial owners of the notes of such series for new notes, which may result in recognition of taxable gain or loss for these purposes and possible other adverse U.S. tax consequences for such beneficial owners. U.S. beneficial owners of notes should consult their tax advisers regarding the U.S. federal, state and local income tax consequences of an assumption.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the notes of any series nor the trustee acting on behalf of the holders of the notes of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by BBVA in respect of, or arising under, or in connection with, the notes of such series or the relevant indenture and each of them, by virtue of its holding of any securities or any interest therein, and the trustee acting on behalf of the holders of the notes of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a note of any series or any interest therein by BBVA in respect of, or arising under, the notes of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to BBVA (or, if any voluntary or involuntary liquidation of BBVA shall have occurred, the liquidator or administrator of BBVA, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for BBVA (or the liquidator or administrator of BBVA, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Maintenance of Tax Procedures

Each indenture provides for the timely provision by the applicable paying agent of a duly executed and completed payment statement in connection with each payment of income (as defined below) under the relevant notes and sets forth certain procedures agreed by BBVA and such paying agent which aim to facilitate such process, along with a form of the payment statement to be used by the paying agent. For these purposes, “income” means interest paid on an interest payment date or the amount of the difference, if any, between the aggregate redemption price paid upon the redemption of the relevant notes (or a portion thereof) and the aggregate principal amount of such notes, as applicable.

If the paying agent fails to deliver a duly executed and completed payment statement on a timely basis, in respect of an interest payment date or in connection with a redemption of the notes of a series, then the related payment of income will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, BBVA would not pay additional amounts and owners of a beneficial interest in such notes would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Form, Transfer, Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, each series of notes will be issued in registered form only, without coupons. There will not be any service charge for any transfer or exchange of notes payable to BBVA, but BBVA may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.

Unless the applicable prospectus supplement provides otherwise, the principal, premium and interest (and any additional amounts) on the notes of a particular series will be payable, and transfer or exchange of the notes will be registrable, at the corporate trust office of The Bank of New York Mellon under the relevant indenture. However, if specified in the applicable prospectus supplement, BBVA may elect to pay any interest by check mailed to the address of the entitled person as it appears in the security register at the close of business on the regular record date for the interest or by transfer to an account maintained by the payee with a bank located in the United States.

Unless the applicable prospectus supplement provides otherwise, payment of interest on and any additional amounts with respect to a note on any interest payment date will be made to the person in whose name the note is registered at the close of business on the regular record date for the interest.

Global Certificates

BBVA may issue the notes of a series in whole or in part in the form of one or more global certificates representing the notes. Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depository for the notes. Therefore, BBVA will issue the notes only as registered securities registered in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such notes.

As long as DTC or its nominee is the registered holder of a global certificate representing notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global certificate for all purposes under the relevant indenture and the notes. Except as described below, owners of beneficial interests in a note represented by a global certificate will not be entitled to have the notes represented by such global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the holders of such notes under the relevant indenture. Accordingly, each person owning a beneficial interest in a note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the relevant indenture.

Beneficial interests in notes of any series represented by a global certificate will be exchangeable for notes of such series represented by individual security certificates, or certificated notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the trustee only if: (i) the depository is at any time unwilling, unable or ineligible to continue as depository or has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by BBVA within 60 days of the date BBVA is so informed in writing; (ii) BBVA executes and delivers to the trustee a company order to the effect it has elected to cause the issuance of definitive registered securities; (iii) an event of default has occurred and is continuing with respect to the securities; or (iv) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the relevant prospectus supplement.

Notices

All notices to holders of registered notes shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the relevant trustee or security registrar. Notwithstanding the foregoing, any notice given to the holder of a global security representing notes shall be sufficiently given if such notice is given in accordance with the procedures of the relevant depository applicable from time to time.

The Trustee

The Bank of New York Mellon, the trustee currently appointed pursuant to each of the indentures, currently has its principal corporate trust office located at 240 Greenwich Street, New York, NY 10286, and each of the indentures will be administered by The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, currently located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom or such other location as notified by the trustee to BBVA from time to time. The trustee and any trustee appointed pursuant to the senior preferred indenture, the senior non-preferred indenture or the subordinated indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.

By its acquisition of any notes offered hereunder, each holder thereof, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of such series. Additionally, by its acquisition of any notes of any series offered hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such series of notes, (i) the trustee shall not be required to take any further directions from holders of the notes of such series with respect to any portion of the notes of such series that is written down, converted to equity and/or cancelled under the provision of the relevant indenture which authorizes holders of a majority in aggregate outstanding principal amount of the notes of a series to direct certain actions relating to the notes of such series; and (ii) the relevant indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such notes.

Notwithstanding the foregoing, if, following the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to notes of a series, any notes of such series remain outstanding (for example, if such exercise results in only a partial write-down of the principal amount of the notes of such series), then there shall at all times be a trustee for the notes of such series in accordance with the relevant indenture, and the resignation and/or removal of the relevant trustee and the appointment of a successor trustee shall continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed between BBVA and the relevant trustee following the completion of the exercise of the Spanish Bail-in Power.

BBVA’s obligation to indemnify the trustee in accordance with each of the indentures shall survive the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any notes.

Subject to the provisions of the Trust Indenture Act, the relevant trustee is under no obligation to exercise any of the rights or powers vested in it by the relevant indenture at the request of any holder of notes, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred thereby.

BBVA and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.

Successor Trustees

Any trustee in respect of the notes of a series may resign or be removed by holders of a majority in aggregate principal amount of notes of such series at any time, effective upon the acceptance by a successor trustee of the respective appointment. The indentures provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor trustee with respect to the notes of a series unless at the time of such acceptance such successor trustee shall be qualified and eligible under the relevant indenture.

Repayment of Funds

All moneys paid by BBVA to the relevant trustee or a paying agent for payment of principal, premium or interest and any additional amounts on any notes which remain unclaimed at the end of two years after that payment has become due and payable will be paid to BBVA, on BBVA’s request, and all liability of the relevant trustee or the paying agent related to it will cease, and, if permitted by law, the holder of the applicable note will look only to BBVA for any payment which such holder may be entitled to collect.

Prescription

All claims against BBVA for payment of principal, premium, interest or additional amounts on or in respect of the notes will become void unless made within the earlier of (i) six years or (ii) any applicable shorter period provided for under New York law, starting from the later of the date on which that payment first became due and the date on which the full amount was received by the relevant trustee or the paying agent.

Governing Law

The notes, the indentures and any supplemental indentures (except as set forth herein and therein) will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the indentures, the authorization, issuance and execution by BBVA of the notes, the notes to the extent set forth therein and the provisions of the indentures related to the ranking and, where applicable, the subordination of the notes, the waiver of the right of set-off and the agreement by holders of the notes with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

Submission to Jurisdiction

Except as provided in the paragraph immediately below, BBVA has irrevocably submitted to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York in any suit or proceeding arising out of or relating to the relevant indenture or the notes and has irrevocably waived, to the extent it may effectively do so, any objection it may have to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the notes or the indentures, the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the relevant indenture or the notes arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the trustee, each holder and beneficial owner of any notes and each paying agent, transfer agent, authenticating agent and security registrar will submit, to the extent it may effectively do so, to the exclusive jurisdiction of such Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the trustee, each holder and beneficial owner of any notes and each paying agent, transfer agent, authenticating agent and security registrar will further irrevocably waive, to the extent it may effectively do so, any objection to the Spanish courts in the city of Madrid on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding anything to the contrary in the notes of any series, the indentures or any other agreements, arrangements or understandings between BBVA and any holder, by its acquisition of any notes offered hereunder, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the notes of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the notes of any series; (b) the conversion of all, or a portion, of the Amounts Due on the notes of any series into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the notes; (c) the cancellation of the notes of any series; (4) the amendment or alteration of the maturity of the notes of any series or amendment of the amount of interest payable on the notes of any series, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the notes of any series or the rights of the holders thereunder or under the relevant indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any notes offered hereunder, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the notes of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an event of default with respect to the notes or under the relevant indenture. By its acquisition of any notes offered hereunder, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any notes offered hereunder, each holder thereof, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of such series. Additionally, by its acquisition of any notes of any series offered hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such series of notes: (i) the trustee shall not be required to take any further directions from the holders of the notes of such series with respect to any portion of the notes of such series that is written down, converted to equity and/or cancelled under the relevant indenture; and (ii) the relevant indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to notes of a series, so long as any notes of such series remain outstanding, there shall at all times be a trustee for the notes of such series in accordance with the relevant indenture, and the resignation and/or removal of the relevant trustee and the appointment of a successor trustee shall continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any notes offered hereunder, each holder further agrees to be deemed to have authorized, directed and requested the relevant depository (including, if applicable, DTC) and any direct participant therein or other intermediary through which it holds such notes to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the notes as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of a series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to the depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the notes of such series. BBVA will also deliver a copy of such notice to the trustee for information purposes. No failure or delay by BBVA to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

Subsequent Holders’ Agreement

Holders of any notes offered hereunder that acquire such notes in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the relevant indenture to the same extent as the holders of any notes offered hereunder that acquire such notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the notes related to the exercise and effects of the Spanish Bail-in Power set forth under “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.

DESCRIPTION OF THE CONTINGENT CONVERTIBLE PREFERRED SECURITIES OF BBVA

This section describes the general terms and provisions of the indenture dated as of July 31, 2025 (the “contingent convertible preferred securities indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, as trustee, paying and conversion agent, principal paying agent and contingent convertible preferred security registrar, which sets forth certain provisions with respect to the contingent convertible preferred securities that may be offered by BBVA. In this section, “Description of the Contingent Convertible Preferred Securities of BBVA”, the term “holder” shall mean the person in whose name the notes are registered, unless otherwise indicated herein or in the applicable prospectus supplement. Whenever we refer in this prospectus to specific provisions of or terms defined in the contingent convertible preferred securities indenture, we incorporate by reference into this prospectus such specific provisions of or terms defined in the contingent convertible preferred securities indenture.

A prospectus supplement will describe the specific terms of a particular series of contingent convertible preferred securities and any general terms outlined in this section that will not apply to those contingent convertible preferred securities. The prospectus supplement may add to, update, supplement or change information contained in this prospectus, including regarding the terms of the securities offered thereby. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. Investors in a particular series of contingent convertible preferred securities are therefore directed to read the relevant prospectus supplement and supplemental indenture (or, if applicable, the Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series). If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the contingent convertible preferred securities indenture and the supplemental indenture (or, if applicable, the Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series). Further, in the event of any conflict between the terms and conditions of the contingent convertible preferred securities indenture and those of the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series), the terms and conditions of the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series) shall prevail.

The description contained in this section, as it may be supplemented, updated or superseded by the description included in the applicable prospectus supplement, is only a summary and does not contain the full terms of a particular series of contingent convertible preferred securities, nor all the details found in the full text of the relevant indenture, the contingent convertible preferred securities and the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series or the officer’s certificate for such series). If you would like additional information, you should read such supplemental documentation.

BBVA may issue future contingent convertible preferred securities under other indentures or documentation which contain provisions different from those included in the contingent convertible preferred securities indenture described here. BBVA is not prohibited under the contingent convertible preferred securities or the contingent convertible preferred securities indenture from paying any amounts due under any of its obligations at a time when an Enforcement Event (as defined below) has occurred or when they have failed to pay any amounts due under the contingent convertible preferred securities or the contingent convertible preferred securities indenture.

The contingent convertible preferred securities will be issued under the contingent convertible preferred securities indenture, as it may be amended or supplemented from time to time. The contingent convertible preferred securities indenture has been filed with the SEC as an exhibit to the registration statement that includes this prospectus. The contingent convertible preferred securities indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under more than one indenture of BBVA (such as is currently the case in respect of the senior preferred indenture, the senior non-preferred indenture, the subordinated indenture and the contingent convertible preferred securities indenture), upon a default in any series of securities issued under any such indenture, the trustee may be deemed to have a conflicting interest and may be required to resign under any other indentures and a successor trustee will be appointed thereunder.

Any offering of contingent convertible preferred securities pursuant to this prospectus also includes an offering of BBVA’s ordinary shares given the contingent convertible preferred securities mandatorily convert into BBVA’s ordinary shares upon the occurrence of certain events, as described herein. See “Description of BBVA Ordinary Shares” for a discussion of BBVA’s ordinary shares.

General

The contingent convertible preferred securities indenture does not limit the aggregate liquidation preference of contingent convertible preferred securities that BBVA may issue under it.

Neither the contingent convertible preferred securities indenture nor the contingent convertible preferred securities will limit or otherwise restrict the amount of other indebtedness or other securities which BBVA or any of its subsidiaries may incur or issue, including the issuance of further contingent convertible preferred securities. BBVA can issue contingent convertible preferred securities from time to time in one or more series, up to any aggregate liquidation preference that BBVA may authorize. Unless previously converted into Common Shares (as defined below), the contingent convertible preferred securities will constitute direct, unconditional and unsecured obligations of BBVA.

The contingent convertible preferred securities indenture provides that there may be more than one trustee under such indenture, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of contingent convertible preferred securities issued under the contingent convertible preferred securities indenture and a successor trustee may be appointed.

The holders of any series of contingent convertible preferred securities are not entitled to receive notice of or to attend any extraordinary or ordinary meetings of Shareholders of BBVA and will have no voting rights with respect thereto.

The contingent convertible preferred securities are BBVA’s subordinated non-step-up non-cumulative convertible preferred securities mandatorily convertible into Common Shares upon the occurrence of certain events. The contingent convertible preferred securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or Spain.

Terms of the Contingent Convertible Preferred Securities Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the terms of the offered contingent convertible preferred securities, including, where applicable, some or all of the following:

•	the specific designation and Liquidation Preference (as defined below) of the contingent convertible preferred securities;

•	how to calculate Distributions (as defined below), if any, and the terms or circumstances under which any such Distributions may be cancelled in whole or in part, if any;

•	the date or dates from which Distributions, if any, will accrue or the method or methods, if any, by which such date or dates will be determined;

•	the price or prices at which they will be issued;

•

the terms on which the contingent convertible preferred securities may or are required to convert into Common Shares and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any Distributions are payable;

•	the terms and conditions of any mandatory redemption;

•	the terms and conditions, if any, under which BBVA may elect to substitute or vary the terms of the contingent convertible preferred securities;

•	the currency or currencies in which Liquidation Preference and Distributions are denominated and in which BBVA will make any payments;

•	any index used to determine the amount of any payments on the contingent convertible preferred securities;

•	any restrictions that apply to the offer, sale and delivery of the contingent convertible preferred securities;

•

whether and under what circumstances, if other than those described in this prospectus, BBVA will pay additional amounts on the contingent convertible preferred securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, BBVA may redeem the contingent convertible preferred securities following those developments;

•	the clearing system or systems on which the contingent convertible preferred securities will be cleared and settled; and

•	any listing on a securities exchange.

Holders of contingent convertible preferred securities shall have no voting rights except those described under the heading “—Modifications and Waivers” below, unless and until such contingent convertible preferred securities are converted into Common Shares, in which case holders will have the voting rights described under “Description of BBVA Ordinary Shares”.

Certain Defined Terms

In this section “Description of the Contingent Convertible Preferred Securities of BBVA”, the following terms have the following meanings:

“Accounting Currency” means euro or such other primary currency used in the presentation of the BBVA Group’s accounts from time to time;

“Additional Amounts” has the meaning set forth under “—Additional Amounts”;

“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations;

“Additional Tier 1 Instrument” means any instrument of BBVA qualifying as Additional Tier 1 Capital, in whole or in part;

“ADS depositary” means The Bank of New York Mellon, as the depositary under BBVA’s deposit agreement (see “Description of BBVA American Depositary Shares”) or any successor ADS depositary;

“Agents” means the agents appointed in accordance with the contingent convertible preferred securities indenture or any applicable supplemental indenture and shall include any Paying Agent, contingent convertible preferred security registrar, Paying and Conversion Agent, Calculation Agent and Authenticating Agent;

“Applicable Banking Regulations” means, with respect to the contingent convertible preferred securities of a series, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group) and as amended or replaced from time to time;

“Authenticating Agent” means, when used with respect to the contingent convertible preferred securities of any series, any person authorized by the trustee pursuant to the contingent convertible preferred securities indenture to act on behalf of the trustee to authenticate contingent convertible preferred securities of such series. Except as otherwise specified pursuant to the applicable supplemental indenture, The Bank of New York Mellon, acting through its principal corporate trust office in New York, will act as Authenticating Agent;

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 and RD 1012/2015, as amended, replaced or supplemented from time to time, and including any other relevant implementing or developing regulatory provisions;

“Business Day” means, except as may otherwise be provided in the applicable prospectus supplement, any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other place of payment provided in or pursuant to the contingent convertible preferred securities indenture;

“Calculation Agent” means, when used with respect to the contingent convertible preferred securities of any series, any person authorized by BBVA as the party responsible for calculating the Distribution Rate and/or such other amount(s) from time to time in relation to such series of contingent convertible preferred securities;

“Capital Event” means, when used with respect to the contingent convertible preferred securities of any series, a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations or any application or official interpretation thereof, on or after the issue date of such contingent convertible preferred securities, that results (or is likely to result) in any of the outstanding aggregate Liquidation Preference of the contingent convertible preferred securities of such series ceasing to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 1 Capital;

“Capital Reduction” means the adoption, in accordance with Article 418.3 of the Spanish Companies Act, by a general shareholders’ meeting of BBVA of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to Shareholders by way of a reduction in the nominal value of the shares of such Shareholders in the capital of BBVA. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by BBVA will not be considered a Capital Reduction for the purposes of the contingent convertible preferred securities indenture;

“Capital Reduction Conversion” has the meaning specified in “—Conversion—Conversion Upon Capital Reduction” below;

“Capital Reduction Notice” has the meaning specified in “—Conversion—Conversion Procedures” below, which notice shall specify the Election Period and the procedures for holders to deliver an Election Notice;

“Capital Reduction Notice Date” means the date on which a Capital Reduction Notice is deemed to be given;

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, but a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend;

“CET1 Capital” means, at any time, the common equity tier 1 capital of BBVA or the BBVA Group, respectively, as calculated by BBVA in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of Own Funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“CET1 ratio” means, at any time, with respect to BBVA or the BBVA Group, as the case may be, the reported ratio (expressed as a percentage) of the aggregate amount (in the Accounting Currency) of the CET1 Capital of BBVA or the BBVA Group, respectively, at such time divided by the Risk Weighted Assets Amount of BBVA or the BBVA Group, respectively, at such time, all as calculated by BBVA;

“Clearing System” means DTC or any of the European Clearing Systems, as applicable;

“Closing Price” means, in respect of a Common Share and in relation to any dealing day, the price per Common Share quoted by the Relevant Stock Exchange as the closing price or closing auction price of a Common Share on such dealing day;

“Common Shares” means ordinary shares in the capital of BBVA, each of which confers on the holder one vote at general meetings of BBVA and is credited as fully paid up;

“Conversion” means a Trigger Conversion or a Capital Reduction Conversion, as the case may be;

“Conversion Event” means a Trigger Event or a Capital Reduction, as the case may be;

“Conversion Notice” means a Trigger Event Notice or a Capital Reduction Notice, as the case may be;

“Conversion Notice Date” means the Trigger Event Notice Date or the Capital Reduction Notice Date, as the case may be;

“Conversion Price” has the meaning specified under “—Conversion—Conversion Price”;

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered to the Conversion Shares Depository upon Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the relevant Conversion Notice Date;

“Conversion Shares Depository” means, when used with respect to the contingent convertible preferred securities of any series, a reputable financial institution, trust company or similar entity (which may be BBVA or another member of the BBVA Group or a third party) to be appointed by BBVA on or prior to any date when a function ascribed to the Conversion Shares Depository is required to be performed, to perform such functions and to hold Common Shares in Iberclear or any of its participating entities (entidades participantes) in a designated trust or custody account for the benefit of the holders of the contingent convertible preferred securities of such series and otherwise on terms consistent with the terms of the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture;

“Current Market Price” means, in respect of a Common Share at a particular date, the average of the daily Volume Weighted Average Price of a Common Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date (the “Relevant Period”) (rounded if necessary to the nearest cent with 0.5 cents being rounded upwards); provided that if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

•

if the Common Shares to be issued and delivered are not entitled to receive the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

•

if the Common Shares to be issued and delivered are entitled to receive the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, and provided further that:

(i)

if on each of the dealing days in the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued and delivered are not entitled to receive that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement relating to such Dividend or entitlement; and

(ii)

if the Volume Weighted Average Price of a Common Share is not available on one or more of the dealing days in the Relevant Period (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the Relevant Period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event;

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Common Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time);

“Delivery Notice” means a notice provided by the relevant holder, in such form as may be acceptable to the relevant Clearing System from time to time, which contains the relevant account and related details for the delivery of any Common Shares (or ADSs) and such other information as is required in accordance with the contingent convertible preferred securities indenture, and which is required to be delivered in connection with a Conversion of the contingent convertible preferred securities and the delivery of the Common Shares (or ADSs);

“Distributable Items” means the profits and reserves (if any) available for the payment of a Distribution at any given time together with any other distributions and payments to be made from such profits and reserves, in each case in accordance with Applicable Banking Regulations then in force, and including as such term is further defined in CRD V, as interpreted and applied in accordance with Applicable Banking Regulations;

“Distribution” means the non-cumulative cash distribution, if any, in respect of a series of contingent convertible preferred securities in a Distribution Period;

“Distribution Payment Date” shall have the meaning as determined in the relevant prospectus supplement;

“Distribution Period” means the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the date of issuance) to but excluding the next Distribution Payment Date;

“Distribution Rate” means the rate at which the contingent convertible preferred securities of a series accrue Distributions in accordance with the provisions described under “—Payments—Distributions” below;

“Dividend” means any dividend or distribution to Shareholders in respect of the Common Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Common Shares or other Securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital; provided that:

(a)	where:

(i)

a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalization of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of Common Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii)

there shall be any issue of Common Shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is, or is expressed to be, in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, in any such case, if later, the date on which the number of Common Shares to be issued and delivered is determined;

(b)	any issue of Common Shares falling within subparagraphs (a) and (b) of “—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below shall be disregarded;

(c)

a purchase or redemption or buy back of share capital of BBVA by or on behalf of BBVA in accordance with any general authority for such purchases or buy backs approved by a general meeting of Shareholders and otherwise in accordance with the limitations prescribed under the Spanish Companies Act for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of BBVA by or on behalf of BBVA or any member of the BBVA Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Common Shares by or on behalf of BBVA or any member of the BBVA Group, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Share Currency, into the Share Currency at the Prevailing Rate on such day) exceeds by more than 5% the average of the daily Volume Weighted Average Price of a Common Share on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Common Shares at some future date at a specified price or where a tender offer is made, on the five dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Common Share, a minimum price per Common Share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Share Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Common Shares purchased, redeemed or bought back by BBVA or, as the case may be, any member of the BBVA Group (translated where appropriate into the Share Currency as provided above) exceeds the product of (i) 105% of the daily Volume Weighted Average Price of a Common Share determined as aforesaid and (ii) the number of Common Shares so purchased, redeemed or bought back;

(d)

if BBVA or any member of the BBVA Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Common Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e)

where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by BBVA for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Common Shares held by them from a person other than (or in addition to) BBVA, such dividend or distribution shall for the purposes of the contingent convertible preferred securities of any series be treated as a dividend or distribution made or paid to Shareholders by BBVA, and the provisions of the contingent convertible preferred securities and the contingent convertible preferred securities indenture, including references to BBVA paying or making a dividend, shall be construed accordingly;

“Election Notice” has the meaning specified in “—Conversion—Conversion Upon Capital Reduction” below;

“Election Period” has the meaning specified in “—Conversion—Conversion Upon Capital Reduction” below;

“Enforcement Event” has the meaning specified under “—Enforcement Events and Remedies—Enforcement Events” below;

“equity share capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution;

“European Clearing System” means Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”), and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”);

“Existing Shareholders” has the meaning specified in the definition of “Newco Scheme”;

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith; provided that (a) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined by an Independent Financial Adviser in good faith), the Fair Market Value (i) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (ii) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (i) and (ii) above during the period of five dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; and (d) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Common Share, the dividend yield of a Common Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Share Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Share Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Share Currency; and in any other case, shall be translated into the Share Currency (if expressed in a currency other than the Share Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;

“Floor Price” means the price determined in the relevant prospectus supplement, subject to adjustment in accordance with the provisions described under “—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below;

“further contingent convertible preferred securities” means any instruments or securities which are similar to the contingent convertible preferred securities and are contingently convertible into Common Shares other than at the option of the holders thereof;

“Iberclear” means the Spanish clearing and settlement system (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U.);

“Independent Financial Adviser” means an independent financial institution or financial adviser of international repute appointed by BBVA at its own expense;

“Liquidation Distribution” means the Liquidation Preference per contingent convertible preferred security plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments—Distributions”, an amount equal to accrued and unpaid Distributions for the then-current Distribution Period to (but excluding) the date of payment of the Liquidation Distribution;

“Liquidation Event” has the meaning set forth under “—Payments—Liquidation Distribution”;

“Liquidation Preference” shall have the meaning set forth in the relevant prospectus supplement;

“Maximum Distributable Amount” means, at any time, any maximum distributable amount required to be calculated at such time in accordance with (a) Article 48 of Law 10/2014 and any provision developing Article 48 of Law 10/2014, and any other provision of Spanish law transposing or implementing Article 141 of the CRD Directive and/or (b) Applicable Banking Regulations;

“MREL-MDA” means, at any time, the lower of any maximum distributable amount required to be calculated, if applicable, at such time in accordance with Article 16.a) of BRRD, as implemented in Spain by Article 16 bis of Law 11/2015;

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the Shareholders of BBVA immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and BBVA; provided that:

(a)	only ordinary shares of Newco or depositary or other receipts or certificates representing ordinary shares of Newco are issued to Existing Shareholders;

(b)

immediately after completion of the Scheme of Arrangement the only shareholders of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares of Newco, are Existing Shareholders and the Voting Rights in respect of Newco are held by Existing Shareholders in the same proportions as their respective holdings of such Voting Rights immediately prior to the Scheme of Arrangement;

(c)	immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only ordinary shareholder (or shareholders) of BBVA;

(d)

all Subsidiaries of BBVA immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary) are Subsidiaries of BBVA (or of Newco) immediately after completion of the Scheme of Arrangement; and

(e)

immediately after completion of the Scheme of Arrangement, BBVA (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by BBVA immediately prior to the Scheme of Arrangement;

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off;

“Notice Cut-off Date” shall have the meaning set forth under “—Conversion—Conversion Procedures”;

“Parity Securities” means any instrument issued or guaranteed by BBVA (including the guarantee thereof), which instrument or guarantee, respectively, ranks pari passu with the contingent convertible preferred securities upon the insolvency of BBVA;

“Paying Agent”, when used with respect to the contingent convertible preferred securities of any series, means any person (which may include BBVA) authorized by BBVA to pay the Liquidation Preference (and premium, if any) of, or Distributions on, or any Additional Amounts with respect to, the contingent convertible preferred securities of such series on behalf of BBVA, which expression shall include the Principal Paying Agent. Except as otherwise specified in the relevant prospectus supplement, The Bank of New York Mellon, London Branch (or a successor thereof), will act as Paying Agent in respect of the contingent convertible preferred securities of any series;

“Paying and Conversion Agent” means, when used with respect to the contingent convertible preferred securities of any series, the Principal Paying Agent and any other paying and conversion agent appointed in accordance with the contingent convertible preferred securities indenture or any supplemental indenture with respect to such series and includes any successors thereto appointed from time to time in accordance with the contingent convertible preferred securities indenture or any such supplemental indenture;

“Performance Obligation” has the meaning specified in “—Enforcement Events—Enforcement Events and Remedies”;

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date as appearing on or derived from Reuters page ECB37 or, if not available, from any other Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe;

“Principal Paying Agent”, when used with respect to the contingent convertible preferred securities of any series, means The Bank of New York Mellon, London Branch (or a successor thereof) except as otherwise specified in the relevant prospectus supplement;

“Recognized Stock Exchange” means an organized regularly operating, recognized stock exchange or securities market in a country that is a member of the Organization for Economic Co-operation and Development (OECD);

“Redemption Price” means, per contingent convertible preferred security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments—Distributions”, an amount equal to any accrued and unpaid Distributions for the then-current Distribution Period to (but excluding) the date fixed for the redemption of the contingent convertible preferred securities of the relevant series;

“Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, if that date is not a dealing day, the succeeding dealing day;

“Reference Market Price” means, in respect of a Common Share at a particular date, the arithmetic mean of the Closing Price per Common Share on each of the five consecutive dealing days on which such Closing Price is available ending on the dealing day immediately preceding such date, rounding the resulting figure to the nearest cent (with 0.5 cents being rounded upwards);

“Reference Page” means the relevant page or any successor page on Bloomberg or Reuters or any successor service or such other information service provider that displays the relevant information;

“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to BBVA and/or the BBVA Group from time to time;

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing;

“Retroactive Adjustment” has the meaning specified in “—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below;

“Risk Weighted Assets Amount” means at any time, with respect to BBVA or the BBVA Group, as the case may be, the aggregate amount (in the Accounting Currency) of the risk weighted assets of BBVA or the BBVA Group, respectively, calculated in accordance with CRR and/or Applicable Banking Regulations at such time;

“Scheme of Arrangement” has the meaning specified in the definition of “Newco Scheme”;

“Securities” means any securities including, without limitation, shares in the capital of BBVA, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of BBVA;

“Selling Agent” has the meaning specified in “—Conversion—Failure to Deliver a Delivery Notice” below;

“Share Currency” means euro or such other currency in which the Common Shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination;

“Shareholders” means the holders of Common Shares, meaning the persons in whose names the relevant Common Shares are from time to time registered in the central registry of the Spanish clearance and settlement system managed by Iberclear or, as the case may be, the accounting book of the relevant participating entity (entidad participante) in Iberclear (or, in the case of a joint holding, the first such named holder);

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by BBVA to Shareholders as a class; or

(b)

any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than BBVA) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with BBVA or any member of the BBVA Group;

“Spin-Off Securities” means equity share capital of an entity other than BBVA or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than BBVA;

“SSM Regulation” means Council Regulation (EU) No. 1024/2013 of October 15, conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions, as amended, replaced or supplemented from time to time;

“Subsidiary” means any entity over which BBVA may have, directly or indirectly, control in accordance with Article 42 of the Spanish Commercial Code (Código de Comercio) as approved by Royal Decree of August 22, 1885 (Real Decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio), as amended, replaced or supplemented from time to time, and/or Applicable Banking Regulations;

“Tax Event” in respect of any series of contingent convertible preferred securities, means that as a result of any change in, or amendment to, the laws or regulations applicable in Spain (including any treaty to which Spain is a party), or any political subdivision thereof or any authority or agency therein or thereof having power to tax (except as provided in the provisions described under “—Substitution of Issuer”), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the date of issue of the contingent convertible preferred securities of such series (a) BBVA would not be entitled to claim a deduction in computing its taxation liabilities in Spain (or, following any of the transactions referred to in, or an assumption of obligations as provided in, “—Substitution of Issuer”, the successor person’s jurisdiction of incorporation or tax residence) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to BBVA would be reduced, or (b) BBVA would be required to pay Additional Amounts, or (c) the applicable tax treatment of the contingent convertible preferred securities of such series would be materially affected;

“Tier 1 Capital” means at any time, with respect to BBVA or the BBVA Group, as the case may be, the Tier 1 capital of BBVA or the BBVA Group, respectively, as calculated by BBVA in accordance with Chapters 1, 2 and 3 (Tier 1 capital, Common Equity Tier 1 capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“Tier 2 Capital” means Tier 2 capital (capital de nivel 2) as provided under Applicable Banking Regulations;

“Tier 2 Instrument” means any contractually subordinated obligation of BBVA constituting a Tier 2 instrument (instrumento de capital de nivel 2) in accordance with Applicable Banking Regulations;

“Trigger Conversion” has the meaning specified in “—Conversion—Conversion Procedures” below;

“Trigger Event” in respect of any series of contingent convertible preferred securities, means if, at any time, as determined by BBVA, the CET1 ratio of BBVA or the BBVA Group is less than 5.125%;

“Trigger Event Notice” has the meaning specified in “—Conversion—Conversion Procedures” below;

“Trigger Event Notice Date” means the date on which a Trigger Event Notice is deemed to be given;

“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Reference Page or (in the case of a Security (other than Common Shares) or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day; provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event; and

“Voting Rights” means the right generally to vote at a general meeting of Shareholders of BBVA (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Payments

All payments in respect of the contingent convertible preferred securities of any series will be subject in all cases to any fiscal or other laws and regulations applicable thereto (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to BBVA’s obligation to pay Additional Amounts to the extent provided under “—Additional Amounts” below.

Distributions

Prior to conversion, the contingent convertible preferred securities of any series will accrue non-cumulative cash Distributions as may be specified in, or determined in accordance with the provisions of, the relevant prospectus supplement.

Distributions Discretionary

BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on any particular series of contingent convertible preferred securities in whole or in part at any time and for any or no reason.

Distributions on the contingent convertible preferred securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the contingent convertible preferred securities of any series as a result of any election of BBVA to cancel such Distribution in accordance with the provisions described in this section “—Distributions Discretionary” or the limitations on payment set out in “—Restrictions on Payments” below then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and BBVA will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the contingent convertible preferred securities of such series are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or any part thereof) pursuant to the provisions described in this section “—Distributions Discretionary” or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out in “—Restrictions on Payments” below will constitute an Enforcement Event or other default under the terms of any series of contingent convertible preferred securities or the contingent convertible preferred securities indenture or occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group) or in respect of any Parity Security or other security, except to the extent Applicable Banking Regulations otherwise provide.

Restrictions on Payments

Payments of Distributions on the contingent convertible preferred securities of a series shall be made only out of Distributable Items of BBVA.

To the extent that (i) BBVA has insufficient Distributable Items to make Distributions on the contingent convertible preferred securities of such series scheduled for payment in the then-current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of BBVA in the then-current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items of BBVA, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires BBVA to cancel the relevant Distribution in whole or in part, then BBVA will, without prejudice to the right set forth under “—Distributions Discretionary” above to cancel at its discretion the payment of any such Distributions on the contingent convertible preferred securities of such series at any time, make partial or, as the case may be, no payment of the relevant Distribution on the contingent convertible preferred securities of such series.

No payments will be made on the contingent convertible preferred securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount or MREL-MDA applicable to BBVA and/or the BBVA Group).

Agreement to Distribution Cancellation

By acquiring contingent convertible preferred securities of any series, holders (which, for the purposes of this section includes holders of a beneficial interest in the contingent convertible preferred securities) acknowledge and agree that:

(a)

Distributions are payable solely at BBVA’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by BBVA as set forth under “—Distributions Discretionary” above and/or as a result of the limitations on payment set forth under “—Restrictions on Payments” above; and

(b)

a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the contingent convertible preferred securities indenture and the contingent convertible preferred securities shall not constitute an Enforcement Event or other default under the terms of the contingent convertible preferred securities or the contingent convertible preferred securities indenture, or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions described under “—Distributions” or “—Conversion”. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible preferred securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Notice of Distribution Cancellation

If practicable, BBVA will provide notice of any cancellation or deemed cancellation of Distributions on any particular series of contingent convertible preferred securities (in each case, in whole or in part) to the holders of the contingent convertible preferred securities of such series through the relevant depositary (or, if the contingent convertible preferred securities are held in definitive form, to the holders of the contingent convertible preferred securities directly at their addresses shown on the register for the contingent convertible preferred securities) and to the trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), will not constitute an Enforcement Event or other default with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation or winding-up of BBVA (a “Liquidation Event”), holders of the contingent convertible preferred securities of any series (unless previously converted into Common Shares in accordance with the provisions described under “—Conversion” below) shall be entitled to receive out of the assets of BBVA available for distribution to holders of such series, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of BBVA ranking junior to the contingent convertible preferred securities of such series.

If, upon the occurrence of a Liquidation Event, a Conversion Event has occurred or occurs but the relevant conversion of the contingent convertible preferred securities of such series into Common Shares is still to take place at such time, holders of the contingent convertible preferred securities of such series will be entitled to receive (i) out of the relevant assets of BBVA a monetary amount equal to that which holders of such contingent convertible preferred securities of such series would have received on any distribution of the assets of BBVA if such conversion had taken place immediately prior to such Liquidation Event or (ii) such amounts as may be otherwise provided in accordance with applicable law at such time.

After payment of the relevant entitlement in respect of a contingent convertible preferred security as described in this section, such contingent convertible preferred security will confer no further right or claim to any of the remaining assets of BBVA.

Subordination

The below description is based on the relevant provisions of the contingent convertible preferred securities indenture, which was entered into on July 31, 2025. The provisions relating to the relative status and ranking of obligations under the Insolvency Law have historically been subject to change, and such provisions may further change in the future. Accordingly, investors are directed to read the description of the status and ranking of a particular series of notes in the relevant prospectus supplement and supplemental indenture.

Unless previously converted into Common Shares (as set forth in “—Conversion”), and except as provided in the provisions described under “—Payments—Liquidation Distribution”, the payment obligations of BBVA under the contingent convertible preferred securities of a series shall be direct, unconditional, unsecured and subordinated obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the contingent convertible preferred securities of such series constitute an Additional Tier 1 Instrument of BBVA, the payment obligations of BBVA under such contingent convertible preferred securities will rank:

(a)	junior to:

(i)	any claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1º of the Insolvency Law); and

(ii)

any claim in respect of any other subordinated obligations of BBVA, present and future, other than under any outstanding Additional Tier 1 Instrument of BBVA (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(b)

pari passu with each other and with all other claims in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future (and, to the extent permitted by law, pari passu with any other Parity Securities, whether so ranking by law or their terms); and

(c)

senior to the Common Shares and any other subordinated obligations of BBVA which by law rank junior to the contingent convertible preferred securities (including, to the extent permitted by law, any contractually subordinated obligations of BBVA expressed by their terms to rank junior to the contingent convertible preferred securities), such that any relevant claim in respect of the contingent convertible preferred securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

The obligations of BBVA under the contingent convertible preferred securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

According to the law as of the date of this prospectus, unless previously converted into Common Shares, to the extent the contingent convertible preferred securities of any series cease to constitute an Additional Tier 1 Instrument of BBVA and constitute a Tier 2 Instrument of BBVA instead, the payment obligations of BBVA under the contingent convertible preferred securities will rank in accordance with Section 3.(2º) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the contingent convertible preferred securities were a Tier 2 Instrument.

According to the law as of the date of this prospectus, to the extent the contingent convertible preferred securities cease to constitute either an Additional Tier 1 Instrument or a Tier 2 Instrument of BBVA, the payment obligations of BBVA under such contingent convertible preferred securities will rank, in accordance with Section 3.(1º) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the contingent convertible preferred securities were contractually subordinated obligations of BBVA not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA.

BBVA agrees with respect to any series of contingent convertible preferred securities and each holder and beneficial owner of contingent convertible preferred securities of any series, by his or her acquisition of a contingent convertible preferred security, will be deemed to have agreed to the above-described subordination. To the extent permitted by Spanish law, each such holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the contingent convertible preferred security. In addition, each holder and beneficial owner of contingent convertible preferred securities of any series by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant contingent convertible preferred securities as provided in the contingent convertible preferred securities indenture and as summarized herein and appoints the trustee his or her attorney-in-fact for any and all such purposes.

Redemption and Repurchase

Unless otherwise provided in the applicable prospectus supplement, the contingent convertible preferred securities of any series are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the contingent convertible preferred securities of any series may not require any redemption of the contingent convertible preferred securities of such series at any time.

Unless otherwise provided in the applicable prospectus supplement, the contingent convertible preferred securities are only redeemable in accordance with the following provisions of the contingent convertible preferred securities indenture described in this section “—Redemption and Repurchase”. Any redemption or repurchase shall be in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Pre-Conditions to Redemptions and Repurchases

As of the date of this prospectus, Article 78(1) of the CRR provides that the Regulator will give its consent to redemption of the contingent convertible preferred securities provided that either of the following conditions is met:

(a) on or before such redemption of the contingent convertible preferred securities, BBVA replaces the contingent convertible preferred securities with instruments qualifying as equal or higher quality on terms that are sustainable for the income capacity of BBVA; or

(b) BBVA has demonstrated to the satisfaction of the Regulator that its own funds and eligible liabilities would, following such redemption, exceed the requirements for own funds and eligible liabilities set forth in CRR, CRD V Directive and BRRD by a margin that the Regulator may consider necessary.

No vote of the outstanding holders of the contingent convertible preferred securities of any series will be required for BBVA to redeem and cancel the contingent convertible preferred securities of such series.

Optional Redemption

Unless otherwise provided in the applicable prospectus supplement, the contingent convertible preferred securities of a series may be redeemed, in whole but not in part, at the option of BBVA at the Redemption Price on any optional redemption date or any date during any optional redemption period, as the case may be, that may be applicable to the contingent convertible preferred securities of such series, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Redemption Due to a Tax Event

Unless otherwise provided in the applicable prospectus supplement, if, on or after the date of issuance of a particular series of contingent convertible preferred securities, there is a Tax Event, the contingent convertible preferred securities of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

As of the date of this prospectus, Article 78(4) provides that the Regulator may permit BBVA to redeem the contingent convertible preferred securities of any series before the fifth anniversary of the date of issuance of contingent convertible preferred securities of such series in the case of a Tax Event only if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of Article 78(1) (as described above), there is a change in the applicable tax treatment of the contingent convertible preferred securities of such series and BBVA demonstrates to the satisfaction of the Regulator that such change is material and was not reasonably foreseeable at the date of issuance of contingent convertible preferred securities of such series.

Redemption Due to a Capital Event

Unless otherwise provided in the applicable prospectus supplement, if, on or after the issue date of the contingent convertible preferred securities of a particular series, there is a Capital Event, the contingent convertible preferred securities of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

As of the date of this prospectus, Article 78(4) provides that the Regulator may permit BBVA to redeem any series contingent convertible preferred securities before the fifth anniversary of the date of issuance of contingent convertible preferred securities of such series in the case of a Capital Event only if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of Article 78(1) (as described above), there is a change in the regulatory classification of the contingent convertible preferred securities of such series that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, the Regulator considers such change to be sufficiently certain and BBVA demonstrates to the satisfaction of the Regulator that the regulatory classification was not reasonably foreseeable at the date of issuance of contingent convertible preferred securities of such series.

Clean-up Call

Unless otherwise provided in the applicable prospectus supplement, if, on or after the issue date of the contingent convertible preferred securities of a particular series, contingent convertible preferred securities of such series representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the contingent convertible preferred securities of such series (including any contingent convertible preferred securities of such series issued after the issue date of such series and any contingent convertible preferred securities of such series which have been cancelled by the trustee following their surrender for cancellation as provided under “—Purchases of Contingent Convertible Preferred Securities”) have been purchased by or on behalf of BBVA or any member of the BBVA Group, the contingent convertible preferred securities of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Redemption Procedures

The decision to redeem the contingent convertible preferred securities of a series must be irrevocably notified by BBVA to holders of the contingent convertible preferred securities of such series upon not less than five nor more than 30 calendar days’ notice prior to the relevant redemption date (unless another period is specified in the contingent convertible preferred securities to be redeemed) (i) at BBVA’s discretion, through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in the manner and to the extent required by the provisions described under “—Notices” below (in which case, such notice may be given at BBVA’s request by the trustee in the name and at the expense of BBVA, provided BBVA has requested the trustee to so give notice in writing accompanied by a copy of the form of notice, and the trustee shall give such notice by the fifth Business Day following its receipt of such request).

Failure to give notice in the manner herein provided to the holder of any contingent convertible preferred securities designated for redemption, or any defect in the notice to any such holder, shall not affect the validity of the proceedings for the redemption of any other contingent convertible preferred securities.

Any notice of redemption given pursuant to (ii) above will state: the redemption date; the Redemption Price; that on the redemption date the Redemption Price will, subject to the satisfaction of the conditions set forth in the contingent convertible preferred securities indenture become due and payable upon each contingent convertible preferred security being redeemed and that Distributions will cease to accrue on or after that date; the place or places where the contingent convertible preferred securities are to be surrendered for payment of the Redemption Price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the contingent convertible preferred securities being redeemed.

If BBVA gives notice of redemption of the contingent convertible preferred securities of any series, then on or prior to the relevant redemption date, BBVA will (except as otherwise provided in this section “—Redemption and Repurchase”):

(a) irrevocably deposit with the Principal Paying Agent funds (in the currency in which the contingent convertible preferred securities to be redeemed are payable) sufficient to pay the Redemption Price; and

(b) give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof.

If the notice of redemption has been given on any series of contingent convertible preferred securities, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:

(a) Distributions on the contingent convertible preferred securities of such series shall cease to accrue (unless such deposit is made prior to the redemption date, in which case Distributions on the contingent convertible preferred securities of such series shall cease to accrue on the redemption date);

(b) such contingent convertible preferred securities of such series will no longer be considered outstanding (except, as otherwise provided in this section “—Redemption and Repurchase”, if there is a Trigger Event prior to the redemption date or, as otherwise provided in this section “—Redemption and Repurchase”, if the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such contingent convertible preferred securities prior to the payment of the Redemption Price to the holders); and

(c) the holders of contingent convertible preferred securities of such series will no longer have any rights as holders except the right to receive the Redemption Price (except, as otherwise provided in this section “—Redemption and Repurchase”, if there is a Trigger Event prior to the redemption date or, as otherwise provided in this section “—Redemption and Repurchase”, if the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such contingent convertible preferred securities prior to the payment of the Redemption Price to the holders).

Subject to the following paragraphs, if in connection with any series of contingent convertible preferred securities BBVA improperly withholds or refuses to pay the Redemption Price of the contingent convertible preferred securities of such series, Distributions will continue to accrue, except as provided in the provisions described under “—Distributions Discretionary” or “—Restrictions on Payments”, at the rate specified from (and including) the Redemption Date to (but excluding) the date on which the Redemption Price is deposited with the Principal Paying Agent.

BBVA may not give a notice of redemption with respect to the contingent convertible preferred securities of a series if a Trigger Event has occurred with respect to such series. If any notice of redemption of any series of contingent convertible preferred securities has been given and a Trigger Event with respect to such series occurs prior to the redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant contingent convertible preferred securities on such redemption date and, instead, the Trigger Conversion of the contingent convertible preferred securities shall take place as provided under “—Conversion Upon Trigger Event”.

If a Capital Reduction Notice has been given with respect to the contingent convertible preferred securities of a series, BBVA may not give a notice of redemption with respect to such series until the end of the Election Period. If a redemption notice is given by BBVA after the end of the Election Period, unless otherwise provided in the relevant prospectus supplement, BBVA may redeem all (but not part) of the aggregate Liquidation Preference of contingent convertible preferred securities of such series which remains outstanding following the Capital Reduction Conversion. If any notice of redemption of any series of contingent convertible preferred securities has been given and a Capital Reduction with respect to such series occurs prior to the redemption date, the Capital Reduction shall be disregarded for all purposes and shall be of no force and effect with respect to such series of contingent convertible preferred securities and there shall be no conversion of such series of contingent convertible preferred securities as provided in the provisions described under “—Conversion—Conversion Upon Capital Reduction” and, instead, the redemption of the relevant contingent convertible preferred securities shall take place as provided in this section.

If BBVA has elected to redeem the contingent convertible preferred securities of a series but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of contingent convertible preferred securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with the terms of such contingent convertible preferred securities) will be due and payable.

Purchases of Contingent Convertible Preferred Securities

Unless otherwise provided in the relevant prospectus supplement, BBVA or any member of the BBVA Group or any other legal entity acting on behalf of BBVA may purchase or otherwise acquire any of the outstanding contingent convertible preferred securities of any series at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such contingent convertible preferred securities shall be surrendered to the trustee for cancellation.

Under the current Applicable Banking Regulations, an institution requires the prior permission of the Regulator to effect the repurchase of Additional Tier 1 Instruments (article 77(c) of CRR) and, subject to certain limited exceptions (article 78(4) of CRR), these may not be repurchased before five years after the date of issuance (article 52.1(i) of CRR).

Notwithstanding any other provision of the contingent convertible preferred securities indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), BBVA and/or any member of the BBVA Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of BBVA (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Conversion

Conversion Upon Trigger Event

If a Trigger Event in respect of a series of contingent convertible preferred securities occurs at any time on or after the issue date of such series of contingent convertible preferred securities, then BBVA will:

(a) not pay any Distribution on the contingent convertible preferred securities of such series, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by BBVA in accordance with the provisions described under “—Distributions” above; and

(b) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of contingent convertible preferred securities of such series) convert all the contingent convertible preferred securities of such series into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part.

For the purposes of determining whether the Trigger Event has occurred, BBVA will (A) calculate the CET1 ratio based on information (whether or not published) available to management of BBVA, including information internally reported within BBVA pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of BBVA and the BBVA Group and (B) calculate and publish the CET1 ratio on at least a quarterly basis. BBVA’s calculation shall be binding on the trustee and the holders and beneficial owners of the relevant series of contingent convertible preferred securities.

A Trigger Event will not constitute an Enforcement Event or other default under the terms of any series of contingent convertible preferred securities or the contingent convertible preferred securities indenture or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

Conversion Upon Capital Reduction

Except as provided in the penultimate paragraph under “—Redemption and Repurchase—Redemption Procedures”, if a Capital Reduction in respect of a series of contingent convertible preferred securities occurs at any time on or after the issue date of such series of contingent convertible preferred securities, then BBVA will, except as provided below, irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of contingent convertible preferred securities of such series) convert all the contingent convertible preferred securities of such series into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments—Distributions”, an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) such Conversion Settlement Date.

Notwithstanding the above, if a Capital Reduction in respect of a series of contingent convertible preferred securities occurs at any time on or after the issue date of such series of contingent convertible preferred securities, each holder of the contingent convertible preferred securities of such series will have the right to elect that all (but not part) of its contingent convertible preferred securities shall not be converted, in which case all contingent convertible preferred securities of such holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such contingent convertible preferred securities shall be made in respect of such contingent convertible preferred securities to that holder on the relevant Conversion Settlement Date (without prejudice to any payment of such Distributions or any other Distributions that may accrue in respect of those contingent convertible preferred securities). To exercise such right, a holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the 10th Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such 10th Business Day, the “Election Period”). In the case of any contingent convertible preferred securities represented by a global security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the holder giving notice to any Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.

An Election Notice shall be irrevocable. Each Paying and Conversion Agent shall inform the Principal Paying Agent within two Business Days of the end of such Election Period of the Election Notices received during the Election Period and the Principal Paying Agent shall notify BBVA of the details of the relevant holders that have duly submitted an Election Notice within the Election Period (including the aggregate Liquidation Preference of contingent convertible preferred securities held by such holders) by no later than the immediately following Business Day.

Any relevant contingent convertible preferred securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares. Any contingent convertible preferred securities not converted upon a Capital Reduction as a result of holders delivering a duly completed and signed Election Notice during the Election Period shall remain outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event or any further Capital Reduction.

A Capital Reduction will not constitute an Enforcement Event or other default under the terms of any series of contingent convertible preferred securities or the contingent convertible preferred securities indenture or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

Upon Conversion

Except as provided below with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each contingent convertible preferred security of any series to be converted shall be determined by dividing the Liquidation Preference of such contingent convertible preferred security by the relevant Conversion Price in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or pursuant to the provisions described in the fifth paragraph from the bottom under “—Anti-Dilution Adjustment of the Floor Price” and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related contingent convertible preferred securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such contingent convertible preferred securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Event with respect to a series of contingent convertible preferred securities, holders (and beneficial owners) of contingent convertible preferred securities of such series shall have no claim against BBVA in respect of (i) any Liquidation Preference (and premium, if any) of such series of contingent convertible preferred securities or (ii) any accrued and unpaid Distributions in respect of contingent convertible preferred securities of such series, and the contingent convertible preferred securities of such series shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted under “—Certain Taxes and Other Costs” with respect to certain stamp and similar taxes).

Upon any Capital Reduction with respect to a series of contingent convertible preferred securities, holders (and beneficial owners) of contingent convertible preferred securities of such series, other than holders of contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”, shall have no claim against BBVA in respect of any Liquidation Preference (and premium, if any) of such series of contingent convertible preferred securities, and the contingent convertible preferred securities of such series, other than contingent convertible preferred securities in respect of which holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”, shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted under “—Certain Taxes and Other Costs” with respect to certain stamp and similar taxes). Nothing in this paragraph shall affect BBVA’s obligation upon any Capital Reduction Conversion to pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments—Distributions”, and except as set out under “—Conversion Upon Capital Reduction”, an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date.

On the Conversion Settlement Date, BBVA shall deliver to the Conversion Shares Depository such number of Common Shares (except as provided above with respect to fractions) as is required to satisfy in full BBVA’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of contingent convertible preferred securities of such series outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of contingent convertible preferred securities of such series outstanding on the Capital Reduction Notice Date, other than contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”.

The obligation of BBVA to issue and deliver Common Shares to a holder of contingent convertible preferred securities of any series on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge BBVA’s obligations in respect of the contingent convertible preferred securities converted, other than, in the case of a Capital Reduction, as provided under “—Conversion Upon Capital Reduction” with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments—Distributions”), except as set out under “—Conversion Upon Capital Reduction”, and except as noted under “—Certain Taxes and Other Costs” with respect to certain stamp and similar taxes.

Except as set forth in the immediately succeeding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, holders shall have recourse to BBVA only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository. After such delivery by BBVA of the relevant Common Shares to the Conversion Shares Depository (except as noted under “—Certain Taxes and Other Costs” with respect to certain stamp and similar taxes), holders of any series of contingent convertible preferred securities so converted shall have recourse to the Conversion Shares Depository only and exclusively for the purposes of delivery to them of such Common Shares, in the circumstances described under “—Settlement Procedures” below.

In the case of a Capital Reduction, holders shall also have recourse to BBVA as provided under “—Conversion Upon Capital Reduction” with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments—Distributions”) except as set out under “—Conversion Upon Capital Reduction”.

Conversion Price

“Conversion Price” means, in respect of a Conversion Notice Date, if the Common Shares are:

(a)	then admitted to trading on a Relevant Stock Exchange, the higher of:

(i)	the Reference Market Price of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable);

(ii)	the Floor Price; and

(iii)	the nominal value of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable); or

(b)	not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

Anti-Dilution Adjustment of the Floor Price

For the purposes of this section “—Anti-Dilution Adjustment of the Floor Price” only (a) references to the “issue” of Common Shares or Common Shares being issued shall, if not otherwise expressly specified in this “Description of the Contingent Convertible Preferred Securities of BBVA”, include the transfer and/or delivery of Common Shares, whether newly issued and allotted or previously existing or held by or on behalf of BBVA or any member of the BBVA Group, and (b) Common Shares held by or on behalf of BBVA or any member of the BBVA Group (and which, in the case of sub-paragraphs (d) and (f) below, are not entitled to receive the relevant right or other entitlement) shall not be considered as or treated as in issue or issued or entitled to receive any Dividend, right or other entitlement.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Upon the happening of any of the events described below and unless otherwise provided in the relevant prospectus supplement, the Floor Price of any series of contingent convertible preferred securities shall be adjusted from time to time as follows:

(a) If and whenever there shall be a consolidation, reclassification, redesignation or subdivision affecting the number of Common Shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

 A

 B

where:

A is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(b) If and whenever BBVA shall issue any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (i) where any such Common Shares are or are to be issued instead of the whole or part of a Dividend in cash which Shareholders would or could otherwise have elected to receive; (ii) where Shareholders may elect to receive a Dividend in cash in lieu of such Common Shares; or (iii) where any such Common Shares are or are expressed to be issued in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

 A

 B

where:

A is the aggregate number of Common Shares in issue immediately before such issue; and

B is the aggregate number of Common Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Common Shares.

(c) (i) If and whenever BBVA shall pay any Extraordinary Dividend to its Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

 A – B

  A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Common Shares entitled to receive the relevant Dividend.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, in respect of this sub-paragraph (c)(i), the first date on which the Common Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means, in respect of this sub-paragraph (c)(i), any Cash Dividend which is expressly declared by BBVA to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its Shareholders or any analogous or similar term (including any distribution made as a result of any Capital Reduction), in which case the Extraordinary Dividend shall be such Cash Dividend.

(ii) If and whenever BBVA shall pay or make any Non-Cash Dividend to Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

 A – B

  A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Common Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of BBVA or any member of the BBVA Group, by the number of Common Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Common Shares, or any Common Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this sub-paragraph (c)(ii), the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of BBVA or any member of the BBVA Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Common Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(iii) For the purposes of this sub-paragraph (c), Fair Market Value shall (except as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(iv) In making any calculations for the purposes of this sub-paragraph (c), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (A) any consolidation or sub-division of any Common Shares or (B) the issue of Common Shares by way of capitalization of profits or reserves (or any like or similar event) or (C) any increase in the number of Common Shares in issue in BBVA’s financial year in question.

(d) If and whenever BBVA shall issue Common Shares to its Shareholders as a class by way of rights, or BBVA or any member of the BBVA Group or (at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue or grant to the Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Common Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Common Share which is less than 95% of the Current Market Price per Common Share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

 A + B

 A + C

where:

A is the number of Common Shares in issue on the Effective Date;

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and

C is the number of Common Shares to be issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate;

provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (d), the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(e) If and whenever BBVA or any member of the BBVA Group or (at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Common Shares) to the Shareholders as a class by way of rights or grant to the Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Common Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, Common Shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

 A – B

  A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (e), the first date on which the Common Shares are traded ex-the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(f) If and whenever BBVA shall issue (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of any series of contingent convertible preferred securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Common Shares) or if and whenever BBVA or any member of the BBVA Group or (at the direction or request or pursuance to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares (other than the contingent convertible preferred securities of any series, which term shall for this purpose include any further contingent convertible preferred securities), in each case at a price per Common Share which is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

 A + B

 A + C

where:

A is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;

B is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share on the Effective Date; and

C is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if at the Effective Date, such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (f), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (f), the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.

(g) If and whenever BBVA or any member of the BBVA Group or (at the direction or request of or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (d), (e) or (f) above) shall issue wholly for cash or for no consideration any Securities (other than contingent convertible preferred securities of any series, which term shall for this purpose include any further contingent convertible preferred securities) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

 A + B

 A + C

where:

A is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Common Shares which have been issued, purchased or acquired by BBVA or any member of the BBVA Group (or at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such reclassification/ redesignation would purchase at such Current Market Price per Common Share; and

C is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such reclassification/ redesignation;

provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this sub-paragraph (g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification, redesignation had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (g), the date of issue of such Securities or, as the case may be, the grant of such rights.

(h) If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the contingent convertible preferred securities of any series, which term for this purpose shall include any further contingent convertible preferred securities) pursuant to sub-paragraph (g) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

 A + B

 A + C

where:

A is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Common Shares which have been issued, purchased or acquired by BBVA or any member of the BBVA Group (or at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) for the purposes of or in connection with such Securities, less the number of such Common Shares so issued, purchased or acquired);

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser in good faith shall consider appropriate for any previous adjustment under this sub-paragraph (h) or sub-paragraph (g) above;

provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this sub-paragraph (h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (h), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(i) If and whenever BBVA or any member of the BBVA Group or (at the direction or request of or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall offer any Securities in connection with which the Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Floor Price falls to be adjusted under sub-paragraphs (b), (c), (d), (e) or (f) above or sub-paragraph (j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95% of the Current Market Price per Common Share on the relevant dealing day under sub-paragraph (e) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

 A – B

  A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (i), the first date on which the Common Shares are traded ex-rights on the Relevant Stock Exchange.

(j) If BBVA determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to holders of the contingent convertible preferred securities of such relevant series) in such manner and with effect from such date as BBVA shall determine and notify to the holders of the relevant series of contingent convertible preferred securities.

Notwithstanding the foregoing provisions in this section “Anti-Dilution Adjustment of the Floor Price”:

•

where the events or circumstances giving rise to any adjustment of the Floor Price have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of BBVA, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

•

such modification shall be made to the operation of the anti-dilution adjustment terms described in this section “Anti-Dilution Adjustment of the Floor Price” as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (A) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once and (B) to ensure that the economic effect of a Dividend is not taken into account more than once;

and in each case, any such modification shall be conclusive and binding on all parties (including the holders and beneficial owners of any contingent convertible preferred security) save in the case of manifest error.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (d), (f), (g) and (h) above, the following provisions shall apply:

•	the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

•

(A) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by BBVA to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in sub-paragraphs (d), (f), (g) or (h) above, as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

•

if the consideration or price determined pursuant to the two provisions immediately above (or any component thereof) shall be expressed in a currency other than the Share Currency, it shall be converted into the Share Currency at the Prevailing Rate on the relevant Effective Date (in the case of the second provision immediately above) or the relevant date of first public announcement (in the case of the first provision immediately above);

•

in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

•

the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to BBVA or another entity.

If the Conversion Settlement Date in relation to the Conversion of any contingent convertible preferred security of any series shall be after the record date in respect of any consolidation, reclassification, redesignation or sub-division as is mentioned in sub-paragraph (a) above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in sub-paragraphs (b), (c), (d), (e) or (i) above, or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in sub-paragraphs (f) or (g) above or of the terms of any such modification as is mentioned in sub-paragraph (h) above, but before the relevant adjustment to the Floor Price (if applicable) becomes effective pursuant to the provisions described in this section “—Anti-Dilution Adjustment of the Floor Price” (such adjustment, a “Retroactive Adjustment”), then BBVA shall (conditional upon the relevant adjustment becoming effective) procure that there shall be delivered to the Conversion Shares Depository, for onward delivery to the holders of the relevant contingent convertible preferred securities, in accordance with the instructions contained in the Delivery Notices received by the Conversion Shares Depository, such additional number of Common Shares (if any) (the “Additional Common Shares”) as, together with the Common Shares issued on Conversion of the contingent convertible preferred securities (together with any fraction of a Common Share not so delivered to any relevant holder), is equal to the number of Common Shares which would have been required to be issued and delivered on such Conversion if the relevant adjustment to the Floor Price had been made and become effective immediately prior to the relevant Conversion Notice Date (except as provided above with respect to fractions); provided that, where applicable, if the Conversion Shares Depository and/or the holders, as the case may be, shall be entitled to receive the relevant Dividend in respect of the Common Shares to be issued or delivered to them, then no such Retroactive Adjustment shall be made in relation to such Dividend and Additional Common Shares shall not be issued and delivered to the Conversion Shares Depository and holders in relation thereto. If Additional Common Shares are required under the contingent convertible preferred securities indenture, all references to the issue and/or delivery of Common Shares in the contingent convertible preferred securities indenture shall be construed accordingly.

If any doubt shall arise as to whether an adjustment is required to be made to the Floor Price or as to the appropriate adjustment to the Floor Price, BBVA may at its discretion appoint an Independent Financial Adviser and, following consultation between BBVA and such Independent Financial Adviser, a written determination of such Independent Financial Adviser in respect thereof shall be conclusive and binding on all parties (including the holders and beneficial owners of any contingent convertible preferred security), save in the case of manifest error.

No adjustment will be made to the Floor Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of BBVA or any member of the BBVA Group or any associated company or to a trustee or trustees or intermediary to be held for the benefit of any such person, in any such case pursuant to any share or option or similar scheme.

On any adjustment, if the resultant Floor Price has more decimal places than the initial Floor Price, it shall be rounded down to the same number of decimal places as the initial Floor Price. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1% of the Floor Price then in effect. Any adjustment not required to be made pursuant to the above, and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made. On any adjustment, the resultant Floor Price shall be expressed in U.S. dollars.

Notice of any adjustments to the Floor Price shall be given by BBVA to holders of the contingent convertible preferred securities of any series through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and in accordance with the provisions described under “—Notices” below promptly after the determination thereof.

Conversion Procedures

If a Trigger Event in respect of a series of contingent convertible preferred securities occurs at any time on or after the issue date of such series of contingent convertible preferred securities, then BBVA will notify the Regulator and the holders of such series of contingent convertible preferred securities immediately upon BBVA’s determination that a Trigger Event has occurred (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with the provisions described under “—Notices” below (together, the “Trigger Event Notice”). Any failure by BBVA to give a Trigger Event Notice or otherwise notify the holders of a Trigger Event will have no impact on the effectiveness of, or otherwise invalidate, any Trigger Conversion, will not constitute an Enforcement Event with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.

If a Capital Reduction in respect of a series of contingent convertible preferred securities occurs at any time on or after the issue date of such series of contingent convertible preferred securities, then BBVA will notify the Regulator and the holders of such series of contingent convertible preferred securities immediately (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with the provisions described under “—Notices” below (together, the “Capital Reduction Notice”). Any failure by BBVA to give a Capital Reduction Notice or otherwise notify the holders of a Capital Reduction will have no impact on the effectiveness of, or otherwise invalidate, any Capital Reduction, will not constitute an Enforcement Event with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.

A Conversion Notice shall be a written notice specifying the following:

•	that a Trigger Event or a Capital Reduction has occurred, as the case may be;

•	in the case of a Capital Reduction Notice, the Conversion Price;

•	in the case of a Capital Reduction Notice, the Election Period, the procedures holders must follow with respect to timely submission of Election Notices and the form of Election Notice;

•

in the case of a Capital Reduction Notice, the expected Conversion Settlement Date, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the Conversion Notice Date;

•

the contact details of the Conversion Shares Depository and Paying and Conversion Agent and the procedures holders of the contingent convertible preferred securities must follow to obtain delivery of the Common Shares;

•

that the contingent convertible preferred securities (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with the provisions described under “—Conversion Upon Capital Reduction”) shall remain in existence for the sole purposes of evidencing the holder’s right to receive Common Shares from or on behalf of the Conversion Shares Depository and, in the case of a Capital Reduction, of evidencing the holder’s right to receive payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date as provided under “—Conversion Upon Capital Reduction”, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments—Distributions”; and

•

a request that holders and beneficial owners (or the custodian, broker, nominee or other representative thereof) of such contingent convertible preferred securities complete a Delivery Notice to be delivered, together with the relevant contingent convertible preferred securities held by them (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with the provisions described under “—Conversion Upon Capital Reduction”), to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the trustee, no later than five Business Days (in the relevant place of delivery) prior to the relevant Conversion Settlement Date (the “Notice Cut-off Date”).

In the case of a Trigger Event, BBVA shall further notify the holders of the relevant series of contingent convertible preferred securities of the expected Conversion Settlement Date and of the Conversion Price within 10 Business Days of the Conversion Notice Date, in accordance with the provisions described under “—Notices” below.

The Conversion Notice Date shall be deemed to be the date on which the Trigger Event Notice or the Capital Reduction Notice, as the case may be, is communicated through the filing of a relevant information (información relevante) announcement with the CNMV and is published in accordance with the rules and regulations of any applicable stock exchange or other relevant authority.

Upon BBVA’s determination that a Trigger Event has occurred or upon BBVA’s adoption of a Capital Reduction measure, it shall, prior to giving a Conversion Notice, deliver to the trustee a certificate stating that a Conversion Event has occurred, which the trustee shall accept without any further enquiry as sufficient evidence of such matters, and such certificate will be conclusive and binding on the trustee, the holders and beneficial owners of the contingent convertible preferred securities of such series. BBVA shall provide a copy of the Conversion Notice to the trustee as soon as it is available.

Within two Business Days after its receipt of the Conversion Notice, the trustee shall transmit the Conversion Notice to the depositary, and BBVA expects that, promptly following its receipt of the Conversion Notice, pursuant to the relevant procedures then in effect, the depositary shall post the Conversion Notice to, if DTC is acting as depositary, its Reorganization Inquiry for Participants System (or in the case of any other depositary, its equivalent).

If a Trigger Event occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part, and if a Capital Reduction occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part except for contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”.

Notwithstanding anything set forth in this prospectus to the contrary, except in the case of a Capital Reduction with respect to any contingent convertible preferred securities in respect of which the holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” (as the case may be), upon a Conversion, (i) subject to the right of holders of the contingent convertible preferred securities relating to a breach of the Performance Obligation in the event of a failure by BBVA to issue and deliver any Common Shares to the Conversion Shares Depository on the Conversion Settlement Date and, in the case of a Capital Reduction, the right of holders to receive payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date as provided under “—Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments—Distributions” and except as provided under “—Conversion Upon Capital Reduction”), the contingent convertible preferred securities indenture shall impose no duties upon the trustee whatsoever with regard to a Conversion (except the limited duties set forth in the contingent convertible preferred securities indenture in respect of a global security which is surrendered for conversion in part upon a Capital Reduction), and the holders of the contingent convertible preferred securities converted or to be converted shall have no rights whatsoever under the contingent convertible preferred securities indenture or such contingent convertible preferred securities to instruct the trustee to take any action whatsoever; and (ii) as of the Conversion Notice Date, except for any indemnity and/or security provided by any holders of such contingent convertible preferred securities in such direction or related to such direction, any direction previously given to the trustee by any holders of such contingent convertible preferred securities shall cease automatically and shall be null and void and of no further effect.

BBVA’s obligations to indemnify the trustee in accordance with the contingent convertible preferred securities indenture shall survive any Conversion.

Agreement and Waiver with Respect to Conversion

The contingent convertible preferred securities of any series are not convertible into Common Shares at the option of holders of contingent convertible preferred securities of any series at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding anything to the contrary in the contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture or any other agreements, arrangements or understandings between BBVA and any holder of the contingent convertible preferred securities of any series, by its acquisition of the contingent convertible preferred securities of any series, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the contingent convertible preferred securities of such series, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the contingent convertible preferred securities of such series or the trustee; (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the contingent convertible preferred securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments—Distributions”, and except as provided under “—Conversion Upon Capital Reduction”), and except as noted under “—Certain Taxes and Other Costs” with respect to certain stamp and similar taxes), and BBVA’s liability to pay any amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of the contingent convertible preferred securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments—Distributions”, and except as provided under “—Conversion Upon Capital Reduction”), and except as noted under “—Certain Taxes and Other Costs” with respect to certain stamp and similar taxes)), shall be automatically released, and the holders of the contingent convertible preferred securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion; (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to such series of contingent convertible preferred securities and/or any Common Shares that such holder or beneficial owner may have received following a Conversion, which exercise may result in any of the consequences described under “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the contingent convertible preferred securities indenture and in connection with the contingent convertible preferred securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion; and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such contingent convertible preferred securities to be converted to take any and all necessary actions, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such contingent convertible preferred securities or the trustee.

Settlement Procedures

Delivery of the Common Shares to the holders of converted contingent convertible preferred securities upon a Conversion Event shall be made in accordance with the following procedures. BBVA may make changes to these procedures to the extent such changes are reasonably necessary, in the opinion of BBVA, including to reflect changes in clearing system practices.

Holders of any series of contingent convertible preferred securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures described below. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date BBVA continues to maintain an ADS depositary facility. For further information on the ADSs and BBVA’s current ADS deposit agreement, see “Description of BBVA American Depositary Shares”.

In order to obtain delivery of the relevant Common Shares, or, if indicated in the relevant Delivery Notice, ADSs, upon any Conversion from the Conversion Shares Depository, the relevant holder must deliver its contingent convertible preferred securities (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with the provisions described under “—Conversion Upon Capital Reduction”) and a duly completed Delivery Notice to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the trustee, on or before the Notice Cut-off Date. Except as otherwise indicated in the Conversion Notice, the Delivery Notice shall contain: (i) the name of the holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of the contingent convertible preferred securities to be converted; (ii) the aggregate Liquidation Preference held by such holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of such converted contingent convertible preferred securities on the date of such notice; (iii) whether Common Shares or ADSs are to be delivered to the holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of such contingent convertible preferred securities; (iv) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the Common Shares or ADSs are to be credited (or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and, as the case may be, details of the registered account in BBVA’s ADS facility if direct registration ADSs are to be issued); (vi) any relevant certifications and/or representations as may be required by applicable law and regulations; and (vii) such other details as may be required by the Paying and Conversion Agent or any relevant Clearing System.

If the contingent convertible preferred securities are held through DTC, the Delivery Notice must be given and the contingent convertible preferred securities delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent. With respect to any contingent convertible preferred securities held in definitive form, the Delivery Notice must be delivered to the specified office of the Paying and Conversion Agent together with the relevant contingent convertible preferred securities, except as otherwise indicated in the relevant Conversion Notice.

Except as provided in this section “—Settlement Procedures” and provided that the relevant contingent convertible preferred securities and a duly completed Delivery Notice have been delivered not later than the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Conversion Shares Depository that the Conversion Shares Depository shall deliver the relevant Common Shares (rounded down to the nearest whole number of Common Shares) to, or shall deposit part or all of such Common Shares with the ADS depositary on behalf of, the holder (or, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of the relevant contingent convertible preferred securities completing such Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.

Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant contingent convertible preferred securities may result in such Delivery Notice being treated as null and void and BBVA shall be entitled to procure the sale of any applicable Common Shares to which the relevant holder may be entitled in accordance with the provisions described in “—Failure to Deliver a Delivery Notice” below. Any determination as to whether any Delivery Notice has been properly completed and delivered as provided in this section “—Settlement Procedures” shall be made by BBVA in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant holders and beneficial owners (and any custodian, broker, nominee or other representative thereof).

Delivery of ADSs

In respect of any Common Shares that holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS depositary the relevant number of Common Shares to be issued upon Conversion of the relevant contingent convertible preferred securities, and the ADS depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS depositary. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS depositary as a result of the issue and delivery of such ADSs in accordance with the delivery notice. For further information on the ADSs or the ADS deposit agreement, see “Description of BBVA American Depositary Shares”.

Failure to Deliver a Delivery Notice

If a duly completed Delivery Notice and the relevant contingent convertible preferred securities are not received by the Paying and Conversion Agent as provided in the contingent convertible preferred securities indenture on or before the Notice Cut-off Date, then within 10 Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable contingent convertible preferred securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of a person (which may be BBVA or another member of the BBVA Group or a third party) appointed by BBVA in its sole and absolute discretion (the “Selling Agent”) as soon as reasonably practicable.

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to the preceding paragraph, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed pro rata to the relevant holders in such manner and at such time as BBVA shall determine and notify to the relevant holders. Such payment shall for all purposes discharge the obligations of BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such holders in respect of the relevant Conversion. The Selling Agent will be deemed to be acting on behalf of holders whose contingent convertible preferred securities and a duly completed Delivery Notice were not received on or before the Notice Cut-off Date for the purposes set out above and to that effect holders and beneficial owners of the contingent convertible preferred securities by virtue of their acquisition of contingent convertible preferred securities will be deemed to be accepting and giving express instructions to the Selling Agent to do so in accordance with these conditions.

BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to the provisions described in this section “—Failure to Deliver a Delivery Notice” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability to any holder or beneficial owner of the contingent convertible preferred securities for any loss resulting from such holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant contingent convertible preferred securities on a timely basis or at all.

If the applicable contingent convertible preferred securities and Delivery Notice are not received by the Paying and Conversion Agent on or before the Notice Cut-off Date and BBVA does not appoint the Selling Agent by the 10th Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with the provisions described in this section “—Failure to Deliver a Delivery Notice”, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling Agent until a duly completed Delivery Notice and the relevant contingent convertible preferred securities are so delivered. However, any holder of such contingent convertible preferred securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS depositary on its behalf).

Certain Taxes and Other Costs

A holder of the contingent convertible preferred securities of any series or Selling Agent must pay (in the case of the Selling Agent, by means of deduction from the net proceeds of sale referred to in “—Failure to Deliver a Delivery Notice”) any taxes and capital, stamp, issue, registration and transfer taxes or duties arising on Conversion (other than any capital, stamp, issue, registration and transfer taxes or duties payable in Spain by BBVA in respect of the issue and delivery of the Common Shares in accordance with a Delivery Notice delivered pursuant to the contingent convertible preferred securities indenture which shall be paid by BBVA) and such holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes or duties arising by reference to any disposal or deemed disposal of a contingent convertible preferred security or interest therein.

Any costs incurred by the Conversion Shares Depository or any parent, subsidiary or affiliate of the Conversion Shares Depository in connection with the holding by the Conversion Shares Depository of any Common Shares and any amount received in respect thereof shall be deducted by the Conversion Shares Depository from such amount (or, if such deduction is not possible, paid to the Conversion Shares Depository, by the relevant holder) prior to the delivery of such Common Shares and/or payment of such amount to the relevant holder.

If BBVA shall fail to pay any capital, stamp, issue, registration and transfer taxes or duties for which it is responsible as provided above, the holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and BBVA as a separate and independent obligation, undertakes to reimburse and indemnify each holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

Status of the Common Shares

The Common Shares issued on Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Conversion Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the Conversion Settlement Date.

Additional Amounts

Unless otherwise specified herein or in the relevant prospectus supplement, all payments of Distributions payable in respect of contingent convertible preferred securities by BBVA will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature unless such withholding or deduction is required by law. Unless otherwise specified in the relevant prospectus supplement, in the event any such withholding or deduction is imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, BBVA shall (to the extent such payment can be made out of Distributable Items of BBVA on the same basis as for payment of any Distribution) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference (and premium, if any) or other amount), such additional amounts (“Additional Amounts”) as will result in holders of any series of outstanding contingent convertible preferred securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required.

BBVA shall not be required to pay any Additional Amounts in relation to any payment in respect of any contingent convertible preferred security:

(a) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible preferred securities of any series is liable for such Taxes in respect of such contingent convertible preferred security by reason of his or her having some connection with Spain other than the mere holding of such contingent convertible preferred security; or

(b) to, or to a third party on behalf of, a holder if the holder or the beneficial owner has not provided such information as may be necessary to comply with any certification, information or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, regulation or administrative practice of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from such Taxes; or

(c) in the case of a contingent convertible preferred security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant holder would have been entitled to Additional Amounts on presenting the same for payment on such 30th day assuming that day to have been a Business Day in such place of presentment; or

(d) to, or to a third party on behalf of, a holder if BBVA does not receive the relevant information as may be required by Spanish tax law, regulation or binding ruling, including a duly executed and completed payment statement from the Paying Agent; or

(e) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement relating thereto.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (a) through (e) set forth above.

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.

As used above, “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the Paying Agent on or before such due date, it means the first date on which, the full amount of such moneys having been so received and made available for payment to the holders, notice to that effect is duly given to the holders in accordance with the provisions set forth in the contingent convertible preferred securities indenture (see “—Notices” below).

Except where the context requires otherwise, any reference in this prospectus and, if applicable, the relevant prospectus supplement to Distributions in respect of the contingent convertible preferred securities shall be deemed to include any Additional Amounts payable with respect thereto.

The payment of any Additional Amounts in respect of the contingent convertible preferred securities of any series pursuant to the contingent convertible preferred securities indenture or any supplemental indenture is also subject to the same conditions and limitations as the payment of any Distribution, including the conditions and limitations described under “—Payments—Distributions—Distributions Discretionary”.

Undertakings

So long as any contingent convertible preferred security of a series remains outstanding, BBVA shall, unless approved by a majority in aggregate Liquidation Preference of such series:

(a) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(b) if any offer is to be made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agent or, if BBVA is designated as the Paying and Conversion Agent, from the specified offices or the website of BBVA and, where such an offer or scheme has been recommended by the board of directors of BBVA, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of any Conversion and/or to the holders;

(c) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to the contingent convertible preferred securities indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the contingent convertible preferred securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to the contingent convertible preferred securities indenture and the ordinary shares of Newco are:

(i)	admitted to the Relevant Stock Exchange; or

(ii)	listed and/or admitted to trading on another Recognized Stock Exchange,

and the holders of the contingent convertible preferred securities of the relevant series (which, for this purpose, includes holders of a beneficial interest in the Contingent Convertible Preferred Securities of such series), by their acquisition of such contingent convertible preferred securities, irrevocably authorize BBVA to make such amendments to the contingent convertible preferred securities indenture without the need for any further authorization from the holders of the contingent convertible preferred securities of such series;

(d) issue, allot and deliver Common Shares upon Conversion subject to and as provided in the provisions described under “—Conversion” above;

(e) use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;

(f) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Conversion of the contingent convertible preferred securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(g) where the provisions described under “—Conversion” above require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Conversion Shares Depository or a Paying and Conversion Agent, BBVA shall use all reasonable endeavors promptly to appoint such persons for such purposes.

Substitution and Modification

Notwithstanding anything to the contrary in the contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture or any other agreements, arrangements or understandings between BBVA and any holder of the contingent convertible preferred securities of any series, by its acquisition of contingent convertible preferred securities of any series, each holder and beneficial owner acknowledges, accepts, consents to and agrees that if a Capital Event or a Tax Event, as applicable, occurs and is continuing, BBVA may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of contingent convertible preferred securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the contingent convertible preferred securities of such series or modify the terms of all (but not less than all) of the contingent convertible preferred securities of such series, without any requirement for the consent or approval of the trustee or the holders or beneficial owners of the contingent convertible preferred securities of such series, so that such contingent convertible preferred securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities, subject to: (i) having given not less than five nor more than 30 days’ notice to the holders of such series in accordance with the provisions described under “—Notices” and to the trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of such contingent convertible preferred securities resulting from such modification or, if such contingent convertible preferred securities are substituted, any difference between the terms of such contingent convertible preferred securities and those of the Qualifying Preferred Securities for which such contingent convertible preferred securities are substituted, not being materially prejudicial to the interests of the holders of such contingent convertible preferred securities.

For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of the contingent convertible preferred securities of a series, any variation in the ranking of the relevant contingent convertible preferred securities as set out in “—Subordination” herein resulting from any such modification or, in the case of a substitution of the contingent convertible preferred securities, any difference between the ranking of such contingent convertible preferred securities as set out under “—Subordination” and that of the Qualifying Preferred Securities for which such contingent convertible preferred securities are substituted, shall be deemed not to be prejudicial to the interests of the holders of such contingent convertible preferred securities where the ranking of the contingent convertible preferred securities or, if the contingent convertible preferred securities are substituted, of the Qualifying Preferred Securities for which such contingent convertible preferred securities are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to such contingent convertible preferred securities under “—Subordination” on the issue date of such contingent convertible preferred securities.

For the purposes of the preceding two paragraphs, the notice to be delivered by BBVA shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the holders of such series of contingent convertible preferred securities can inspect or obtain copies of the new terms and conditions of the contingent convertible preferred securities of such series or, if the contingent convertible preferred securities are substituted, of the Qualifying Preferred Securities for which such contingent convertible preferred securities are substituted. Such substitution or modification will be effected without any cost or charge to such holders.

If the contingent convertible preferred securities of a series are substituted in accordance with the provisions described in this section “—Substitution and Modification”, Distributions on the contingent convertible preferred securities of such series shall cease to accrue from (and including) the date of substitution thereof.

By its acquisition of any contingent convertible preferred securities of any series, each holder and beneficial owner acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the contingent convertible preferred securities of such series as set forth in this section “—Substitution and Modification” and to grant to BBVA and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution or modification of the terms of the contingent convertible preferred securities of such series, as applicable, pursuant to the provisions described in this section “—Substitution and Modification”.

Each holder and beneficial owner of the contingent convertible preferred securities of any series, by virtue of its acquisition of the contingent convertible preferred securities of any series or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee and/or BBVA for, agrees not to initiate a suit against the trustee or BBVA in respect of, and agrees that neither the trustee nor BBVA shall be liable for, any action that the trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution or modification of the terms of the contingent convertible preferred securities upon the occurrence of a Capital Event or a Tax Event.

“Qualifying Preferred Securities”, with respect to a series of contingent convertible preferred securities which is subject to any substitution or modification pursuant to their terms, at any time, any securities issued by BBVA (including any contingent convertible preferred securities so modified as to remain Qualifying Preferred Securities) that:

(a) contain terms which comply with the then-current requirements to be included in, or count towards, the BBVA Group’s and BBVA’s Tier 1 Capital;

(b) have the same or higher ranking as is applicable to such series of contingent convertible preferred securities on the issue date of such series of contingent convertible preferred securities pursuant to the contingent convertible preferred securities indenture;

(c) have the same denomination and aggregate outstanding Liquidation Preference, the same terms for the determination of any applicable Distributions, the same redemption rights and the same dates for payment of Distributions as such series of contingent convertible preferred securities immediately prior to any substitution or modification pursuant to the provisions described in this section “—Substitution and Modification”;

(d) preserve any existing rights under such series of contingent convertible preferred securities to any accrued Distribution which has not been paid in respect of the period from and including the Distribution Payment Date last preceding the date of any substitution or modification pursuant to the provisions described in this section “—Substitution and Modification” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, the provisions described under “—Payments—Distributions”); and

(e) are listed or admitted to trading on any stock exchange as selected by BBVA, provided that such series of contingent convertible preferred securities was listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification pursuant to the provisions described in this section “—Substitution and Modification”.

Modifications and Waivers

Modification of the Indentures without Consent of Holders

BBVA and the trustee may make certain modifications and amendments to the contingent convertible preferred securities indenture and any applicable supplemental indenture with respect to any series of contingent convertible preferred securities without the consent of the holders of such contingent convertible preferred securities for any of the following purposes:

•

to evidence the assumption by a successor person of the covenants of BBVA in the contingent convertible preferred securities indenture and in the contingent convertible preferred securities of any series;

•

to add to the covenants of BBVA for the benefit of the holders of all or any series of contingent convertible preferred securities (and, if such covenants are to be for the benefit of less than all series of contingent convertible preferred securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon BBVA by the contingent convertible preferred securities indenture;

•	to add any additional Enforcement Events;

•

to make changes to procedures relating to Conversion, delivery of the Common Shares, or ADSs, as applicable; provided, however, that, unless such changes are made as a result of any change in, or amendment to, any relevant laws or regulations, no such change shall adversely affect the interests of the holders of outstanding contingent convertible preferred securities of any series in any material respect;

•

to add to, change or eliminate any of the provisions of the contingent convertible preferred securities indenture, or any supplemental indenture; provided, however, that any such addition, change or elimination shall become effective only when there is no outstanding contingent convertible preferred security of any series created prior to the execution of such supplemental indenture effecting such addition, change or elimination which would be adversely affected in any material respect by such addition, change or elimination and in respect of which such supplemental indenture would apply;

•	to secure the contingent convertible preferred securities of any series;

•	to establish the form or terms of contingent convertible preferred securities of any series as permitted by the contingent convertible preferred securities indenture;

•	to change any place of payment, so long as any required place of payment is maintained;

•

to cure any ambiguity or to correct or supplement any provision of the contingent convertible preferred securities indenture or any supplemental indenture which may be defective or inconsistent with any other provision of the contingent convertible preferred securities indenture or any supplemental indenture;

•

to vary, substitute or change specified terms of any series of contingent convertible preferred securities subject to the conditions set forth in the contingent convertible preferred securities indenture, provided such action shall not adversely affect the interests of the holders of outstanding contingent convertible preferred securities of any series in any material respect;

•	to evidence and provide for the acceptance of appointment under the contingent convertible preferred securities indenture by a successor trustee with respect to the contingent convertible preferred securities of one or more series and to add to or change any of the provisions of the contingent convertible preferred securities indenture as shall be necessary to provide for or facilitate the administration of the trusts under the contingent convertible preferred securities indenture by more than one trustee, pursuant to the requirements of the contingent convertible preferred securities indenture;

•

to change or eliminate any provision of the contingent convertible preferred securities indenture or any supplemental indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•	to name a different trustee for a particular series of contingent convertible preferred securities;

•

to delete, amend or supplement any provision contained in the contingent convertible preferred securities indenture or in any supplemental indenture as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority;

•

to delete, amend or supplement any provision contained in the contingent convertible preferred securities indenture or in any supplemental indenture as a result of, and to the extent required by, Applicable Banking Regulations;

•

with respect to any contingent convertible preferred security (including a global security), to amend any such contingent convertible preferred security to conform to the description of the terms of such contingent convertible preferred security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such contingent convertible preferred security;

•

to delete, amend or supplement any provision contained in the contingent convertible preferred securities indenture or in any supplemental indenture as a result of, and to the extent necessary to effect, the substitution or modification of any series of contingent convertible preferred securities pursuant to the provisions described under “—Substitution and Modification”; or

•

to change or modify any provision of the contingent convertible preferred securities indenture or of any supplemental indenture as necessary to ensure that the contingent convertible preferred securities of any series shall be convertible into ordinary shares of Newco in the event of a Newco Scheme.

Modification of the Indentures with Consent of Holders

Other modifications and amendments may be made to the contingent convertible preferred securities indenture and any applicable supplemental indenture with the consent of the holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of each series affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible preferred security affected that would:

•

change the terms of any contingent convertible preferred security to reduce the Liquidation Preference (or premium, if any) payable upon the redemption of, or the Distributions payable on any contingent convertible preferred security (without prejudice to the provisions described herein, including under “—Payments—Distributions” and “—Agreement to Distribution Cancelation”), or change the obligation of BBVA (or its successor) to pay Additional Amounts (except as contemplated below under “—Substitution of Issuer”) on the contingent convertible preferred securities, or the currency in which payments under the contingent convertible preferred securities are to be made, or impair the right to institute suit for the enforcement of any such payment when due and payable on or with respect to any contingent convertible preferred security, or modify the calculation of and any adjustment to, the Conversion Price;

•

reduce the percentage in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the contingent convertible preferred securities indenture or of certain defaults thereunder and their consequences) provided for in the contingent convertible preferred securities indenture or reduce the requirements for a quorum or voting;

•

change in any manner adverse to the interests of the holders of any outstanding contingent convertible preferred securities the subordination provisions of the contingent convertible preferred securities or the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of any amounts due and payable on the outstanding contingent convertible preferred securities; or

•

modify the requirements applicable to the modifications and amendments referred to above or to the waiver of past Enforcement Events, except to increase any required percentage or to provide that certain other provisions of the contingent convertible preferred securities indenture cannot be modified or waived without the consent of the holder of each outstanding contingent convertible preferred security affected thereby;

except in each case with respect to any modification or amendment of the contingent convertible preferred securities indenture, any supplemental indenture or any contingent convertible preferred security pursuant to a supplemental indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, Applicable Banking Regulations or the substitution or modification of a series of contingent convertible preferred securities pursuant to the provisions described in “—Substitution and Modification”, as the case may be (in which cases neither the consent nor the affirmative vote of any holder of an outstanding contingent convertible preferred security affected shall be required).

Additional Issuances

BBVA may, from time to time, without the consent of the holders of the contingent convertible preferred securities of any series, issue additional contingent convertible preferred securities of one or more of the series of contingent convertible preferred securities issued under the contingent convertible preferred securities indenture having the same ranking and same Distribution Rate, redemption terms and other terms as the contingent convertible preferred securities of such series except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date. Any such additional contingent convertible preferred securities, together with the contingent convertible preferred securities of the relevant series, will constitute a single series of contingent convertible preferred securities under the contingent convertible preferred securities indenture and shall be included in the definition of “contingent convertible preferred securities” in the contingent convertible preferred securities indenture where the context so requires. There is no limitation on the amount of contingent convertible preferred securities that BBVA may issue under the contingent convertible preferred securities indenture.

BBVA may, from time to time, without the consent or sanction of the holders of contingent convertible preferred securities of any series: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more series of Parity Securities ranking equally with the contingent convertible preferred securities of any such series, as to the participation in the profits and/or assets of BBVA, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more classes or series of shares of BBVA, including Common Shares, or securities mandatorily convertible into Common Shares of BBVA ranking junior or senior to the contingent convertible preferred securities of any such series, as to the participation in the profits and/or assets of BBVA.

By acquiring a contingent convertible preferred security of any series, holders and beneficial owners of contingent convertible preferred securities agree to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law (to the extent permitted under applicable Spanish law) over any holder of such Parity Securities issued by BBVA from time to time.

The contingent convertible preferred securities of any series do not grant the holders of the contingent convertible preferred securities of such series pre-emption rights in respect of any possible future issues of Parity Securities, Common Shares or any other securities by BBVA or any Subsidiary.

Substitution of Issuer

BBVA may, without the consent of holders of any contingent convertible preferred securities of any series outstanding, consolidate or amalgamate with or merge into any other person or persons (whether or not affiliated with BBVA) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with BBVA), provided that (a) any person formed by any consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall (except where such assumption is automatic by operation of law) expressly assume, by a supplemental indenture in form satisfactory to the trustee, all obligations of BBVA under the contingent convertible preferred securities indenture; (b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance, transfer or lease, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; (c) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible preferred securities indenture; and (d) except where the successor entity is a holding company of BBVA or a wholly-owned subsidiary of BBVA, immediately prior to such assumption, the successor entity shall have ratings for long-term senior debt assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of BBVA (or, if applicable, the previous successor entity) assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors).

In addition, any holding company of BBVA or any wholly-owned subsidiary of BBVA may without the consent of the holders of the contingent convertible preferred securities of any series, assume the obligations of BBVA (or of any person which shall have previously assumed the obligations of BBVA) under the contingent convertible preferred securities of such series; provided that: (a) the successor entity shall (except where such assumption is automatic by operation of law) expressly assume such obligations by an amendment to the contingent convertible preferred securities indenture in form satisfactory to the trustee; (b) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and (c) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible preferred securities indenture.

Following any of the events described in the preceding two paragraphs, BBVA will be released from all its obligations under the applicable contingent convertible preferred securities and contingent convertible preferred securities indenture and any supplemental indentures. In addition, Additional Amounts under the contingent convertible preferred securities of the relevant series will thereafter be payable in respect of taxes imposed by the successor entity’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed in Spain) rather than taxes imposed by Spain. Additional Amounts with respect to payments of Distributions due prior to the date of such merger, consolidation, amalgamation, conveyance, transfer or lease will be payable only in respect of taxes imposed by Spain. In addition, the successor entity will also be entitled to redeem the contingent convertible preferred securities in the circumstances described above under the section “—Redemption Due to a Tax Event”, and to substitute or modify the terms of the contingent convertible preferred securities in the circumstances, and in accordance with the provisions, described in “—Substitution and Modification”, except that if such successor entity is not incorporated or tax resident in Spain (a) references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence, and (b) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax

Event shall become effective subsequent to the date of the relevant merger, consolidation, amalgamation, conveyance, transfer or lease, as the case may be.

An assumption of the obligations of BBVA under any series of contingent convertible preferred securities might be considered for U.S. federal income tax purposes to be an exchange by the U.S. beneficial owners of the contingent convertible preferred securities of such series for new contingent convertible preferred securities, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such beneficial owners. U.S. beneficial owners should consult their tax advisers regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture and any supplemental indentures (except as set forth herein and therein) will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the contingent convertible preferred securities indenture, the authorization, issuance and execution by BBVA of the contingent convertible preferred securities, the contingent convertible preferred securities to the extent set forth therein and the provisions of the contingent convertible preferred securities indenture related to the subordination of the contingent convertible preferred securities, the waiver of the right of set-off and the agreement by holders of the contingent convertible preferred securities with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the contingent convertible preferred securities of any series nor the trustee acting on behalf of the holders of the contingent convertible preferred securities of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by BBVA in respect of, or arising under, or in connection with, the contingent convertible preferred securities of such series or the contingent convertible preferred securities indenture and each holder and beneficial owner of the contingent convertible preferred securities of such series, by virtue of its holding of any contingent convertible preferred securities of such series or any interest therein, and the trustee acting on behalf of the holders of the contingent convertible preferred securities of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a contingent convertible preferred security of any series or any interest therein by BBVA in respect of, or arising under, the contingent convertible preferred securities of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to BBVA (or, if a Liquidation Event shall have occurred, the liquidator or administrator of BBVA, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for BBVA (or the liquidator or administrator of BBVA, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Trustee and Agents

Unless stated otherwise in the relevant prospectus supplement, the trustee for the contingent convertible preferred securities of any series will be The Bank of New York Mellon, acting (except for its role as contingent convertible preferred security registrar) through its London Branch. The trustee makes no representations, and shall not be liable with respect to, the information set forth in the registration statement of which this prospectus is a part.

Unless stated otherwise in the relevant prospectus supplement, The Bank of New York Mellon, acting through its London Branch, will initially act as Principal Paying Agent for the contingent convertible preferred securities of any series. BBVA may appoint additional or successor Agents.

BBVA may change the Principal Paying Agent and Calculation Agent without prior notice to the holders of the contingent convertible preferred securities of any series. Furthermore, BBVA is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, BBVA will appoint another agent in accordance with the provisions of the contingent convertible preferred securities indenture.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding anything to the contrary in the contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture or any other agreements, arrangements or understandings between BBVA and any holder of the contingent convertible preferred securities of any series, by its acquisition of the contingent convertible preferred securities of any series, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the contingent convertible preferred securities of any series) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the contingent convertible preferred securities of any series, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the contingent convertible preferred securities of any series; (B) the conversion of all, or a portion, of the Amounts Due on the contingent convertible preferred securities of any series into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the contingent convertible preferred securities; (C) the cancellation of the contingent convertible preferred securities of any series; (D) the inclusion of a maturity date for the contingent convertible preferred securities of any series or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the contingent convertible preferred securities of any series, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the contingent convertible preferred securities of any series or the rights of the holders thereunder or under the contingent convertible preferred securities indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the contingent convertible preferred securities of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Enforcement Event with respect to the contingent convertible preferred securities or under the contingent convertible preferred securities indenture. By its acquisition of the contingent convertible preferred securities of any series, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the contingent convertible preferred securities of any series shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of the contingent convertible preferred securities of any series, each holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of such series. Additionally, by its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of such series: (i) the trustee shall not be required to take any further directions from the holders with respect to any portion of the contingent convertible preferred securities of such series that is written down, converted to equity and/or cancelled under the provision of the contingent convertible preferred securities indenture which authorizes holders of a majority in aggregate outstanding Liquidation Preference of the contingent convertible preferred securities of a series to direct certain actions relating to the contingent convertible preferred securities of such series; and (ii) the contingent convertible preferred securities indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of a series, so long as any contingent convertible preferred securities of such series remain outstanding, there shall at all times be a trustee for the contingent convertible preferred securities of such series in accordance with the contingent convertible preferred securities indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee shall continue to be governed by the contingent convertible preferred securities indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the contingent convertible preferred securities of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of the contingent convertible preferred securities of any series, each holder shall be deemed to have authorized, directed and requested the relevant depositary, Clearing Systems and any direct participant in any relevant Clearing System or other intermediary or depositary through which it holds such contingent convertible preferred securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the contingent convertible preferred securities as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of any series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the relevant depositary as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of such contingent convertible preferred securities. BBVA shall also deliver a copy of such notice to the trustee for information purposes. No failure or delay by BBVA to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

If BBVA has elected to redeem the contingent convertible preferred securities of any series but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of contingent convertible preferred securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable under the contingent convertible preferred securities indenture) will be due and payable.

By its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the contingent convertible preferred securities of any series, and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Enforcement Events and Remedies

There are no events of default under any series of contingent convertible preferred securities. In addition, under the terms of the contingent convertible preferred securities indenture none of the following will be an Enforcement Event or give rise to a default for the purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act: (i) the cancellation or the deemed cancellation of any Distribution (in each case, in whole or in part) or the failure by BBVA to provide notice of any such cancellation or deemed cancellation; (ii) a Trigger Event or the failure by BBVA to provide notice of any such Trigger Event; (iii) a Capital Reduction or the failure by BBVA to provide notice of any such Capital Reduction; and (iv) the exercise of the Spanish Bail-in Power, the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith.

Enforcement Events

Each of the following events described in clauses (i) and (ii) is an “Enforcement Event” with respect to the contingent convertible preferred securities of any series:

(i) the breach of any term, obligation or condition binding on BBVA under the contingent convertible preferred securities of such series (other than any of BBVA’s payment obligations under or arising from the contingent convertible preferred securities of such series, including payment of any Liquidation Preference (and premium, if any), Distributions or Additional Amounts (including upon a Capital Reduction), payment of the Redemption Price or payment of any damages awarded for breach of any obligations) (a “Performance Obligation”); or

(ii) the occurrence of a Liquidation Event.

Neither the exercise of the Spanish Bail-in Power nor the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith shall constitute an Enforcement Event or other default under the terms of the contingent convertible preferred securities or the contingent convertible preferred securities indenture.

Remedies

The sole remedies of the holders of the contingent convertible preferred securities of a series and the trustee under the contingent convertible preferred securities of such series or the contingent convertible preferred securities indenture upon the occurrence of an Enforcement Event shall be (i) with respect to the first Enforcement Event listed above, to seek enforcement of the relevant Performance Obligation, and (ii) with respect to the second Enforcement Event listed above, to enforce the entitlement set forth under “—Liquidation Distribution”.

For the avoidance of doubt, the breach by BBVA of any Performance Obligation shall not give the trustee and/or the holders of the contingent convertible preferred securities of any series a claim for damages, and, in such circumstances, the sole and exclusive remedy that the trustee and/or the holders of the contingent convertible preferred securities of such series may seek under the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture is specific performance under New York law. By its acquisition of the contingent convertible preferred securities of any series, each holder and beneficial owner of the contingent convertible preferred securities of such series will acknowledge and agree that such holder and beneficial owner will not seek, and will not direct the trustee to seek, a claim for damages against BBVA in respect of a breach by BBVA of a Performance Obligation and that the sole and exclusive remedy that such holder, beneficial owner and the trustee may seek under the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture for a breach by BBVA of a Performance Obligation is specific performance.

No Other Remedies

Other than the limited remedies specified above and except as otherwise provided in the contingent convertible preferred securities indenture, no remedy against BBVA shall be available to the trustee (acting on behalf of the holders of the contingent convertible preferred securities of any series) or to the holders of the contingent convertible preferred securities of any series, whether for the recovery of amounts owing in respect of such contingent convertible preferred securities or under the contingent convertible preferred securities indenture, or in respect of any breach by BBVA of any of BBVA’s obligations under or in respect of the terms of such contingent convertible preferred securities or under the contingent convertible preferred securities indenture in relation thereto.

Notwithstanding the limitations set forth in this section, (i) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders under the provisions of the contingent convertible preferred securities indenture and (ii) nothing shall impair the rights of a holder of the contingent convertible preferred securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the contingent convertible preferred securities; provided that, in the case of (i) and (ii), any payments in respect of, or arising from, the contingent convertible preferred securities of such series including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent convertible preferred securities shall be subject to the subordination provisions of the contingent convertible preferred securities indenture. For the avoidance of doubt, such limitations shall not apply to BBVA’s obligations to pay the fees and expenses of, and to indemnify, the trustee.

Trustee’s Duties

If an Enforcement Event has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it by the contingent convertible preferred securities indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series may on behalf of the holders of all contingent convertible preferred securities of such series, by Act, waive any past Enforcement Event that results from a breach by BBVA of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series may not waive any past Enforcement Event that results from a Liquidation Event or any Enforcement Event in respect of a covenant or provision of the contingent convertible preferred securities indenture which cannot be modified or amended without the consent of the holder of each outstanding contingent convertible preferred security of such series affected.

The holders of a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of the relevant series, by Act, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible preferred securities of such series. However, this direction (a) must not be in conflict with any rule of law, the contingent convertible preferred securities indenture or the contingent convertible preferred securities of any series and (b) the trustee shall not determine that the action so directed would be unjustly prejudicial to the rights of the other holders of contingent convertible preferred securities of such series not joining in such action. The trustee may also take any other action, not inconsistent with such direction, that it deems proper.

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the contingent convertible preferred securities indenture to be given or taken by holders of notes of a series and the written instrument or instruments in which such action is embodied and by which such action is evidenced.

Limitation on Suits

No holder of any contingent convertible preferred security of any series (which, for these purposes, includes each holder of a beneficial interest in the contingent convertible preferred securities) has the right to institute any proceeding, judicial or otherwise, with respect to such contingent convertible preferred security, the contingent convertible preferred securities indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless: (i) such holder has previously given written notice to the trustee of a continuing Enforcement Event with respect to the contingent convertible preferred securities of such series specifying such Enforcement Event and stating that such notice is a “Notice of Enforcement Event” under the contingent convertible preferred securities indenture; (ii) the holders of not less than 25% in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of such series have made written request to the trustee to institute proceedings in respect of such Enforcement Event in its own name as trustee under the contingent convertible preferred securities indenture with respect to such series of contingent convertible preferred securities and such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of such series, it being understood and intended that no one or more holders of contingent convertible preferred securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of the contingent convertible preferred securities indenture or any contingent convertible preferred security to affect, disturb or prejudice the rights of any other such holder or holders of any contingent convertible preferred security, or to obtain or to seek to obtain priority or preference over any other such holder or holders or to enforce any right under the contingent convertible preferred securities indenture, except in the manner herein provided and for the equal and ratable benefit of all holders of contingent convertible preferred securities of such series or holders of any other contingent convertible preferred security.

Notices

Except as otherwise expressly provided in or pursuant to the contingent convertible preferred securities indenture, all notices to holders of registered contingent convertible preferred securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Notwithstanding the foregoing, any notice given to the holder of a global security shall be sufficiently given if such notice is given in accordance with the applicable procedures of the relevant depositary.

Any request, demand, authorization, direction, notice, consent, waiver or record of an act of holders or other document provided or permitted by the contingent convertible preferred securities indenture to be made upon, given or furnished to, or filed with, the trustee by any holder, or any request, demand, authorization, direction, notice, consent or waiver by BBVA, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the trustee at its corporate trust office.

No Obligations to Beneficial Owners

None of BBVA, the trustee, any Paying Agent or the contingent convertible preferred security registrar shall have any responsibility or obligation to any beneficial owner in a global security, any agent member (including, for purposes of this section, any participant in the depositary) or any other person with respect to the accuracy of the records of the depositary or its nominee or of any agent member, with respect to any ownership interest in the contingent convertible preferred securities or with respect to the delivery to any agent member, beneficial owner or other person (other than the depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such contingent convertible preferred securities. All notices and communications to be given to the holders and all payments to be made to holders under the contingent convertible preferred securities and the contingent convertible preferred securities indenture shall be given or made only to or upon the order of the holders (which shall be the depositary or its nominee in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the depositary subject to the applicable procedures. BBVA, the trustee, each Paying Agent and the contingent convertible preferred security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the depositary with respect to its agent members and any beneficial owners. BBVA, the trustee, each Paying Agent and the contingent convertible preferred security registrar shall be entitled to deal with the depositary, and any nominee thereof, that is the registered holder of any global security for all purposes of the contingent convertible preferred securities indenture relating to such global security (including the payment of Liquidation Preference and Distributions and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of BBVA, the trustee, any Paying Agent or the contingent convertible preferred security registrar shall have any responsibility or liability for any acts or omissions of the depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any agent member or between or among the depositary, any such agent member and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

Notwithstanding the foregoing, with respect to any global security, nothing herein shall prevent BBVA, the trustee, or any agent of BBVA or the trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a holder, with respect to such global security or shall impair, as between such depositary and owners of beneficial interests in such global security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as holder of such global security.

Subsequent Holders’ Agreement

Holders and beneficial owners of any contingent convertible preferred securities of any series that acquire the contingent convertible preferred securities of such series or beneficial interests therein in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the contingent convertible preferred securities to the same extent as the holders and beneficial owners of the contingent convertible preferred securities of such series that acquire the contingent convertible preferred securities of such series upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the contingent convertible preferred securities of such series, including, without limitation, in relation to Distribution cancellation, the Conversion, the Spanish Bail-in Power (see “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”) and the limitations on remedies specified in the relevant contingent convertible preferred security and the provisions described under “—Enforcement Events and Remedies” above.

The Trustee

The Bank of New York Mellon, acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, 160 Queen Victoria Street, London EC4V 4LA, is the trustee under the contingent convertible preferred securities indenture. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the rights or powers vested in it by the contingent convertible preferred securities indenture at the request of any holder of contingent convertible preferred securities, unless offered indemnity satisfactory to the trustee in its sole discretion by the holder against the costs, expenses and liabilities which might be incurred thereby. BBVA and certain of its subsidiaries may maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of its business. The Bank of New York Mellon is also the book-entry depositary and Principal Paying Agent with respect to BBVA’s contingent convertible preferred securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of BBVA’s ordinary shares.

Submission to Jurisdiction

Except as provided in the paragraph immediately below, BBVA has irrevocably submitted to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York, in any suit or proceeding arising out of or relating to the contingent convertible preferred securities indenture or the contingent convertible preferred securities and has irrevocably waived, to the extent it may effectively do so, any objection which it may have to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the contingent convertible preferred securities or the contingent convertible preferred securities indenture, the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the contingent convertible preferred securities indenture or the contingent convertible preferred securities arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the trustee, each holder and beneficial owner of any contingent convertible preferred securities and each Agent will submit, to the extent it may effectively do so, to the exclusive jurisdiction of such Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the trustee, each holder and beneficial owner of any contingent convertible preferred securities and each Agent will further irrevocably waive, to the extent it may effectively do so, any objection to the Spanish courts in the city of Madrid on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

SPANISH TAX CONSIDERATIONS

The following is a summary of the material Spanish tax consequences of the acquisition, ownership and disposition of ordinary shares, ADSs, senior preferred notes, senior non-preferred notes, subordinated notes and contingent convertible preferred securities. This summary is not a complete analysis or listing of all the possible tax consequences of such transactions and does not address all tax considerations that may be relevant to all categories of potential purchasers, some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax Law or the tax treatment of the securities following any exercise of the Spanish Bail-in Power with respect to such securities.

Accordingly, prospective investors should consult their own tax advisers as to the tax consequences of their acquisition, ownership and disposition of ordinary shares or ADSs, senior preferred notes, senior non-preferred notes, subordinated notes and contingent convertible preferred securities including the effect of tax laws of any other jurisdiction, based on their particular circumstances.

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus and is subject to amendment in subsequent prospectus supplements:

(i)	of general application, First Additional Provision of Law 10/2014. Consideration has also been given to RD 1065/2007;

(ii)

for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law, the Net Wealth Tax Law, the Tax on Large Fortunes Law, and Royal Decree 439/2007 of March 30, promulgating the IIT Regulations, along with Law 29/1987 of December 18, on Inheritance and Gift Tax;

(iii)

for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Law 27/2014 of November 27, promulgating the CIT Law, and Royal Decree 634/2015 of July 10, promulgating the CIT Regulations; and

(iv)

for individuals and entities who are not resident for tax purposes in Spain which are subject to Non-Residents Income Tax (“NRIT”), Royal Legislative Decree 5/2004 of March 5, promulgating the Consolidated Text of the NRIT Law, and Royal Decree 1776/2004 of July 30, promulgating the NRIT Regulations, along with Law 29/1987 of December 18, on Inheritance and Gift Tax.

As used herein, the following terms have the following meanings:

(i)

The “Treaty” means the Convention between the United States and Spain for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, together with the related Protocol, both signed February 22, 1990, as amended by the Protocol and its Memorandum of Understanding, signed in Madrid on January 14, 2013.

(ii)

A “U.S. Resident” means a U.S. Holder (as defined below under “U.S. Tax Considerations”) that is a resident of the United States for purposes of the Treaty and entitled to the benefits of the Treaty and whose holding is not effectively connected with a permanent establishment (as defined by the Treaty) in Spain through which such holder carries on or has carried on business or with a fixed base in Spain from which such holder performs or has performed independent personal services.

For purposes of Spanish law and the Treaty, an owner of BBVA ADSs will generally be treated as the owner of the ordinary shares underlying the ADSs. Holders of ordinary shares, or ADSs who are not U.S. Residents should consult their own tax advisers, particularly as to the applicability of any Double Tax Treaty referred to as a “DTT”.

The statements regarding Spanish tax laws set out below are based on interpretations of those laws as in force on the date of this document and are subject to any change in such law that may take effect after such date. Such statements also assume that each obligation in the deposit agreement and any related agreement will be performed in full accordance with their terms.

Ordinary Shares and ADSs

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

1. Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Taxation of dividends

Under Spanish law, dividends paid by a Spanish resident company to a non-Spanish resident holder of ordinary shares or ADSs are subject to the Spanish NRIT and therefore a 19% withholding tax is currently applied on the gross amount of dividends.

However, under the Treaty, a U.S. Resident is entitled to the Treaty-reduced rate of 15%, as a general rule, 5% if the U.S. Resident is a corporation which owns more than 10% of the voting rights of the ordinary shares of BBVA, or 0% if received by a U.S. Resident which is either a pension fund (provided that such dividends are not derived from the carrying on of a trade or business by the pension fund or through an associated enterprise) or a company that has owned at least 80% of the voting stock in BBVA for a period of 12 months prior to the date on which the right to receive the dividends arises, and that is not adversely affected by the new limitation on benefits (“LOB”) clause. In any case, to be able to apply those withholding rates, the recipient of the dividends must be their beneficial owner.

In practice, on any dividend payment date, U.S. Residents will be subject to a withholding of 19% of the gross amount of dividends. However, U.S. Residents will be entitled to a refund of the amount withheld in excess of the Treaty-reduced rate, according to the procedure set forth by the Spanish legislation. To benefit from the Treaty reduced rate, a U.S. Resident must provide to BBVA or to the Spanish resident depositary, if any, through which its ordinary shares are held, a certificate from the U.S. Internal Revenue Service (“IRS”) on Form 6166 stating that, to its best knowledge, such holder is a U.S. Resident within the meaning of the Treaty. The IRS certificate of residence is valid for a period of one year from the date of issuance. The issuance of Form 6166 by the IRS may be subject to substantial delay.

Quick Refund Process. Under the standard procedure agreed to between The Bank of New York Mellon and its Spanish resident depositary, unless otherwise indicated in the applicable prospectus supplement, holders of BBVA ADSs claiming tax relief through the “Quick Refund” process must submit their valid IRS certificate of residence by the last day of the month in which the record date for receipt of the relevant dividend occurs.

The IRS certificate of residence will then be provided to the Spanish depositary before the fifth day following the end of the month in which the dividend record date occurs. Otherwise, the U.S. Resident may afterwards obtain a refund of the amount withheld in excess of the Treaty-reduced rate, directly from the Spanish tax authorities, following the standard refund procedure established by Spanish regulations. See “—Spanish Refund Procedure” below.

Spanish Refund Procedure. According to Spanish regulations on the NRIT, approved by Royal Decree 1776/2004, dated July 30, 2004 (“NRIT Regulations”), a refund for the amount withheld in excess of the Treaty-reduced rate can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the U.S. Resident is required to file:

•	The relevant Spanish tax form (currently, Form 210);

•	The IRS certificate of residence (IRS Form 6166 for U.S. Residents); and

•	A certificate evidencing Spanish NRIT withheld regarding the dividends, which may generally be obtained from the U.S. resident’s broker.

Taxation of capital gains

As a general rule, capital gains realized by U.S. Residents from the disposition of ordinary shares or ADSs will not be taxed in Spain. Only in the case of alienation of stock or participations which confer on the owner the right to enjoy real property situated in Spain may the capital gains arising on that alienation be taxed in Spain.

Additionally, capital gains derived from the transfer of ordinary shares in an official Spanish secondary stock market by any holder who is resident in a country that has entered into a DTT with Spain containing an exchange of information clause (including the Treaty), will be exempt from taxation in Spain. This exemption is not applicable to capital gains obtained by a U.S. Resident through a country or territory defined as a non-cooperative jurisdiction under applicable Spanish regulations.

Non Spanish holders must submit a Spanish Tax Form (currently Form 210) within the time periods set out in the applicable Spanish regulations and to pay the corresponding tax or establish an exemption. In particular, where any of the exemptions mentioned above applies, the seller will be obliged to file with the Spanish tax authorities the relevant Spanish tax form (currently, Form 210) together with the certificate of tax residence issued by the tax authorities of the country of residence (IRS Form 6166 for U.S. residents) evidencing its entitlement to the exemption.

2. Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

Taxation of dividends

If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such ordinary shares are the same as those for legal entities with tax residency in Spain described in “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)—Taxation of dividends” below.

Ownership of the ordinary shares by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

Taxation of capital gains

If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to capital gains derived from such ordinary shares are the same as those for legal entities with tax residency in Spain described in “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)—Taxation of capital gains” below.

Spanish Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption which may apply, on the value of the ordinary shares or ADSs which they hold as at the end of the relevant fiscal year.

Legal entities are not subject to Wealth Tax or Tax on Large Fortunes.

Spanish Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Unless otherwise provided under an applicable DTT (and the United States and Spain have not entered into such a DTT), transfers of ordinary shares upon death or by gift to individuals not resident in Spain are subject to Spanish Inheritance and Gift Tax (Law 29/1987), if the ordinary shares or ADSs are located in Spain or the rights attached to such ordinary shares or ADSs are exercisable in Spain, regardless of the residence of the heir or the beneficiary. In this regard, the Spanish tax authorities may argue that all ordinary shares and all ADSs are located in Spain for Spanish tax purposes. If such a view were to prevail, non-resident holders in Spain who inherit or receive a gift of ordinary shares or ADSs would be subject to tax at an effective tax rate that depends on all relevant factors and that ranges between 0% and 87.6% for individuals. Gifts granted to non-Spanish resident corporations will be generally subject to Spanish NRIT as capital gains, subject to the exemptions referred to above under section “—Taxation of capital gains”.

Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Taxation of dividends

According to the IIT Law the following, amongst others, must be treated as gross capital income: income received by a Spanish shareholder in the form of dividends, consideration paid for attendance at shareholders’ meetings, income from the creation or assignment of rights of use or enjoyment of the ordinary shares and any other income received by such shareholder in his or her condition as shareholder.

Gross capital income is reduced by any administration and custody expenses (but not by those incurred in individualized portfolio management). The net amount is included in the relevant Spanish shareholder’s savings taxable base at the applicable rate (currently varying from 19% to 30%).

The payment to Spanish shareholders of dividends or any other distribution will be generally subject to a withholding tax at the then-applicable rate (currently set at 19%). Such withholding tax is creditable from the IIT payable; if the amount of tax withheld is greater than the amount of the net IIT payable, the taxpayer is entitled to a refund of the excess withheld in accordance with the IIT Law.

Taxation of capital gains

Gains or losses recorded by a shareholder subject to IIT as a result of the transfer of ordinary shares qualify for the purposes of the IIT Law as capital gains or losses and are subject to taxation according to the general rules applicable to capital gains. The amount of capital gains or losses is equal to the difference between the ordinary shares’ acquisition value (plus any fees or taxes incurred) and the transfer value, which is the listed value of the ordinary shares as of the transfer date or, if higher, the agreed transfer price, less any fees or taxes incurred.

Capital gains or losses arising from the transfer of shares held by a Spanish shareholder are included in such Spanish savings taxable base at the applicable rate (currently varying from 19% to 30%).

Capital gains arising from the transfer of shares are not subject to withholding tax on account of IIT. Losses arising from the transfer of ordinary shares admitted to trading on certain official stock exchanges will not be treated as capital losses if ordinary shares of the same kind have been acquired during the period between two months before and two months after the date of the transfer which originated the loss. In these cases, the capital losses are included in the taxable base upon the transfer of the remaining ordinary shares by the taxpayer.

Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Notwithstanding the above, the Tax on Large Fortunes was approved in December 2022 and set up on a temporary basis, exclusively for the tax periods 2022 and 2023. Nevertheless, based on Royal Decree-Law 8/2023, of December 27, the temporary application of the Tax on Large Fortunes has been extended until the revision of wealth tax in Spanish autonomous regions, which would take place in the context of the reform of Spain’s regional financial system. The amount payable for this tax could be reduced by the amount paid for Wealth Tax.

The rates of the Tax on Large Fortunes are (i) 1.7% on a net worth between €3,000,000 and €5,347,998.03, (ii) 2.1% on a net worth between €5,347,998.03 and €10,695,996.06 and (iii) 3.5% on a net worth of more than €10,695,996.06. Note that the regulation lays down a minimum exempt amount of €700,000.00 which means that its effective impact, in general, will occur when the net wealth, not tax exempt, is greater than €3.7 million.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 87.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Taxation of dividends

Dividends from BBVA received by corporate Spanish shareholders, less any expenses inherent to holding the ordinary shares, must be included in the CIT taxable base. The general CIT tax rate is 25%.

With respect to shareholders that (i) hold, directly or indirectly, at least 5% in BBVA’s stock; and (ii) hold such participation for at least one year prior to the relevant distribution date or commit to hold such participation for the time needed to complete such one-year holding period, dividends may be 95% exempt from CIT as a general rule.

If the relevant requirements of this exemption are met with respect to a particular shareholder, and provided that the minimum one year holding period requirement is complied with on the distribution date in respect of the ordinary shares, dividends will not be subject to withholding tax. Otherwise, dividends will be taxed at the applicable CIT tax rate of the taxpayer and a withholding will apply (currently set at 19%). This CIT withholding will be credited against the taxpayer’s annual CIT due, and if the amount of tax withheld is greater than the amount of the annual CIT due, the taxpayer will be entitled to a refund of the excess withheld.

Taxation of capital gains

Gains or losses arising from the sale of ordinary shares by a shareholder that is a Spanish CIT taxpayer must be included in its taxable base. The general CIT tax rate is 25%. Gains arising from the sale of ordinary shares will not be subject to withholding tax on account of CIT.

For CIT payers that (i) hold, directly or indirectly, at least 5% in BBVA’s stock; and (ii) hold such participation for at least one year prior to the relevant transfer, capital gains may be 95% exempt from CIT as a general rule. Otherwise, capital gains will be taxed at the CIT rate applicable to the relevant taxpayer.

In the case where more than 70% of the company’s revenues derive from dividends and capital gains arising from the transfer of shares, the application of the participation exemption is subject to particularly complex restrictions, substantially requiring that the shareholder holds an indirect participation of at least 5% in the share capital of the company’s subsidiaries. CIT payers are urged to consult their tax advisers regarding compliance of the requirements for application of the aforesaid participation exemption.

Capital gains deriving from the disposal of ordinary shares will not be subject to withholding tax on account of CIT.

Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Legal entities are not subject to Wealth Tax or to Tax on Large Fortunes.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described above) which acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Spanish Transfer Tax

Transfers of ordinary shares or ADSs will be exempt from Spanish Transfer Tax or Value Added Tax. Additionally, no Spanish Stamp Duty will be levied on the subscription for, acquisition of or transfer of ordinary shares or ADSs.

BBVA Rights to Subscribe for Ordinary Shares

The material Spanish tax consequences of the acquisition, ownership and disposition of rights to subscribe for BBVA shares will be described in the applicable prospectus supplement.

Senior Preferred Notes, Senior Non-Preferred Notes and Subordinated Notes

References in this section to holders of senior preferred notes, senior non-preferred notes or subordinated notes, as the case may be (hereinafter, the “relevant securities”) are to the owners of a beneficial interest in the relevant securities, or beneficial owners, of the relevant securities. The statements regarding Spanish law and practice set forth below assume that the relevant securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.

Whatever the nature and residence of the holders of relevant securities, the acquisition and transfer of the relevant securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992, of December 28 regulating such tax.

Tax Rules for Senior Preferred Notes, Senior Non-Preferred Notes and Subordinated Notes Listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market

The following summary assumes that the relevant securities will be listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market.

Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained by holders who are IIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the relevant securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of IIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 30%).

The above mentioned income will be subject to the corresponding IIT withholding at the applicable tax rate (currently 19%). Under RD 1065/2007, income obtained in respect of the notes will not be subject to withholding tax in Spain, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information. See “—Tax Reporting and Withholding Obligations of the Issuer”.

Nevertheless, withholding tax at the applicable rate (currently 19%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.

Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Notwithstanding the above, the Tax on Large Fortunes was approved in December 2022 and set up on a temporary basis, exclusively for the tax periods 2022 and 2023. Nevertheless, based on Royal Decree-Law 8/2023, of December 27, the temporary application of the Tax on Large Fortunes has been extended until the revision of wealth tax in Spanish autonomous regions, which would take place in the context of the reform of Spain’s regional financial system. The amount payable for this tax could be reduced by the amount paid for Wealth Tax.

The rates of the Tax on Large Fortunes are (i) 1.7% on a net worth between €3,000,000 and €5,347,998.03, (ii) 2.1% on a net worth between €5,347,998.03 and €10,695,996.06 and (iii) 3.5% on a net worth of more than €10,695,996.06. Note that the regulation lays down a minimum exempt amount of €700,000.00 which means that its effective impact, in general, will occur when the net wealth, not tax exempt, is greater than €3.7 million.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 87.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the relevant securities are subject to CIT (at the current general tax rate of 25%) in accordance with the rules for this tax.

Pursuant to Section 44.5 of RD 1065/2007, there is no obligation to withhold on income payable to CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds). Consequently, BBVA will not withhold tax on interest payments to Spanish CIT taxpayers or on income derived from the transfer, redemption or repayment of the relevant securities provided that the relevant formalities described in “—Tax Reporting and Withholding Obligations of the Issuer” are complied with.

However, in the case of notes held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest under the notes or income obtained upon the transfer, redemption or repayment of the notes may be subject to withholding tax at the current rate of 19%. Such withholding will be made by the depository or custodian, if the notes do not comply with the exemption requirements specified in the ruling issued by the Directorate General for Taxation (Dirección General de Tributos) on July 27, 2004, which requires that the relevant securities be placed outside Spain in another OECD country and traded on an organized market in an OECD country.

For information on withholdings on payments of interest on the relevant securities see “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Legal entities are not subject to Wealth Tax or to Tax on Large Fortunes.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)	Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the relevant securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the senior preferred notes, senior non-preferred notes or subordinated notes by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information. See “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

In accordance with Additional Provision 4 of the Wealth Tax Law, as amended by Law 11/2021, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Region in which the greater value of the assets and rights they own are located and for which the tax is required to be paid as a result of the assets or rights being located, exercisable or required to be fulfilled in Spanish territory.

Non-Spanish resident legal entities are not subject to Wealth Tax.

Spanish non-resident tax individuals are subject to Tax on Large Fortunes which imposes a tax on property and rights in excess of €3,700,000 that are located in Spain. or can be exercised within the Spanish territory on the last day of the year.

However, to the extent that income derived from the relevant securities is exempt from Non-Resident Income tax, individual holders not resident in Spain for tax purposes who hold relevant securities on the last day of any year will be exempt from Tax on Large Fortunes. Furthermore, holders who benefit from a convention for the avoidance of double taxation with respect to wealth tax that provides for taxation only in the holder’s country of residence will not be subject either to Tax on Large Fortunes.

If the provisions of the foregoing paragraph do not apply, non-Spanish tax resident individuals whose net worth related to property located, or rights that can be exercised, in Spain is above €3,000,000 and who hold relevant securities on the last day of any year, would therefore be subject to Tax on Large Fortunes for such year at marginal rates varying between 1.7% and 3.5% of the average market value of the relevant securities during the last quarter of such year.

Non-Spanish resident legal entities are not subject to Tax on Large Fortunes.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 87.6%, depending on relevant factors.

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior preferred notes, senior non-preferred notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

According to the Second Additional Provision of the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Spanish Inheritance and Gift Tax in accordance with the rules set forth in the relevant Autonomous Regions in accordance with the law. As such, prospective investors should consult their tax advisers. Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.

Tax Reporting and Withholding Obligations of the Issuer

In accordance with Section 44 of RD 1065/2007 (“Section 44”), income obtained from debt securities (such as the notes) which are listed on an organized market and originally registered for clearance in a clearing system located outside of Spain and recognized by Spanish law or by the law of another OECD country, will be paid free of Spanish withholding tax provided that the relevant paying agent provides BBVA with a statement containing the following information:

(i)	identification of the securities;

(ii)	payment date;

(iii)	total amount of income paid on the relevant date; and

(iv)	total amount of the income corresponding to each clearing house located outside Spain.

In accordance with Section 44.5, the relevant paying agent should provide BBVA with the statement referred to above on the business day immediately prior to the relevant payment of income. If the paying agent fails to deliver a duly executed and completed payment statement on a timely basis, in respect of an interest payment date or in connection with a redemption of the notes of a series, then the related payment of income will be subject to Spanish withholding tax, currently at the rate of 19%. If, before the tenth day of the month following the month in which interest is paid, the relevant paying agent provides the statement, BBVA will reimburse the amounts withheld.

Prospective investors should note that BBVA does not accept any responsibility in relation to any failure in the delivery of the relevant statement by the paying agent. If this were to occur, BBVA would not pay additional amounts and owners of a beneficial interest in such notes would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Tax Rules for Senior Preferred Notes, Senior Non-Preferred Notes and Subordinated Notes not Listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market

Withholding on Account of IIT, CIT and NRIT

If the senior preferred notes, senior non-preferred notes or subordinated notes are not listed on a regulated market, a multilateral trading facility or an organized market and originally registered with the entities that manage clearing systems located outside Spain recognized by Spanish law or by the law of another OECD country, interest payments to beneficial owners in respect of such securities will be subject to withholding tax, currently at a rate of 19%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. The treaty generally provides for a withholding rate of 0% for U.S. Residents if the recipient of the interest is the beneficial owner.

Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Notwithstanding the above, the Tax on Large Fortunes was approved in December 2022 and set up on a temporary basis, exclusively for the tax periods 2022 and 2023. Nevertheless, based on Royal Decree-Law 8/2023, of December 27, the temporary application of the Tax on Large Fortunes has been extended until the revision of wealth tax in Spanish autonomous regions, which would take place in the context of the reform of Spain’s regional financial system. The amount payable for this tax could be reduced by the amount paid for Wealth Tax.

The rates of the Tax on Large Fortunes are (i) 1.7% on a net worth between €3,000,000 and €5,347,998.03, (ii) 2.1% on a net worth between €5,347,998.03 and €10,695,996.06 and (iii) 3.5% on a net worth of more than €10,695,996.06. Note that the regulation lays down a minimum exempt amount of €700,000.00 which means that its effective impact, in general, will occur when the net wealth, not tax exempt, is greater than €3.7 million.

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

In accordance with Additional Provision 4 of the Wealth Tax Law, as amended by Law 11/2021, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Region in which the greater value of the assets and rights they own are located and for which the tax is required to be paid as a result of the assets or rights being located, exercisable or required to be fulfilled in Spanish territory. Non-Spanish resident legal entities are not subject to Wealth Tax.

Spanish non-resident tax individuals are subject to Tax on Large Fortunes which imposes a tax on property and rights in excess of €3,700,000 that are located in Spain. or can be exercised within the Spanish territory on the last day of the year.

However, to the extent that income derived from the relevant securities is exempt from Non-Resident Income tax, individual holders not resident in Spain for tax purposes who hold relevant securities on the last day of any year will be exempt from Tax on Large Fortunes. Furthermore, holders who benefit from a convention for the avoidance of double taxation with respect to wealth tax that provides for taxation only in the holder’s country of residence will not be subject either to Tax on Large Fortunes.

If the provisions of the foregoing paragraph do not apply, non-Spanish tax resident individuals whose net worth related to property located, or rights that can be exercised, in Spain is above €3,000,000 and who hold relevant securities on the last day of any year, would therefore be subject to Tax on Large Fortunes for such year at marginal rates varying between 1.7% and 3.5% of the average market value of the relevant securities during the last quarter of such year.

Non-Spanish resident legal entities are not subject to Tax on Large Fortunes.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 87.6%, depending on relevant factors.

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior preferred notes, senior non-preferred notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

According to the Second Additional Provision of the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Spanish Inheritance and Gift Tax in accordance with the rules set forth in the relevant Autonomous Regions in accordance with the law. As such, prospective investors should consult their tax advisers. Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.

Contingent Convertible Preferred Securities and Ordinary Shares

Acquisition of the Contingent Convertible Preferred Securities and Ordinary Shares

The issue of, subscription for, transfer and acquisition of the contingent convertible preferred securities and ordinary shares is exempt from Transfer Tax and Stamp Duty and Value Added Tax.

Contingent Convertible Preferred Securities

Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained by holders who are IIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the contingent convertible preferred securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of IIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 30%).

The above mentioned income will be subject to the corresponding IIT withholding at the applicable tax rate (currently 19%). Under RD 1065/2007, income obtained in respect of the contingent convertible preferred securities will not be subject to withholding tax in Spain, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information (see “—Tax Reporting and Withholding Obligations of the Issuer”).

Nevertheless, withholding tax at the applicable rate (currently 19%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.

Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Notwithstanding the above, the Tax on Large Fortunes was approved in December 2022 and set up on a temporary basis, exclusively for the tax periods 2022 and 2023. Nevertheless, based on Royal Decree-Law 8/2023, of December 27, the temporary application of the Tax on Large Fortunes has been extended until the revision of wealth tax in Spanish autonomous regions, which would take place in the context of the reform of Spain’s regional financial system. The amount payable for this tax could be reduced by the amount paid for Wealth Tax.

The rates of the Tax on Large Fortunes are (i) 1.7% on a net worth between €3,000,000 and €5,347,998.03, (ii) 2.1% on a net worth between €5,347,998.03 and €10,695,996.06 and (iii) 3.5% on a net worth of more than €10,695,996.06. Note that the regulation lays down a minimum exempt amount of €700,000.00 which means that its effective impact, in general, will occur when the net wealth, not tax exempt, is greater than €3.7 million.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 87.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both Distributions periodically received and income derived from the transfer, redemption or repayment of the contingent convertible preferred securities are subject to CIT (at the current general tax rate of 25%) in accordance with the rules for this tax.

Pursuant to Section 44.5 of RD 1065/2007, there is no obligation to withhold on income payable to CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds). Consequently, BBVA will not withhold tax on interest payments to Spanish CIT taxpayers or on income derived from the transfer, redemption or repayment of the relevant securities provided that the relevant formalities described in “—Tax Reporting and Withholding Obligations of the Issuer” are complied with.

However, in the case of securities held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest under the contingent convertible preferred securities or income derived from the transfer, redemption or repayment of the contingent convertible preferred securities may be subject to withholding tax at the current rate of 19%. Such withholding will be made by the depository or custodian, if the contingent convertible preferred securities do not comply with the exemption requirements specified in the ruling issued by the Directorate General for Taxation (Dirección General de Tributos) on July 27, 2004, which requires that the relevant securities be placed outside Spain in another OECD country and traded on an organized market in an OECD country.

For information on withholdings on Distribution payments on the relevant securities see “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Legal entities are not subject to Wealth Tax or to Tax on Large Fortunes.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)	Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the contingent convertible preferred securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “2. Contingent convertible preferred securities—2(b) Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the contingent convertible preferred securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information (see “—Tax Reporting and Withholding Obligations of the Issuer”).

Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax would generally not be subject to such tax (Spain and the United States have not entered into such DTT). Otherwise, non-Spanish resident individuals whose properties and rights are located in Spain, or that can be exercised within the Spanish territory, exceed €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption or reductions which may apply. Therefore, such individuals should take into account the value of the contingent convertible preferred securities which they hold as at the end of the relevant fiscal year.

Non-Spanish resident legal entities are not subject to Wealth Tax.

In accordance with Additional Provision 4 of the Wealth Tax Law, as amended by Law 11/2021, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Region in which the greater value of the assets and rights they own are located and for which the tax is required to be paid as a result of the assets or rights being located, exercisable or required to be fulfilled in Spanish territory.

Spanish non-resident tax individuals are subject to Tax on Large Fortunes which imposes a tax on property and rights in excess of €3,700,000 that are located in Spain. or can be exercised within the Spanish territory on the last day of the year.

However, to the extent that income derived from the contingent convertible preferred securities is exempt from Non-Resident Income tax, individual holders not resident in Spain for tax purposes who hold the contingent convertible preferred securities on the last day of any year will be exempt from Tax on Large Fortunes. Furthermore, holders who benefit from a convention for the avoidance of double taxation with respect to wealth tax that provides for taxation only in the holder’s country of residence will not be subject either to Tax on Large Fortunes.

If the provisions of the foregoing paragraph do not apply, non-Spanish tax resident individuals whose net worth related to property located, or rights that can be exercised, in Spain is above €3,000,000 and who hold the contingent convertible preferred securities on the last day of any year, would therefore be subject to Tax on Large Fortunes for such year at marginal rates varying between 1.7% and 3.5% of the average market value of the contingent convertible preferred securities during the last quarter of such year.

Non-Spanish resident legal entities are not subject to Tax on Large Fortunes.

Inheritance and Gift Tax

The transfer of the contingent convertible preferred securities to individuals by inheritance, legacy or donation shall be subject to the general rules of Inheritance and Gift Tax in accordance with the applicable Spanish and State rules even if title passes outside Spain and neither the heir nor the beneficiary, as the case may be, is resident in Spain for tax purposes, without prejudice to the provisions of any DTT signed by Spain. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

The effective tax rate, after applying all relevant factors, ranges between 0% and 87.6%.

According to the Second Additional Provision of the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Spanish Inheritance and Gift Tax in accordance with the rules set forth in the relevant Autonomous Regions in accordance with the law. As such, prospective investors should consult their tax advisers. In the event that the beneficiary is an entity other than a natural person, the income obtained shall be subject to NRIT and without prejudice, in the latter event, to the provisions of any DTT that may apply.

Tax Reporting and Withholding Obligations of the Issuer

In accordance with Section 44 of RD 1065/2007, income obtained from contingent convertible preferred securities which are listed on an organized market and originally registered for clearance in a clearing system located outside of Spain and recognized by Spanish law or by the law of another OECD country, will be paid free of Spanish withholding tax provided that the relevant paying agent provides BBVA with a statement containing the following information:

(i)	identification of the securities;

(ii)	payment date;

(iii)	total amount of income paid on the relevant date; and

(iv)	total amount of the income corresponding to each clearing house located outside Spain.

In accordance with Section 44.5, the relevant paying agent should provide BBVA with the statement referred to above on the business day immediately prior to the relevant payment of income. If the paying agent fails to deliver a duly executed and completed payment statement on a timely basis, in respect of a distribution payment date or in connection with a redemption of the contingent convertible preferred securities of a series, then the related payment of income will be subject to Spanish withholding tax, currently at the rate of 19%. If, before the tenth day of the month following the month in which interest is paid, the relevant paying agent provides the statement, BBVA will reimburse the amounts withheld.

Prospective investors should note that BBVA does not accept any responsibility in relation to any failure in the delivery of the relevant statement by the paying agent. If this were to occur, BBVA would not pay additional amounts and owners of a beneficial interest in such notes would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Ordinary Shares

The material Spanish tax consequences of the acquisition, ownership and disposition of ordinary shares into which the contingent convertible preferred securities are convertible upon the occurrence of certain events are described under “—Ordinary Shares and ADSs”.

U.S. TAX CONSIDERATIONS

The following discussion describes material U.S. federal income tax consequences of the ownership and disposition of BBVA ADSs, ordinary shares, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes and subordinated notes. The material U.S. federal income tax consequences of the acquisition, ownership and disposition of rights to acquire ordinary shares issued by BBVA will be described in the applicable prospectus supplement. This discussion applies only to U.S. Holders described below that hold ordinary shares, ADSs, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes as capital assets for U.S. federal income tax purposes. Further, this discussion applies only to U.S. Holders that purchase the ordinary shares, ADSs, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes in their initial offering and in the case of senior preferred notes, senior non-preferred notes or subordinated notes at the “issue price”, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes of the relevant series is sold for money. This summary does not address all of the tax consequences that may be relevant to a particular investor, including the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (which may require accrual method U.S. taxpayers to conform the timing of their income accruals to their financial statements), the provisions of the Code known as the Medicare Contribution tax, any minimum tax considerations and tax consequences that may apply to persons subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or foreign currencies;

•

persons holding ADSs, ordinary shares, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes as part of a hedge, straddle, constructive sale, conversion transaction or integrated transaction;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	tax-exempt organizations, “individual retirement accounts” or “Roth IRAs”;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	persons who own or are deemed to own 10% or more of our shares by vote or value; and

•

persons holding ADSs, ordinary shares, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes in connection with a trade or business conducted outside the United States.

This summary does not address the tax treatment of the ADS, ordinary shares, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes on or following any exercise of the Spanish Bail-in Power with respect to such securities.

A “U.S. Holder” is a person that is, for U.S. federal income tax purposes, a beneficial owner of ordinary shares, ADSs, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes, as applicable, and:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership holds ordinary shares, ADSs, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding ordinary shares, ADSs, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes and partners in such partnerships should consult their tax advisers with regard to the U.S. federal income tax treatment of their investment in such securities.

The summary is based upon the tax laws of the United States including the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, as well as the Treaty, all as of the date hereof. These laws are subject to change, possibly with retroactive effect. In addition, in the case of ADSs this summary assumes that each obligation provided for in or otherwise contemplated by BBVA’s deposit agreement or any other related document will be performed in accordance with its terms. This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). Prospective purchasers of the ADSs, ordinary shares, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes are urged to consult their tax advisers as to the U.S., Spanish or other tax consequences of the acquisition, ownership and disposition of such securities in their particular circumstances, including the effect of any U.S. state or local tax laws.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.

Except as specifically described below under “—Passive Foreign Investment Company Rules” this discussion assumes that BBVA is not, has not been, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

BBVA ADSs or Ordinary Shares

For U.S. federal income tax purposes, U.S. Holders of ADSs will generally be treated as the owners of the underlying ordinary shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying ordinary shares represented by those ADSs and vice-versa.

Taxation of Distributions

The amount of any distributions, before reduction for any Spanish income tax withheld by BBVA or its paying agent, paid with respect to ADSs or ordinary shares (other than certain pro rata distributions of BBVA’s capital stock or rights to subscribe for shares of its capital stock) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to non-corporate U.S. Holders may be taxable at favorable rates applicable to long-term capital gains. Non-corporate U.S. Holders should consult their tax advisers to determine the availability of these favorable rates in their particular circumstances.

The amount of a dividend distribution will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received (which, for U.S. Holders of ADSs, will be the date such distribution is received by the depositary), whether or not the distribution is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S.

Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. If the dividend is not converted into U.S. dollars on the date of receipt, a U.S. Holder may have foreign currency gain or loss on the conversion date. In general, any foreign currency gain or loss will be U.S.-source ordinary gain or loss.

Subject to applicable limitations that vary depending upon a U.S. Holder’s circumstances, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for any non-refundable Spanish NRIT taxes withheld by BBVA or its paying agent at a rate not exceeding the rate the U.S. Holder is entitled to under Spanish domestic law or the Treaty. Spanish taxes withheld in excess of the rate applicable under Spanish domestic law or the Treaty or that are otherwise refundable under Spanish law will not be eligible for credit against a U.S. Holder U.S. federal income tax liability. See “Spanish Tax Considerations—Ordinary Shares and ADSs—Individuals and Legal Entities with no Tax Residency in Spain” above for a discussion of how to obtain the Treaty rate. The rules governing foreign tax credits are complex. For example, under applicable Treasury regulations, in the absence of an election to apply the benefits of an applicable income tax treaty, in order to be creditable, foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Spanish income tax system meets all these requirements. However, the IRS released notices that indicate that the Treasury Department and the IRS are considering amendments to these Treasury regulations and provide relief from certain of their provisions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all creditable non-U.S. taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.

Sale and Other Disposition of ADSs or Ordinary Shares

Gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or ordinary shares will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s tax basis in the ADSs or ordinary shares and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations. Gain or loss, if any, will generally be U.S. source for foreign tax credit purposes. Under certain Treasury regulations, a U.S. Holder generally will be precluded from claiming a foreign tax credit with respect to Spanish income taxes on gains from dispositions of ADSs or ordinary shares. However, as discussed above under “—Taxation of Distributions”, the IRS released notices that provide relief from certain of the provisions of these Treasury regulations (including the limitation described in the preceding sentence) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Even if these Treasury regulations do not prohibit a U.S. Holder from claiming a foreign tax credit with respect to Spanish taxes on disposition gains, other limitations under the foreign tax credit rules may preclude a U.S. Holder from claiming a foreign tax credit with respect to such Spanish taxes. Spanish taxes paid or withheld in excess of the rate applicable under Spanish domestic law or the Treaty or that are otherwise refundable under Spanish law generally will not be creditable. See “Spanish Tax Considerations—Ordinary Shares and ADSs—Individuals and Legal Entities with no Tax Residency in Spain” above for a discussion of how to establish an exemption from any Spanish taxes on capital gains. If a U.S. Holder is precluded from claiming a foreign tax credit, it is possible that any Spanish taxes on disposition gains may either be deductible or reduce the amount realized on the disposition.

BBVA Contingent Convertible Preferred Securities

Characterization of the Contingent Convertible Preferred Securities

BBVA believes that the contingent convertible preferred securities will be treated as equity for U.S. federal income tax purposes and the remainder of this discussion so assumes.

Taxation of Distributions

Distributions made with respect to contingent convertible preferred securities (including amounts withheld in respect of Spanish taxes, if any, and any additional amounts paid in respect thereto) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to non-corporate U.S. Holders may be taxable at the favorable rate applicable to long-term capital gains. Non-corporate U.S. Holders should consult their tax advisers to determine the availability of this favorable rate in their particular circumstances.

The amount of a distribution paid in euro will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received, whether or not the U.S. Holder in fact converts euro received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if such dividend is not converted into U.S. dollars on the date of its receipt. In general, any foreign currency gain or loss will be U.S.-source ordinary gain or loss.

Subject to applicable limitations that vary depending upon a U.S. Holder’s circumstances, a U.S. Holder may be entitled to a credit against its U.S. federal income tax liability for any non-refundable Spanish NRIT taxes withheld by BBVA or its paying agent at a rate not exceeding the rate the U.S. Holder is entitled to under Spanish domestic law or the Treaty. Spanish income taxes withheld in excess of the rate applicable under Spanish domestic law or the Treaty or that are otherwise refundable under Spanish law will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. For example, under applicable Treasury regulations, in the absence of an election to apply the benefits of an applicable income tax treaty, in order to be creditable, foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Spanish income tax system meets all these requirements. However, the IRS released notices that indicate that the Treasury Department and the IRS are considering amendments to these Treasury regulations and provide relief from certain of their provisions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all creditable non-U.S. taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.

Sale, Redemption and Other Disposition of Contingent Convertible Preferred Securities

Gain or loss realized by a U.S. Holder on the sale, redemption or other disposition of contingent convertible preferred securities (other than the receipt of ordinary shares or ADSs upon conversion, which will be treated as described below under “—Conversion”) generally will be subject to U.S. federal income tax as capital gain or loss ( provided that, in the case of a redemption, the U.S. Holder does not own, actually or constructively, any of our ADSs or ordinary shares or other instruments treated as equity for U.S. federal income tax purposes at such time or the redemption is not otherwise treated as “essentially equivalent to a dividend”) in an amount equal to the difference between the U.S. Holder’s tax basis in the contingent convertible preferred securities and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the contingent convertible preferred securities for more than one year. The deductibility of capital losses is subject to limitations. Gain or loss, if any, will generally be U.S. source for foreign tax credit purposes. Under certain Treasury regulations, a U.S. Holder generally will be precluded from claiming a foreign tax credit with respect to Spanish income taxes on gains from dispositions of contingent convertible preferred securities. However, as discussed above under “—Taxation of Distributions”, the IRS released notices that provide relief from certain of the provisions of these Treasury regulations (including the limitation described in the preceding sentence) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Even if these Treasury regulations do not prohibit a U.S. Holder from claiming a foreign tax credit with respect to Spanish taxes on disposition gains, other limitations under the foreign tax credit rules may preclude a U.S. Holder from claiming a foreign tax credit with respect to such Spanish taxes. If a U.S. Holder is precluded from claiming a foreign tax credit, it is possible that any Spanish taxes on disposition gains may either be deductible or reduce the amount realized on the disposition.

Conversion

Conversion of contingent convertible preferred securities into ordinary shares or ADSs will generally be treated as a tax-free recapitalization for U.S. federal income tax purposes. A U.S. Holder’s tax basis in the ordinary shares or ADSs received will generally be equal to the U.S. Holder’s tax basis in the contingent convertible preferred securities and the holding period in the ordinary shares or ADSs received will generally include the holding period of the contingent convertible preferred securities. Ordinary shares or ADSs received upon conversion will otherwise generally be treated as described under “—BBVA ADSs or Ordinary Shares” above.

Assumption of BBVA’s Obligations; Modification of Terms

BBVA’s obligations under the terms of the contingent convertible preferred securities of a series may be assumed by another entity as described in “Description of the Contingent Convertible Preferred Securities of BBVA—Substitution of Issuer”. In addition, in certain circumstances, BBVA may substitute all of the contingent convertible preferred securities of a series or vary their terms, as described in “Description of the Contingent Convertible Preferred Securities of BBVA—Substitution and Modification”. Depending on the facts at the time of any such assumption, substitution or variation, it is possible that any such assumption, substitution or variation may be treated for U.S. federal income tax purposes as a deemed exchange of the contingent convertible preferred securities of such series for new contingent convertible preferred securities. In that event, a U.S. Holder may be required to recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the “issue price” of the new contingent convertible preferred securities (as determined for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the contingent convertible preferred securities of such series, and the new contingent convertible preferred securities may be treated as issued with original issue discount. U.S. Holders should consult their tax advisers regarding the tax consequences of any such assumption, substitution or variation.

Passive Foreign Investment Company Rules

Our PFIC status for any taxable year will depend in large part on our qualification as an active bank under certain proposed Treasury regulations, which are proposed to be effective for taxable years beginning after December 31, 1994 (“Proposed Regulations”) and upon which taxpayers are currently permitted to rely. Based upon the Proposed Regulations, we believe that we were not a PFIC for U.S. federal income tax purposes for our 2024 taxable year. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

In general, if we were treated as a PFIC for any taxable year during which a U.S. Holder owned ADSs, ordinary shares or contingent convertible preferred securities, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of an ADS, an ordinary share or a contingent convertible preferred security would be allocated ratably over the U.S. Holder’s holding period for the ADS, the ordinary share or the contingent convertible preferred security. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for ordinary income of taxpayers of the U.S. Holder’s type for such taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Similar rules would apply to distributions received by a U.S. Holder in any taxable year in respect of ADSs, ordinary shares or contingent convertible preferred securities to the extent in excess of 125% of the average of the annual distributions on ADSs, ordinary shares or contingent convertible preferred securities received by the U.S. Holder during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available (including a mark-to-market election) to U.S. Holders that may result in alternative treatment.

Additionally, if a U.S. Holder owns ADSs, ordinary shares or contingent convertible preferred securities during any year in which we are a PFIC, such U.S. Holder would be required to file annual returns, subject to certain exceptions. Furthermore, if we are a PFIC in any taxable year in which we make a distribution or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

BBVA Senior Preferred, Senior Non-Preferred or Subordinated Notes

Characterization of the Notes

We believe that the notes should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion so assumes. However, there is no direct legal authority as to the proper U.S. federal income tax treatment of instruments such as the notes that are denominated as debt instruments and have significant debt features, but are subject to statutory bail-in powers such as the Spanish Bail-in Power. Therefore, prospective investors should consult their tax advisers as to the proper characterization of the notes for U.S. federal income tax purposes. In addition, it is expected, and this discussion assumes, that any floating rate note should be treated as a “variable rate debt instrument” for U.S. federal income tax purposes. If that is not the case, the applicable prospectus supplement will describe the U.S. federal income tax consequences of owning and disposing of floating rate notes.

Payments of Interest

Interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes, and additional amounts paid in respect thereof, if any. Interest income (and any original issue discount described below) earned by a U.S. Holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes. Spanish income taxes withheld at a rate not exceeding the rate the U.S. Holder is entitled to under Spanish domestic law or the Treaty (which generally provides for an exemption from Spanish tax on interest income) from interest income on a note and which are not otherwise refundable under Spanish tax law may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations and conditions, which may vary depending on the U.S. Holder’s circumstances. The rules governing foreign tax credits are complex. For example, under applicable Treasury regulations, in the absence of an election to apply the benefits of an applicable income tax treaty, in order to be creditable, foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Spanish income tax system meets all these requirements. However, the IRS released notices that indicate that the Treasury Department and the IRS are considering amendments to these Treasury regulations and provide relief from certain of their provisions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct Spanish taxes withheld, in computing their taxable income, subject to generally applicable limitations. An election to deduct creditable non-U.S. taxes instead of claiming foreign tax credits applies to all creditable non-U.S. taxes paid or accrued in the taxable year.

Special rules governing the treatment of interest paid with respect to original issue discount notes and foreign currency notes are described below.

Original Issue Discount

A note that is issued at an issue price that is less than the note’s “stated redemption price at maturity” will be considered to have been issued at an original issue discount for U.S. federal income tax purposes (and will be referred to as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below) or is a Short-Term Note (as defined below). The “stated redemption price at maturity” of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest”. “Qualified stated interest” is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and, in the case of a note that pays interest at a single fixed rate (or a single variable rate if the note is a “variable rate debt instrument”, as described below) is equal to the outstanding principal balance of the note multiplied by the stated interest rate.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount, i.e., generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have original issue discount.

A U.S. Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, U.S. Holders of original issue discount notes that have a term of more than one year from their date of issuance will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount and de minimis original issue discount as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).

In general, a floating rate note providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate, as such terms are defined in applicable Treasury regulations, generally should be treated as a “variable rate debt instrument” (rather than a “contingent payment debt instrument”) within the meaning of applicable Treasury regulations, provided that the interest accrues or is paid at least annually and provided further that the issue price of the note does not exceed the total noncontingent principal payments due under the note by more than an amount equal to the lesser of (x) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or in certain cases, the weighted average maturity) or (y) 15% of the total noncontingent principal payments. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate notes is denominated. An interest rate that subjects a qualified floating rate to a cap, floor, governor or similar restriction may also be treated as a qualified floating rate, provided that the cap, floor or governor is fixed throughout the term of the notes or if certain other conditions are met. An “objective rate” is generally a rate that is determined using a single fixed formula and that is based on objective financial or economic information. A “qualified inverse floating rate” is an objective rate that is equal to a fixed rate minus a qualified floating rate if variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding for those purposes any cap, floor, governor or similar restriction).

If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. If a floating rate note provides for stated interest at a single variable rate that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually throughout the term thereof, then all stated interest on such note will constitute qualified stated interest and will therefore not be treated as having been issued with original issue discount, unless the note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount and the difference equals or exceeds the specified de minimis amount described in “—Original Issue Discount” above). If floating rate notes are issued with original issue discount, the U.S. federal income tax treatment of such notes will be more fully described in the applicable prospectus supplement.

A note that matures one year or less from its date of issuance (taking into account the last possible date the note could be outstanding in accordance with its terms) (a “Short-Term Note”) will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method U.S. Holder of a Short-Term Note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so (but should include in income any stated interest upon receipt). Accrual method U.S. Holders and cash method U.S. Holders who so elect are required to include the discount in income as it accrues on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Notes to the extent of the accrued discount until the accrued discount is included in income.

Amortizable Bond Premium

If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than qualified stated interest, the U.S. Holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the note. Special rules may limit the amount of bond premium that can be amortized during certain accrual periods in the case of notes that are subject to unconditional optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder’s income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the permission of the Internal Revenue Service.

If a U.S. Holder makes a constant-yield election (as described under “—Original Issue Discount” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Notes

Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the note. Gain or loss, if any, will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Payments of Interest” above. A U.S. Holder’s adjusted tax basis in a note generally will equal such U.S. Holder’s initial investment in the note increased by any original issue discount included in income and decreased by any bond premium previously amortized and principal payments previously received.

Except as described below under “—Foreign Currency Notes”, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply in the case of a Short-Term Note, to the extent of any accrued discount not previously included in the U.S. Holder’s taxable income. See “—Original Issue Discount” above. The deductibility of capital losses is subject to limitations.

Gain or loss, if any, will generally be U.S. source for foreign tax credit purposes. Under certain Treasury regulations, a U.S. Holder generally will be precluded from claiming a foreign tax credit with respect to Spanish income taxes on gains from dispositions of notes. However, as discussed above under “—Payments of Interest”, the IRS released notices that provide relief from certain of the provisions of these Treasury regulations (including the limitation described in the preceding sentence) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Even if these Treasury regulations do not prohibit a U.S. Holder from claiming a foreign tax credit with respect to Spanish taxes on disposition gains, other limitations under the foreign tax credit rules may preclude a U.S. Holder from claiming a foreign tax credit with respect to such Spanish taxes.

Foreign Currency Notes

The rules applicable to Notes denominated in, or the payments on which are determined by reference to, a single currency other than U.S. dollars (referred to in this section as “Foreign Currency Notes”) could require some or all of the gain or loss on the sale, exchange or retirement of a Foreign Currency Note to be re-characterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on the U.S. Holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a U.S. Holder should make any of these elections may depend on the U.S. Holder’s particular U.S. federal income tax situation. U.S. Holders are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of foreign currency notes.

A U.S. Holder who uses the cash method of accounting for U.S. federal income tax purposes and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted into U.S. dollars at that time, and this U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.

A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. Any original issue discount will be determined in the relevant foreign currency. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot revoke the election without the consent of the Internal Revenue Service. A U.S. Holder may recognize U.S.-source ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of cash-method U.S. Holders who are required to currently accrue original issue discount.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as it would have been treated on the sale, exchange or retirement of the foreign currency note, as described below. Any exchange gain or loss will be U.S.-source ordinary income or loss as described below. If the election to amortize bond premium is not made, any bond premium will be taken into account in determining the overall gain or loss on the notes and any loss realized on the sale, exchange or retirement of a foreign currency note will be a capital loss to the extent attributable to the bond premium.

A U.S. Holder who purchases a foreign currency note with previously owned foreign currency will recognize U.S.-source ordinary income or loss in an amount equal to the difference, if any, between the U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the U.S. Holder’s tax basis (including adjustments for original issue discount included as income and any bond premium previously amortized or principal payments received), will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. The amount realized on a sale, exchange or retirement of a foreign currency note will generally be the U.S. dollar value of the foreign currency received (except to the extent attributable to accrued interest), determined on the date of sale, exchange or retirement. However, if a foreign currency note is traded on an “established securities market” and the U.S. Holder is a cash basis U.S. Holder or an electing accrual method U.S. Holder, the U.S. dollar value of the amount paid for such note and the amount realized on the disposition will be determined based on the spot rate on the settlement date of the purchase or disposition. An accrual method U.S. Holder making the election described in the preceding sentence must apply such election consistently to all debt instruments denominated in foreign currency which are traded on “established securities markets” and cannot change it without the consent of the Internal Revenue Service.

Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be U.S.-source ordinary income or loss that will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency purchase price of the note, determined on the date the payment is received or the note is disposed of; and (ii) the U.S. dollar value of the foreign currency purchase price of the note, determined on the date the U.S. Holder acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to interest income described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note. Any gain or loss realized by a U.S. Holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a Short-Term Note, to the extent of any discount not previously included in the U.S. Holder’s income).

A U.S. Holder may be required to file a reportable transaction disclosure statement with the U.S. Holder’s U.S. federal income tax return, if such U.S. Holder realizes a loss on the sale or other disposition of a foreign currency note and such loss is greater than applicable threshold amounts, which differ depending on the status of the U.S. Holder. A U.S. Holder that claims a deduction with respect to a foreign currency note should consult its tax adviser regarding the need to file a reportable transaction disclosure statement.

Assumption of BBVA’s Obligations; Modification of Terms

BBVA’s obligations under the terms of the notes of a series may be assumed by another entity as described in “Description of the Notes of BBVA—Consolidation, Merger and Conveyance of Assets; Assumption”. In addition, in certain circumstances, BBVA may substitute all of the notes of a series or vary their terms, as described in “Description of the Notes of BBVA—Substitution and Modification”. Depending on the facts at the time of any such assumption, substitution or variation, it is possible that any such assumption, substitution or variation may be treated for U.S. federal income tax purposes as a deemed exchange of the notes of such series for new notes. In that event, a U.S. Holder may be required to recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the “issue price” of the new notes (as determined for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the notes of such series, and the new notes may be treated as issued with original issue discount. U.S. Holders should consult their tax advisers regarding the tax consequences of any such assumption, substitution or variation.

Information Reporting and Backup Withholding

Payments of dividends, distributions or interest on, and the proceeds from a sale or other disposition of, ADSs, ordinary shares, contingent convertible preferred securities or notes that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and backup withholding unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals and certain specified U.S. entities may be required to report information relating to securities issued by a non-U.S. person, subject to certain exceptions (including an exception for securities held in accounts maintained by financial institutions, which accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ADSs, ordinary shares, contingent convertible preferred securities or notes.

Potential FATCA withholding

Certain provisions of the Code and U.S. Treasury regulations commonly known as FATCA, as well as certain intergovernmental agreements between the United States and certain other countries (including Spain), together with local country implementing legislation, may impose 30% withholding on certain payments made in respect of the notes, contingent convertible preferred securities, ADSs and ordinary shares (“FATCA withholding”), to the extent such payments are considered “foreign passthru payments” (which term is not yet defined). FATCA withholding would apply only if the payments are made to a recipient (including an intermediary) that is a “foreign financial institution” that has not entered into an agreement with the U.S. Internal Revenue Service pursuant to FATCA or otherwise established an exemption from FATCA withholding. FATCA withholding will not apply to notes treated as debt for U.S. federal income tax purposes that are issued are issued before (and not materially modified after) the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are published. In addition, under proposed Treasury regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) FATCA withholding will not apply prior to the date that is two years after the date on which the final U.S. Treasury regulations defining the term “foreign passthru payments” are published. It is not yet clear whether or to what extent payments on the ADSs, ordinary shares, contingent convertible preferred securities or notes will be treated as foreign passthru payments.

The United States has entered into intergovernmental agreements with Spain and many other jurisdictions to implement FATCA. It is not yet certain how the United States and these jurisdictions will address “foreign passthru payments” or if FATCA withholding will be required at all under such agreements.

If FATCA withholding is required, none of BBVA, the trustee or any paying agent will pay any additional amounts with respect to any amounts so withheld. Prospective investors and beneficial owners of notes, contingent convertible capital securities, ADSs and ordinary shares should consult their tax advisers as to how these rules may apply to payments they receive under the notes, contingent convertible capital securities, ADSs and ordinary shares and their ability to obtain a refund of any FATCA withholding.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (i) employee benefit plans subject to Title I of ERISA, (ii) individual retirement accounts (“IRAs”), Keogh plans or other arrangements subject to Section 4975 of the Code, (iii) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (iv) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (collectively, “Non-ERISA Arrangements”) are not subject to Title I of ERISA or Section 4975 of the Code, but may be subject to other laws or regulations that are similar to such provisions of ERISA or the Code (each, a “Similar Law”).

In considering an investment in the securities described in this prospectus of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under a statutory or administrative exemption. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, the fiduciary of the Plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. We and the underwriters, agents and dealers through which the securities described in this prospectus may be sold, and our and their current and future affiliates, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities described in this prospectus should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities described in this prospectus, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (i) the in-house asset manager exemption (PTCE 96-23), (ii) the insurance company general account exemption (PTCE 95-60), (iii) the bank collective investment fund exemption (PTCE 91-38), (iv) the insurance company pooled separate account exemption (PTCE 90-1) and (v) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that none of the issuer of the securities, the underwriters, agents and dealers through which the securities described in this prospectus may be sold nor any of their respective affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and are parties in interest solely by reason of being a service provider to a Plan or having a relationship with a service provider to a Plan, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities described in this prospectus.

Because of the foregoing, each purchaser or holder of a security covered by this prospectus, and each fiduciary who causes any entity to purchase or hold a security covered by this prospectus, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any provision of any applicable Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities described in this prospectus. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, Section 4975 of the Code and Similar Law.

Each purchaser of a security covered by this prospectus will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or provisions of any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities described in this prospectus would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisors as to whether an investment in the notes is suitable and consistent with ERISA, Section 4975 of the Code and any Similar Laws, as applicable.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus: (i) through selling agents; (ii) through underwriters; (iii) through dealers; and/or (iv) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours. In addition, we may issue our ordinary shares (including ordinary shares represented by ADSs) in a subscription rights offering to our existing shareholders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement or term sheet. That agent will be acting on a reasonable efforts basis for the period of its appointment unless otherwise indicated in the applicable prospectus supplement or term sheet.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction, including the compensation the underwriters will receive, in the applicable prospectus supplement or term sheet.

If we offer our ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer and include the terms of the transaction in the applicable prospectus supplement or term sheet. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less the relevant discount in the case of sales to an underwriter or the purchase price less the relevant commission in the case of sales through a selling agent, in each case, less other expenses attributable to issuance and distribution.

Offers to purchase securities may be solicited directly by us, and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the applicable prospectus supplement or term sheet.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable prospectus supplement or term sheet so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement or term sheet will identify any remarketing firm and the terms of its agreement, if any, with us or any of our subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities they remarket.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities covered by the prospectus. As an exception to these rules, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing such securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of such securities compared to the price available under any over-allotment option. The underwriters may also sell the securities covered by this prospectus in excess of any over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, such securities or any other securities in the open market to stabilize the price of such securities or of any other securities. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it was to discourage resales of the security. Any of these activities may raise or maintain the market price of such securities above independent market levels or prevent or retard a decline in the market price of such securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement or term sheet, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase securities from us at the public offering price stated in the applicable prospectus supplement or term sheet under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These contracts will be subject only to those conditions described in the applicable prospectus supplement or term sheet, and the applicable prospectus supplement or term sheet will state the commission payable for solicitation of these offers.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of Financial Industry Regulatory Authority (“FINRA”) Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

In the ordinary course of their respective businesses, the underwriters named in the applicable prospectus supplement or term sheet and their affiliates may have engaged and may in the future engage in various banking and financial services for and commercial transactions with us and/or our affiliates for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters may enter into interest rate swaps or other hedging transactions with us in connection with a particular offering of securities and may receive compensation in connection with that transaction.

VALIDITY OF THE SECURITIES

The legality of our securities, where applicable, and certain other matters of Spanish law will be passed upon for us by J&A Garrigues S.L.P., our Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel. Certain matters will be passed upon for any underwriters or agents by U.S. counsel for the underwriters, Sidley Austin LLP, and Spanish counsel for the underwriters, Linklaters, S.L.P.

EXPERTS

The consolidated financial statements of BBVA as of and for the years ended December 31, 2024, 2023 and 2022 appearing in BBVA’s annual report on Form 20-F for the fiscal year ended December 31, 2024 (the 2024 Form 20-F), and the effectiveness of BBVA’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young, S.L., independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements and BBVA’s management assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

BBVA is a limited liability company (sociedad anónima) organized under the laws of Spain. Substantially all of our directors and executive officers, and certain of the experts named in this document, are not residents of the United States. A substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. We are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Except as otherwise provided herein, we have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the senior preferred notes, senior non-preferred notes, subordinated notes and contingent convertible preferred securities and have appointed Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as agent in New York City to accept service of process in any such action.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Indemnification under Spanish law

Under Spanish law, BBVA’s current and former directors will be liable to BBVA and the shareholders and the creditors of BBVA for any damage they cause through acts or omissions contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office, provided that fraud or negligence has intervened. No provision of BBVA’s bylaws provides for the indemnification of the directors with respect to such liabilities.

BBVA directors & officers insurance

In accordance with BBVA’s Board of Directors Regulations, BBVA maintains a civil liability policy underwritten with an insurance company, that provides coverage in respect of any liabilities that may be incurred by the directors in the performance of their duties, and ensures that it covers in advance all expenses, including those related to legal assistance, bonds and consideration that may arise from any civil, criminal or administrative procedure brought against BBVA’s directors.

Item 9.	Exhibits

The following is a list of all exhibits filed as part of this registration statement on Form F-3.

Number	Description
1.1	Form of Underwriting Agreement for Ordinary Shares *

1.2	Form of Underwriting Agreement for Senior Notes of BBVA (incorporated by reference to Exhibit 1.2 to BBVA’s registration statement on Form F-3 (File No. 333-212729))

1.3	Form of Underwriting Agreement for Subordinated Notes of BBVA (incorporated by reference to Exhibit 1.3 to BBVA’s registration statement on Form F-3 (File No. 333-212729))

1.4	Form of Underwriting Agreement for Contingent Convertible Preferred Securities of BBVA (incorporated by reference to Exhibit 1.4 to BBVA’s registration statement on Form F-3 (File No. 333-212729))

1.5	Form of Underwriting Agreement for Senior Non-Preferred Notes of BBVA (incorporated by reference to Exhibit 1.5 to BBVA’s registration statement on Form F-3 (File No. 333-232333))

3.1	Amended and Restated Bylaws (Estatutos) of BBVA (English translation) (incorporated by reference to Exhibit 1.1 to BBVA’s annual report on Form 20-F for the fiscal year ended December 31, 2024)

4.1	Form of Amended and Restated Deposit Agreement (incorporated by reference to Exhibit 1 to registration statement on Form F-6 (File No. 333-142862))

4.2	Senior Preferred Indenture dated as of July 31, 2025 between BBVA, as Issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as Trustee, Transfer Agent, Paying Agent and Security Registrar

4.3	Senior Non-Preferred Indenture dated as of July 31, 2025 between BBVA, as Issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as Trustee, Transfer Agent, Paying Agent and Security Registrar

4.4	Subordinated Indenture dated as of July 31, 2025 between BBVA, as Issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as Trustee, Transfer Agent, Paying Agent and Security Registrar

Number	Description

4.5	Contingent Convertible Preferred Securities Indenture dated as of July 31, 2025 between BBVA, as Issuer, and The Bank of New York Mellon, acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch, as Trustee, Paying and Conversion Agent, Principal Paying Agent and Contingent Convertible Preferred Security Registrar

5.1	Opinion of J&A Garrigues S.L.P.

5.2	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Ernst & Young, S.L.

23.2	Consent of J&A Garrigues S.L.P. (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Power of Attorney of BBVA (included in the signature page of this registration statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Senior Preferred Indenture of BBVA

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Senior Non-Preferred Indenture of BBVA

25.3	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Subordinated Indenture of BBVA

25.4	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Contingent Convertible Preferred Securities Indenture of BBVA

107	Filing Fee Table

*	To be filed by amendment or incorporated by reference to a subsequently filed Form 6-K.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

In the event that the securities being registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. The registrant further undertakes that if any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, the registrant shall file a post-effective amendment to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Banco Bilbao Vizcaya Argentaria, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Madrid, Spain, on July 31, 2025.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Luisa Gómez Bravo
Name: Luisa Gómez Bravo
Title: Authorized Representative

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the Board of Directors or officer of Banco Bilbao Vizcaya Argentaria, S.A., as authorized representative of Banco Bilbao Vizcaya Argentaria, S.A. or otherwise) constitutes and appoints Luisa Gómez Bravo, José María Caballero Cobacho and Ignacio Echevarría Soriano and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE/NAME	TITLE	DATE

/s/ Carlos Torres Vila Carlos Torres Vila	Chair	July 31, 2025

/s/ Onur Genç Onur Genç	Chief Executive Officer	July 31, 2025

/s/ Luisa Gómez Bravo Luisa Gómez Bravo	Chief Financial Officer Principal Accounting Officer	July 31, 2025

/s/ José Miguel Andrés Torrecillas José Miguel Andrés Torrecillas	Deputy Chair, Director	July 31, 2025

/s/ Jaime Félix Caruana Lacorte Jaime Félix Caruana Lacorte	Director	July 31, 2025

/s/ Sonia Lilia Dulá Sonia Lilia Dulá	Director	July 31, 2025

SIGNATURE/NAME	TITLE	DATE

/s/ Raúl Catarino Galamba de Oliveira Raúl Catarino Galamba de Oliveira	Director	July 31, 2025

/s/ Belén Garijo López Belén Garijo López	Director	July 31, 2025

/s/ Connie Hedegaard Koksbang Connie Hedegaard Koksbang	Director	July 31, 2025

/s/ Lourdes Máiz Carro Lourdes Máiz Carro	Director	July 31, 2025

/s/ Enrique Casanueva Nárdiz Enrique Casanueva Nárdiz	Director	July 31, 2025

/s/ Ana Cristina Peralta Moreno Ana Cristina Peralta Moreno	Director	July 31, 2025

/s/ Cristina de Parias Halcón Cristina de Parias Halcón	Director	July 31, 2025

/s/ Ana Leonor Revenga Shanklin Ana Leonor Revenga Shanklin	Director	July 31, 2025

/s/ Carlos Vicente Salazar Lomelín Carlos Vicente Salazar Lomelín	Director	July 31, 2025

/s/ Jan Paul Marie Francis Verplancke Jan Paul Marie Francis Verplancke	Director	July 31, 2025

/s/ Diego Crasny Zyman Diego Crasny Zyman	Authorized Representative of Banco Bilbao Vizcaya Argentaria, S.A. in the United States	July 31, 2025